                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




                Date of report (date of earliest event reported):
                                   May 7, 2002


                       Daisytek International Corporation
               (Exact Name of Registrant as Specified in Charter)


    DELAWARE                      0-25400                       75-2421746
    --------                    ------------                 -------------------
(State or other                 (Commission                   (I.R.S. Employer
jurisdiction of                 File Number)                 Identification No.)
incorporation)

                    1025 Central Expressway South, Suite 200
                               Allen, Texas 75013
          (Address of Principal Executive Offices, including zip code)


                                 (972) 881-4700
              (Registrant's Telephone Number, including area code)

                                       N/A
          (Former Name or Former Address, if Changed Since Last Report)

This Amendment to the Current Report on Form 8-K dated May 7, 2002 and filed on May 22, 2002 by Daisytek International Corporation ("Daisytek") is submitted to provide historical financial statements related to the acquisition of ISA International plc ("ISA") and pro forma financial information giving effect to the acquisition of ISA by Daisytek UK Limited, a wholly-owned subsidiary of Daisytek.

On May 23, 2002, Daisytek mailed a recommended offer to shareholders of ISA, a pan-European distributor of computer supplies, which owns 47% of Kaye Office Supplies Limited, a subsidiary of which is Kingfield Heath Ltd., a U.K.-based wholesaler of office products. Daisytek has received acceptances from ISA shareholders totaling more than 90% of ISA ordinary shares and all conditions to the offer have either been satisfied or waived. The cash offer for ISA ordinary shares remained open until July 10, 2002 and Daisytek then exercised its rights under U.K. law to pursue compulsory acquisition of the remainder of ISA ordinary shares. The alternative offer to receive Daisytek common shares instead of cash expired at the close of trading in the U.K. on June 27, 2002. On June 14, 2002, Daisytek appointed three members to the board of ISA.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial statements of business acquired

                  The following historical financial statements are filed herewith:

                                                                                    Page
                                                                                    ----
                      Financial statements of ISA International plc as of           F-1
                      and for the year ended December 31, 2001, in
                      accordance with UK Generally Accepted Accounting Principles
                      ("GAAP"), with a reconciliation to US GAAP, audited by Ernst
                      & Young LLP in accordance with US Generally Accepted
                      Auditing Standards ("GAAS").

                      Financial statements of ISA International plc as of           F-31
                      and for the two years ended December 31, 2000 in
                      accordance with UK GAAP, audited in accordance with UK
                      GAAS, including an unaudited reconciliation to US GAAP for the year ended December 31, 2000.

                      The financial statements of ISA International plc for the year ended December 31, 2000, including the unaudited reconciliation to US GAAP, do not meet the technical requirements of Form 8-K and Regulation S-X. The
                      Commission has granted Daisytek a 60-day extension from July 22, 2002 to file an amendment to this Form 8-K/A to include financial statements of ISA International plc for the year ended December 31, 2000, including an audited reconciliation to US GAAP, that do so comply.


                      Unaudited financial statements of ISA International           F-83
                      plc as of and for the three months ended March 31, 2002,
                      including an unaudited reconciliation to US GAAP.

                      Financial statements of Kaye Office Supplies Limited          F-92
                      as of and for the year ended December 31, 2001 in
                      accordance with UK GAAP audited by Arthur Andersen in
                      accordance with UK GAAS.

                      Unaudited financial statements of Kaye Office                 F-124
                      Supplies Limited for the three months ended March 31,
                      2002.

         (b)      Pro forma financial information

                           Pro forma financial information required pursuant to
                           Article 11 of Regulation S-X as of March 31, 2002 and for Daisytek's fiscal year ended March 31, 2002 are filed herewith beginning on page P-1.

         (c)      Exhibits

                  23.1     Consent of Ernst & Young LLP.

                           The consents of Arthur Andersen to the inclusion of its auditors' reports on the financial statements of ISA International plc as of and for the two years ended December 31, 2000 and the financial statements of Kaye Office Supplies Limited for the year ended December 31, 2001 are omitted pursuant to rules promulgated by the United States Securities and Exchange Commission. The Company has not been able to obtain, after reasonable efforts, the written consent to the reissuance of the Arthur Andersen audit opinions for these previously issued reports. Accordingly, investors in the Company will not have legal recourse against Arthur Andersen and, therefore, an investor's right of recovery, including under Section 11(a)(4) of the Securities Act of 1933, as amended, with respect to any Securities Act registration statements of the Company, may be limited as a result of the lack of consent to the reissuance of Arthur Andersen's audit opinions.

                  99.1 Recommended Offer by Robert W. Baird Limited on behalf of Daisytek UK Limited, a wholly-owned subsidiary of Daisytek International Corporation, for ISA International plc (incorporated by reference from Current Report on Form 8-K dated May 24, 2002 (File No. 000-25400)).

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DAISYTEK INTERNATIONAL CORPORATION


                                      By: /s/ RALPH MITCHELL
                                          --------------------------------------
                                              Ralph Mitchell
                                              Chief Financial Officer,
                                              Executive Vice President - Finance

Dated:  July 22, 2002

           UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma financial information of Daisytek International Corporation (together with its subsidiaries, "Daisytek" or the "Company") gives effect to the acquisition of ISA International plc ("ISA"), a pan-European distributor of computer supplies, which indirectly owns 47% of Kingfield Heath Ltd., a U.K.-based wholesaler of office products. The unaudited pro forma balance sheet data at March 31, 2002 presents adjustments for the ISA acquisition as if the transaction was completed on March 31, 2002. The unaudited pro forma statement of operations data for the fiscal year ended March 31, 2002 present adjustments for the ISA acquisition as if the transaction had been completed on April 1, 2001. Amounts included for ISA are based on U.S. GAAP. British pounds balances are translated at the average exchange rates for the related period of operations and for balance sheet amounts at the exchange rate at March 31, 2002.

The purchase method of accounting has been used in the preparation of the unaudited pro forma financial information. Therefore, the estimated aggregate purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values. For purposes of the unaudited pro forma financial information, the purchase prices of the assets acquired have been allocated based on preliminary estimates of fair value which are still being finalized. The information presented herein may differ from the final purchase price allocation; however, such allocations are not expected to differ materially from the preliminary amounts.

The unaudited pro forma financial information should be read in conjunction with the historical consolidated financial statements and the related notes thereto of Daisytek which have previously been reported. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the acquisition of ISA had been consummated at the dates indicated, nor is it indicative of the future operating results or financial position.

               DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES
              UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET
                                AT MARCH 31, 2002
                                 (IN THOUSANDS)

                                                                                           PURCHASE
                                                              COMPANY         ISA         ACCOUNTING         COMPANY
                                                            HISTORICAL      HISTORICAL    ADJUSTMENTS        PRO FORMA
                                                            ----------      ----------    -----------        ---------
ASSETS
Current assets:
  Cash and cash equivalents ............................     $   4,147      $   6,083      $      --         $  10,230
  Accounts receivable, prepaid expenses and
   other current assets ................................       189,180         82,248             --           271,428
  Inventories, net .....................................       115,377         32,498             --           147,875
                                                             ---------      ---------      ---------         ---------
         Total current assets ..........................       308,704        120,829             --           429,533
                                                             ---------      ---------      ---------         ---------
Property and equipment, net ............................        20,806          8,411             --            29,217
Other assets ...........................................        30,010          1,252        (28,082)(a)         3,180
Goodwill, net ..........................................        54,870         36,993        (36,993)(b)        89,968
                                                                                              35,098 (c)
                                                             ---------      ---------      ---------         ---------
         Total assets ..................................     $ 414,390      $ 167,485      $ (29,977)        $ 551,898
                                                             =========      =========      =========         =========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
  Current portion of long-term debt ....................     $   7,069      $  54,437      $      --         $  61,506
  Trade accounts payable, accrued expenses
   and other current liabilities .......................        98,293         74,147         (1,956)(d)       170,484
                                                             ---------      ---------      ---------         ---------
         Total current liabilities .....................       105,362        128,584         (1,956)          231,990

Long-term debt, less current portion ...................       111,343          5,974          8,392 (e)       119,911
                                                                                              (5,798)(f)
Other liabilities ......................................         1,665            144             --             1,809
Commitments and contingencies
Redeemable preferred stock .............................            --         10,043        (10,043)(g)            --

Shareholders' equity:
  Preferred stock ......................................            --             --             --                --
  Common stock .........................................           197          5,444         (5,444)(h)           198
                                                                                                   1 (i)
  Additional paid-in capital ...........................       117,946         26,182        (26,182)(h)       120,113
                                                                                               2,167 (i)
  Retained earnings ....................................       103,268         (8,886)         8,886 (h)       103,268
  Accumulated other comprehensive loss .................       (13,699)            --             --           (13,699)
  Treasury stock at cost ...............................       (11,692)            --             --           (11,692)
                                                             ---------      ---------      ---------         ---------
         Total shareholders' equity ....................       196,020         22,740        (20,572)          198,188
                                                             ---------      ---------      ---------         ---------
Total liabilities and shareholders' equity .............     $ 414,390      $ 167,485      $ (29,977)        $ 551,898
                                                             =========      =========      =========         =========

      See accompanying notes to Unaudited Pro Forma Financial Information.

               DAISYTEK INTERNATIONAL CORPORATION AND SUBSIDIARIES
         UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENT OF OPERATIONS
                    FOR THE FISCAL YEAR ENDED MARCH 31, 2002
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             COMPANY           ISA           PRO FORMA             COMPANY
                                                            HISTORICAL     HISTORICAL(j)     ADJUSTMENTS          PRO FORMA
                                                            -----------    -------------     -----------         -----------
Net revenues ..........................................     $ 1,185,030     $   521,111      $    (5,639)(k)     $ 1,700,502
Cost of revenues ......................................       1,059,539         444,403           (5,453)(k)       1,498,489
                                                            -----------     -----------      -----------         -----------
        Gross profit ..................................         125,491          76,708             (186)            202,013
Selling, general and administrative expenses ..........          90,710          76,402           (1,619)(l)         165,493
Restructuring and nonrecurring costs ..................           8,556           2,584               --              11,140
                                                            -----------     -----------      -----------         -----------
        Income from operations ........................          26,225          (2,278)           1,433              25,380
Interest expense, net .................................           7,221           4,129              520 (m)          11,870
                                                            -----------     -----------      -----------         -----------
        Income from continuing operations before
         income taxes .................................          19,004          (6,407)             913              13,510
Provision for income taxes ............................           7,066             435              320 (n)           7,821
                                                            -----------     -----------      -----------         -----------
        Income from continuing operations before
         equity in net loss of affiliate ..............          11,938          (6,842)             593               5,689
Equity in net loss of affiliate .......................              --          (7,004)           1,173 (l)          (5,831)
                                                            -----------     -----------      -----------         -----------
        Income from continuing operations .............     $    11,938     $   (13,846)     $     1,766         $      (142)
                                                            ===========     ===========      ===========         ===========

Net income per common share:
       Basic ..........................................     $      0.75                                          $     (0.01)
       Diluted ........................................     $      0.69                                          $     (0.01)

Weighted average common and common share
       equivalents outstanding:
       Basic ..........................................          15,963             136                               16,099
       Diluted ........................................          17,396             136                               17,532

      See accompanying notes to Unaudited Pro Forma Financial Information.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL INFORMATION

NOTE 1. PURCHASE PRICE

On May 23, 2002, the Company mailed a recommended offer to shareholders of ISA which included a cash offer of 7.5 pence (approximately $0.11) in cash for each ordinary share, with a share alternative of .914 shares of unregistered Daisytek common stock for each share 100 shares of ISA common stock. Acceptances from shareholders owning approximately 14.9 million ISA ordinary shares have selected the alternative offer to receive unregistered Daisytek common shares instead of cash, representing share consideration of 136,292 Daisytek common shares. For purposes of the unaudited pro forma condensed combined financial statements, it is assumed that the remainder of ISA shareholders will elect the cash offer. The fair market value of common stock is calculated by using $15.91 per share which is based on the market price of Daisytek common stock on March 31, 2002. The estimated aggregate purchase price is summarized below (in thousands):

   Estimated cash purchase price.........................................     $       4,692
   Estimated fair value of Daisytek common stock (136,292 shares at
      $15.91 per share)..................................................             2,168
   Prior investment in ISA...............................................            28,082
   Estimated transaction costs...........................................             3,700
                                                                              -------------
   Estimated aggregate purchase price....................................     $      38,642
                                                                              =============

NOTE 2. ALLOCATION OF PURCHASE PRICE

   (in thousands)
      Cash...............................................................     $       6,083
      Accounts receivable, prepaid expenses and other current assets.....            82,248
      Inventories........................................................            32,498
      Property and equipment.............................................             8,411
      Other assets.......................................................             1,252
      Goodwill...........................................................            35,098
      Current portion of long-term debt..................................           (54,437)
      Trade accounts payable, accrued expenses and other current
        liabilities......................................................           (72,191)
      Long-term debt, less current portion...............................              (176)
      Other liabilities..................................................              (144)
                                                                              -------------
   Aggregate purchase price..............................................     $      38,642
                                                                              =============

NOTE 3. PRO FORMA ADJUSTMENTS

The following are descriptions for the pro forma purchase accounting and other merger-related adjustments, labeled (a) through (n), which have been reflected in the accompanying Unaudited Pro Forma Combined Condensed Balance Sheet and the Unaudited Pro Forma Combined Condensed Statement of Operations:

         (a) Represents Daisytek's prior investment in ISA. Daisytek's investment in ISA, including applicable acquisition costs, is included in historical other assets in the Unaudited Pro Forma Combined Condensed Balance Sheet at March 31, 2002 and has been included in the determination of the total aggregate purchase price of ISA detailed in Note 1. During September 2001, Daisytek invested 8.0 million British pounds, or approximately $11.4 million, in preference shares of ISA convertible into 50% plus one share of ISA at Daisytek's option at any time over a period of five years. In addition to the preference share investment, as of March 31, 2002, the Company has advanced funds to ISA of approximately 11.7 million British pounds, or approximately $16.7 million, including 3.1 million British pounds, or approximately $4.4 million, for pro-rata participation in a shareholder rights issue by Kingfield Heath, and approximately 8.6 million British pounds, or approximately $12.3 million, for working capital purposes.

         (b) Adjustment to eliminate the existing goodwill on ISA's historical balance sheet.

         (c) Adjustment to record goodwill allocated to ISA in the purchase accounting allocation detailed in Note 2.

         (d) Adjustment to eliminate trade accounts payable to Daisytek of approximately $2.0 million reflected in ISA's historical balance sheet.

         (e) Reflects additional bank borrowings of approximately $8.4 million required to finance the cash portion of the purchase price and estimated transaction costs of the ISA acquisition (see Note 1).

         (f) Adjustment to eliminate long-term debt payable to Daisytek of approximately $5.8 million reflected in ISA's historical balance sheet.

         (g) Adjustment to eliminate the redeemable preferred stock of approximately $10.0 million on ISA's historical balance sheet, which represents the investment made by Daisytek in redeemable preferred stock of ISA in September 2001.

         (h)      Reflects the elimination of historical ISA equity amounts.

         (i) Reflects the issuance of 136,292 shares of Daisytek common stock, par value $0.01, with an estimated fair value of $15.91 per share (see Note 1).

         (j) Represents historical ISA results of operations for ISA's fiscal year ended December 31, 2001 after adjustments to reconcile U.K. GAAP to U.S. GAAP and conversion from British pounds to U.S. dollars at the average exchange rate for the period.

         (k) Reflects the elimination of transactions between the Company and ISA. During fiscal year 2002, the Company recorded sales to ISA of approximately $5.0 million and purchases from ISA of approximately $0.6 million. The intercompany transactions included gross profit of approximately $0.2 million.

         (l) The Company adopted SFAS No. 142, Goodwill and Other Intangible Assets, effective April 1, 2001. Under SFAS No. 142, goodwill is no longer amortized but reviewed for impairment annually, or more frequently if certain indicators arise. Adjustment eliminates goodwill amortization as included in ISA's historical results of operations.

         (m) Reflects the adjustment to record interest expense on cash acquisition costs of approximately $8.4 million, including estimated additional bank borrowings related to estimated legal, accounting and other professional fees incurred by Daisytek.

         (n)      Reflects the tax effects of the pro forma adjustments.

                              ISA INTERNATIONAL PLC
                         REPORT OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

To the Board of Directors of ISA International PLC

We have audited the accompanying consolidated balance sheet of ISA International PLC as of 31st December, 2001, and the related consolidated profit and loss account, statement of total recognised gains and losses and statement of cash flows for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with United Kingdom auditing standards and United States generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of ISA International PLC as of 31st December, 2001 and the consolidated results of its operations and its consolidated cash flows for the year then ended in conformity with accounting principles generally accepted in the United Kingdom which differ in certain respects from those followed in the United States (see Note 30 of Notes to the Financial Statements).


                                                        ERNST & YOUNG LLP
Leeds, England

18 July, 2002

                              ISA International plc
                      Consolidated Profit and Loss Account

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

                                                                                                2001
                                                                               NOTES            L.000
TURNOVER                                                                        2, 3                361,554
                                                                                          -----------------
COST OF SALES                                                                                      (308,333)
                                                                                          -----------------
GROSS PROFIT                                                                                         53,221
                                                                                          -----------------

OPERATING EXPENSES
      Distribution costs        - normal                                         5                  (30,527)
                                - exceptional                                    4                   (1,013)
                                                                                          -----------------
                                                                                                    (31,540)
                                                                                          -----------------
      Administrative expenses   - normal                                         5                  (21,301)
                                - exceptional                                    4                     (709)
                                                                                          -----------------
                                                                                                    (22,010)
                                                                                          -----------------
OPERATING LOSS                                                                   5                     (329)
      Share of associates' normal operating profit                               6                    1,001
      Share of associates' exceptional operating items                           6                   (2,636)
      Amortisation of goodwill arising on associates                             14                    (814)
      Loss on disposal of associate                                             16b                     (71)
                                                                                          -----------------
LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAXATION                                             (2,849)
      Interest receivable                                                        7                      128
      Interest payable and similar charges                                      6, 8                 (4,069)
                                                                                          -----------------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                                                          (6,790)
      Tax on loss on ordinary activities                                         11                    (631)
                                                                                          -----------------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION FOR THE FINANCIAL YEAR                                    (7,421)
      Dividends - Non-equity                                                     12                    (208)
                                                                                          -----------------
TRANSFER FROM RESERVES                                                           24                  (7,629)
                                                                                          -----------------
LOSSES PER ORDINARY SHARE                                                        13
      Basic                                                                                         (13.0)p
      Before exceptional items                                                   6                   (6.1)p
      Diluted                                                                                       (13.0)p
                                                                                          -----------------

A summary of the significant adjustments to loss for the financial year that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 30 of Notes to the Financial Statements.

The accompanying notes form an integral part of these Financial Statements

                              ISA INTERNATIONAL PLC
                           Consolidated Balance Sheet

--------------------------------------------------------------------------------

                             at 31st December, 2001



                                                                                                 2001
                                                                               NOTES             L.000
FIXED ASSETS
      Intangible assets - goodwill                                             14                     13,965
      Tangible assets                                                          15                      5,777
      Investments                                                              16                      2,297
                                                                                          ------------------
                                                                                                      22,039
                                                                                          ------------------
CURRENT ASSETS
      Stocks                                                                   17                     22,320
      Debtors                                                                  18                     56,116
      Cash at bank and in hand                                                                         4,178
                                                                                          ------------------
                                                                                                      82,614
CREDITORS DUE WITHIN ONE YEAR                                                  19                    (88,521)
                                                                                          ------------------
NET CURRENT LIABILITIES                                                                               (5,907)
                                                                                          ------------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                                 16,132
CREDITORS DUE AFTER MORE THAN ONE YEAR                                         20                     (4,202)
                                                                                          ------------------
NET ASSETS                                                                                            11,930
                                                                                          ------------------

CAPITAL AND RESERVES
      Called up share capital                                                  23                      3,739
      Share premium account                                                    24                      7,154
      Merger reserve                                                           24                      5,069
      Profit and loss account                                                  24                     (4,032)
                                                                                          ------------------
                                                                                                      11,930
                                                                                          ------------------
      Equity shareholders' funds                                                                       5,017
      Non-equity shareholders' funds                                                                   6,913
                                                                                          ------------------
TOTAL SHAREHOLDERS' FUNDS                                                                             11,930
                                                                                          ------------------


A summary of the significant adjustments to equity shareholders' funds that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 30 of Notes to the Financial Statements.

The accompanying notes form an integral part of these Financial Statements

                              ISA International plc
                        Consolidated Cash Flow Statement

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001



                                                                                                 2001
                                                                               NOTES             L.000
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES                            27a                    (9,159)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                                27c                    (3,147)
TAXATION                                                                       27c                      (915)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                                   27c                    (1,812)
ACQUISITIONS AND DISPOSALS                                                     27c                    (3,285)
EQUITY DIVIDENDS PAID                                                                                     --
                                                                                          ------------------

CASH OUTFLOW BEFORE MANAGEMENT OF LIQUID RESOURCES AND FINANCING
                                                                                                     (18,318)
FINANCING                                                                      27c                    10,537
                                                                                          ------------------
DECREASE IN CASH IN THE YEAR                                                                          (7,781)
                                                                                          ------------------



The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles are set forth in Note 30 of Notes to the Financial Statements.


                         Consolidated Statement of Total
                           Recognised Gains and Losses

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001




                                                                                                 2001
                                                                                                 L.000
Loss for the financial year                                                                           (7,421)
Translation differences on foreign currency net investments                                              (92)

                                                                                          ------------------
Total gains and losses recognised since the last annual report                                        (7,513)
                                                                                          ------------------


The accompanying notes form an integral part of these Financial Statements

                              ISA INTERNATIONAL PLC
                        Notes to the Financial Statements

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


1        ACCOUNTING POLICIES

         The principal accounting policies are summarised below. They have all been applied consistently throughout the year.

         a)       BASIS OF PREPARATION

                  The Financial Statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

                  The Financial Statements have been prepared on a going concern basis which the Directors believe to be appropriate for the reasons summarised below.

                  On 27 June, 2002 the acquisition by Daisytek of the entire share capital of the Company, was completed.

                  The directors have prepared cash flow forecasts for the period up to 31st December 2003, which show that the Group requires further funding in order to be able to continue as a going concern. Daisytek has agreed to provide the necessary financial support to enable the Group to meet its liabilities as they fall due.

                  In addition, Daisytek has confirmed that it will not require payment of preference dividends until such time as funds are available and that its entitlement to a Special Dividend (as defined in the Company's Articles of Association) has been waived.

         b)       BASIS OF CONSOLIDATION

                  The consolidated financial statements incorporate the financial statements of the Company and all its subsidiary undertakings, all of which are made up to 31st December, 2001.

                  The results of subsidiary undertakings acquired or disposed of during the year are included from, or to, the date that control passes to, or from, the Group.

         c)       GOODWILL

                  Goodwill arising on acquisitions, representing the excess of the purchase consideration, including related costs, over the fair value of the net assets acquired, is capitalised and written off on a straight line basis over its useful economic life.

                  Goodwill that arose from acquisitions prior to 31st December, 1997 was written off to reserves in accordance with the accounting standards then applicable. As permitted by Financial Reporting Standard 10, goodwill previously written off to reserves has not been re-instated in the balance sheet.

                  On the subsequent disposal or termination of a business acquired since 1st January, 1998 the profit or loss on disposal or termination is calculated after charging the unamortised amount of any related goodwill.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


1        ACCOUNTING POLICIES (CONTINUED)

         d)       TANGIBLE FIXED ASSETS AND DEPRECIATION

                  Tangible fixed assets are stated at cost less depreciation. Depreciation is provided on all fixed assets at rates calculated to write off the cost, less estimated residual value, of such assets evenly over their expected useful lives. The estimated useful lives used for this purpose are:

                        Freehold buildings           40 years
                        Leasehold improvements       Shorter of 10 years or remaining life of lease
                        Plant and machinery          2 to 10 years
                        Fixtures and fittings        4 to 7 years

         e)       LEASE AND HIRE PURCHASE COMMITMENTS

                  Assets held under hire purchase or finance lease contracts that transfer substantially all the risks and rewards of ownership to the Group are capitalised and depreciated over their useful lives.

                  The capital element of the related liability is included in creditors. The interest element is charged to the profit and loss account so as to produce a constant periodic rate of charge on the capital outstanding. Rentals in respect of all operating leases are charged to the profit and loss accounts on a straight line basis over the term of the lease.

         f)       INVESTMENTS

                  Fixed asset investments are shown at cost less provision for permanent diminution in value where appropriate.

         g)       ASSOCIATED UNDERTAKINGS

                  The consolidated profit and loss account includes the Group's share of the results of its associated undertakings, where there is substantial holding in the equity and participation in financial and operating policy decisions. Investments in associated undertakings are included in the consolidated balance sheet at cost, less goodwill, plus the Group's share of post-acquisition retained reserves.

         h)       STOCKS

                  Stocks are stated at the lower of cost and net realisable value. Cost is taken as the average purchase price plus carriage and freight costs. Net realisable value is the price at which stocks can be sold in the normal course of business after allowing for costs of realisation. Provision is made for slow moving and defective stocks where appropriate.

         i)       TAXATION

                  Corporation tax is provided at amounts expected to be paid (or recovered) using the tax rates and legislation that has been enacted or substantially enacted by the balance sheet date.

                  Deferred taxation relating to the excess of capital allowances over depreciation and other timing differences is provided in the Financial Statements to the extent that an asset or liability is expected to crystallise.

         j)       FOREIGN CURRENCIES AND RELATED DERIVATIVE FINANCIAL
                  INSTRUMENTS

                  Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies and the balance sheets of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date.

                  Exchange differences arising on the re-translation of the opening net assets of overseas subsidiary undertakings at the closing rate are taken directly to reserves. The profit and loss accounts of overseas subsidiary undertakings are translated using average rates of exchange with the adjustment arising from closing rates taken to reserves.

                  Gains and losses arising on forward exchange contracts are deferred and recognised in the profit and loss account at the same time as the hedged transaction.

                  All other exchange differences are dealt with in the profit and loss account.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


1        ACCOUNTING POLICIES (CONTINUED)

         k)       PENSION COSTS

                  The Group operates a defined contribution pension scheme for senior employees in the UK. The assets of the scheme are held separately from those of the Group and are administered independently. The Group's contribution to the scheme is charged to the profit and loss account as it falls due. Any difference between amounts charged to the profit and loss account and amounts payable in respect of the Group's pension schemes are shown as either provisions or prepayments in the balance sheet. There are no Group pension arrangements in respect of overseas operations.

2        TURNOVER

         Turnover comprises the invoiced value of goods and services supplied by the Group, exclusive of value added taxation, and intra-group transactions, and is attributable to the distribution of consumable products for the office.

         TURNOVER BY DESTINATION                                                                        2001
                                                                                                        L.000
       United Kingdom & Ireland                                                                           132,398
       Continental Europe                                                                                 176,066
       Scandinavia                                                                                         44,416
       Other areas                                                                                          8,674
                                                                                                     ------------
                                                                                                          361,554
                                                                                                     ------------


3        SEGMENTAL REPORTING

                                         UNITED KINGDOM        CONTINENTAL
                                           & IRELAND             EUROPE              SCANDINAVIA             TOTAL
                                              2001                 2001                  2001                 2001
                                              L.000                L.000                 L.000                L.000
       TURNOVER BY ORIGIN
       Total sales                             144,353              180,318                46,682              371,353
       Inter-segment sales                      (2,872)              (4,661)               (2,266)              (9,799)
                                           -----------          -----------           -----------          -----------
       Sales to third parties                  141,481              175,657                44,416              361,554
                                           -----------          -----------           -----------          -----------
       LOSS BEFORE TAXATION
       Segment operating
       profit/(loss) before                      5,589               (4,165)                1,072                2,496
       exceptional items
       Exceptional items                        (1,101)                (301)                   --               (1,402)
                                           -----------          -----------           -----------          -----------
                                                 4,488               (4,466)                1,072                1,094
                                           -----------          -----------           -----------

       Unallocated central costs :   operating                                                                  (1,103)
       loss                                                                                                       (320)
                                     exceptional items
                                                                                                            ----------
       Operating loss                                                                                             (329)
       Share of associates' loss after exceptional items and goodwill                                           (2,520)
       amortisation
       Net interest                                                                                             (3,941)
                                                                                                            ----------
       GROUP LOSS BEFORE TAXATION                                                                               (6,790)
                                                                                                            ----------
       NET ASSETS
       Segmental net assets                     10,007               18,794                 3,910               32,711
                                           -----------          -----------           -----------           ----------
       Investments and goodwill                                                                                 16,262
       Unallocated liabilities                                                                                 (37,043)
                                                                                                            ----------
       Total net assets                                                                                         11,930
                                                                                                            ----------
       Unallocated liabilities represent net borrowings and taxation, which are not applicable to the operations of any individual segment.

                              ISA INTERNATIONAL PLC

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


4        EXCEPTIONAL ITEMS

                                                                                                         2001
                                                                                                         L.000
       DISTRIBUTION COSTS
       Relocation of distribution centre                                                                         939
       Contract termination costs                                                                                 74
                                                                                                     ---------------
                                                                                                               1,013
                                                                                                     ---------------
       ADMINISTRATIVE EXPENSES
       Board and senior management settlements                                                                   592
       Property and location rationalisation                                                                     117
                                                                                                     ---------------
                                                                                                                 709
                                                                                                     ---------------
       Total before share of associates                                                                        1,722
       Share of associates (Note 16a)                                                                          2,636
                                                                                                     ---------------
                                                                                                               4,358
                                                                                                     ---------------

5        OPERATING LOSS

       Operating loss is stated after charging:
       Depreciation      - on owned assets                                                                 1,670
                         - on hire purchase assets                                                           388
       Loss on disposal of fixed assets                                                                        1
       Auditors' remuneration     - audit                                                                    172
                                  - other services                                                           535
       Operating lease rentals    - land and buildings                                                     2,225
                                  - plant and machinery                                                    1,535


        The auditors' remuneration figure given above for other services provided in the year, relates to work performed by KPMG Audit Plc, their associates and Arthur Andersen. Principally this related to assisting the Group with the formation of the strategic alliance with Daisytek International Corporation and the issue of the Preference Shares (see Note 23 for further details), and preparation of other necessary financial information and reports.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------
                     for the year ended 31st December, 2001


6        SHARE OF RESULTS OF ASSOCIATED UNDERTAKINGS

                                                                                        2001
                                                                                        L.000
       Operating profit (excluding exceptional items)                                        1,001
       Net interest payable                                                                 (1,076)
       Exceptional items (Note 16)                                                          (2,636)
                                                                                    --------------
       Loss before tax                                                                      (2,711)
       Tax                                                                                    (145)
                                                                                    --------------
       Loss after tax                                                                       (2,856)
                                                                                    --------------

       Further details are given in Note 16.


7        INTEREST RECEIVABLE

       Bank interest                                                                            58
       Other interest                                                                           70
                                                                                    --------------
                                                                                               128
                                                                                    --------------


8        INTEREST PAYABLE AND SIMILAR CHARGES

       Bank loans and overdrafts                                                             2,778
       Hire purchase charges                                                                    26
       Other interest                                                                          189
                                                                                    --------------
       Total before share of associated undertakings                                         2,993
       Share of associated undertakings                                                      1,076
                                                                                    --------------
                                                                                             4,069
                                                                                    --------------

9        DIRECTORS' REMUNERATION

       Executive Directors salary and fees                                                     407
       Performance related bonus                                                                20
       Fees for Non-Executive Directors                                                         25
       Compensation for loss of office                                                         100
       Other benefits                                                                           21
                                                                                    --------------
                                                                                               573
       Contributions to money purchase pension schemes                                          18
                                                                                    --------------
                                                                                               591
                                                                                    --------------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

      EXECUTIVE DIRECTORS' REMUNERATION

                                                   B ROBINSON         MJ MURPHY         DA HEAP *          TOTAL
                                                      L.000             L.000            L.000             L.000
       Salary and fees                                     187               120              100               407
       Benefits                                             10                11               --                21
       Bonus                                                --                20               --                20
       Pension                                              --                18               --                18
       Compensation for loss of office                      --                --              100               100
                                                   -----------       -----------      -----------       -----------
       TOTAL                                               197               169              200               566
                                                   -----------       -----------      -----------       -----------


       * resigned 31st December, 2001

       NON-EXECUTIVE DIRECTORS' REMUNERATION
                                                                                                                 2001
                                                                                                                 L.000
       BV Triebel (resigned 26th June, 2001)                                                                            8

       H Fristedt                                                                                                      17
                                                                                                              -----------
                                                                                                                       25
                                                                                                              -----------


         SHARE OPTIONS

         In order to link an element of remuneration with long-term share performance, the company operates discretionary share option schemes for the Executive Directors and other senior management. Following shareholder approval on 3rd September, 2001, the rules of the share option schemes were amended to reflect the changed circumstances of the Group. Options over 3,739,000 ordinary shares outstanding at that time were surrendered and re-issued, of which 1,750,000 were to Directors. Exercise of these options is subject to the satisfaction of performance criteria. Options over a further 11,306,307 ordinary shares, (including 6,342,307 to Directors) exercisable subject to the same performance criteria were granted during the year. Of these, options over 7,518,807 ordinary shares (including 4,042,307 to Directors) are subject to a further condition that the Preference Shares must have been converted to ordinary shares. Details of outstanding options are set out in Note 23 to the Financial Statements.

         PENSIONS

         The Group continues to operate a defined contribution pension scheme for senior employees in the UK.

         SERVICE CONTRACTS

         The Executive Directors have service contracts terminable on twelve months' notice. In the case of Mr B Robinson, this notice may not be served before 31st December, 2002.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

         NON-EXECUTIVE DIRECTORS

         Independent Non-Executive Directors are appointed for an initial period of three years, following which their appointment is reviewed annually. Details of the amounts paid to Non-Executive Directors are set out on the previous page. There are no pension arrangements for the Non-Executive Directors, nor do they participate in any share option scheme.

         DIRECTORS' INTERESTS

         According to the register maintained under the Companies Act 1985 the interests (all of which were beneficial), of the Directors in office at 31st December, 2001 (and their immediate families) in the issued share capital of the Company were as shown in the table below.

                                            21ST MAY, 2002          31ST DECEMBER, 2001             1ST JANUARY, 2001
                                     ORDINARY SHARES OF 5p        ORDINARY SHARES OF 5p         ORDINARY SHARES OF 5p
                                                      EACH                         EACH                          EACH
       B Robinson                                       --                            --                           --

       MJ Murphy                                   120,000                       120,000                      120,000

       H Fristedt                                   90,000                        90,000                       90,000


         DIRECTORS' SHARE OPTIONS

         Options held by the Directors to subscribe for the Company's ordinary shares are shown in Note 24 to the Financial Statements.

10       PARTICULARS OF EMPLOYEES

                                                                                                          2001
                                                                                                         NUMBER
       The average monthly number of persons employed by the Group during the year was:
       Sales                                                                                                    642
       Administration                                                                                           301
       Distribution                                                                                             217
                                                                                                     --------------
                                                                                                              1,160
                                                                                                     --------------


                                                                                                           L.000
       Staff costs, including Executive Directors' remuneration, during the year amounted to:
       Wages and salaries                                                                                    23,071
       Social security costs                                                                                  4,441
       Pension costs                                                                                            270
                                                                                                     --------------
                                                                                                             27,782
                                                                                                     --------------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

11       TAX ON LOSS ON ORDINARY ACTIVITIES

                                                                                                        2001
                                                                                                        L.000
       UK Corporation tax at 30%                                                                           1,115
       Double taxation relief                                                                               (893)
       Transfer (from)/to deferred tax                                                                       (52)
       Overseas taxation                                                                                     505
       Share of associates' tax                                                                              145
       Adjustment relating to prior years - UK Corporation tax                                              (189)
                                                                                                     -----------
                                                                                                             631
                                                                                                     -----------

         The tax charge for the year has been reduced by tax relief in respect of exceptional items amounting to L.394,000


12       DIVIDENDS

         NON-EQUITY - PREFERENCE SHARES
         Declared (see Note 24)                                                                                208
                                                                                                     -------------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


13       LOSSES PER ORDINARY SHARE

         The calculation of basic loss per ordinary share is based on the loss after taxation and non-equity dividends of L.7,629,000 and on 58.8 million ordinary shares, being the weighted average number of shares in issue during the year.

         The calculation of loss before exceptional items per ordinary share is based on a loss of L.3,594,000 arrived at as follows:

                                                                                                        2001
                                                                                                        L.000
       Loss after taxation and non-equity dividends                                                       (7,629)
       Exceptional items (Note 4)                                                                          4,358
       Tax effect of exceptional items (Note 11)                                                            (394)
       Loss on disposal of associate                                                                          71
                                                                                                     -----------
       Loss before exceptional items                                                                      (3,594)
                                                                                                     -----------



         The calculation of diluted loss per ordinary share is also based on
         58.8 million ordinary shares, as the outstanding warrant and share options have no dilutive effect.

14       GOODWILL

                                                                                                        L.000
       COST
       At 1st January, 2001                                                                               15,989
       Additions                                                                                             292
       Disposals                                                                                            (565)
                                                                                                     -----------
       AT 31ST DECEMBER, 2001                                                                             15,716
                                                                                                     -----------

       AMORTISATION
       At 1st January, 2001                                                                                  996
       Charge for the year                                                                                   814
       Disposals                                                                                             (59)
                                                                                                     -----------
       AT 31ST DECEMBER, 2001                                                                              1,751
                                                                                                     -----------
       NET BOOK VALUE AT 31ST DECEMBER, 2001                                                              13,965
                                                                                                     -----------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

14       GOODWILL (CONTINUED)

         All of the goodwill arose on the acquisition of the associated undertakings, and therefore the amortisation is shown in the Profit and Loss Account after the operating loss in accordance with Financial Reporting Standard 9.

         An impairment review has been performed in respect of the investment in Kaye. The recoverable amount of the goodwill has been assessed by reference to the net present value of estimated future cash flows, incorporating the planned costs and expected benefits of the reorganisation (that was planned at the time of acquisition of the Group's interest in Kaye and that is currently in process) and applying a discount rate of 10%. This review demonstrated that no provision is required in relation to this investment.


15       TANGIBLE FIXED ASSETS

                                                                                             FIXTURES
                                               FREEHOLD      LEASEHOLD       PLANT AND         AND
                                               BUILDINGS    IMPROVEMENTS     MACHINERY       FITTINGS        TOTAL
                                                 L.000         L.000            L.000          L.000         L.000
       COST
       At 1st January, 2001                           328           674            8,326          4,441        13,769
       Additions                                       --           108              493          1,302         1,903
       Disposals                                       --            --           (1,930)           (37)       (1,967)
       Exchange adjustments                            --            (1)            (113)           (89)         (203)
                                              -----------   -----------      -----------    -----------   -----------
       AT 31ST DECEMBER, 2001                         328           781            6,776          5,617        13,502
                                              -----------   -----------      -----------    -----------   -----------
       DEPRECIATION
       At 1st January, 2001                           131           206            4,935          2,412         7,684
       Charge for the year                              9            54            1,494            501         2,058
       Disposals                                       --            --           (1,847)           (28)       (1,875)
       Exchange adjustments                            --             1              (87)           (56)         (142)
                                              -----------   -----------      -----------    -----------   -----------
       AT 31ST DECEMBER, 2001                         140           261            4,495          2,829         7,725
                                              -----------   -----------      -----------    -----------   -----------
       NET BOOK VALUE AT 31ST DECEMBER
       2001                                           188           520            2,281          2,788         5,777
                                              -----------   -----------      -----------    -----------   -----------


         The net book value of tangible fixed assets includes L.350,000 in respect of assets held under hire purchase or finance lease contracts.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


16       INVESTMENTS

                                                                                                       L.000
       INVESTMENT IN ASSOCIATED UNDERTAKINGS
       At 1st January, 2001                                                                               2,609
       Additions                                                                                          3,285
       Disposals                                                                                           (449)
       Goodwill arising on additions in the year                                                           (292)
       Share of loss after tax for year                                                                  (2,856)
                                                                                                    -----------
       AT 31ST DECEMBER, 2001                                                                             2,297
                                                                                                    -----------

         a)       KAYE OFFICE SUPPLIES LIMITED ("KAYE")

                  Kaye is a private company registered in England. The Group acquired a holding of 46.85% of the issued ordinary L.1 shares on 30th September, 1999. This percentage shareholding was increased to 47% earlier in the year by purchasing shares which were offered for sale by a director of Kaye, and then maintained at this level by participating in a rights issue, which was completed on 12th October, 2001.

                  Kaye is the parent undertaking of a group of companies, which trade as wholesale distributors of office products.

                  The summarised profit and loss account of Kaye for the year ended 31st December, 2001 and the share attributable to the Group comprises:

                                                                     GROUP SHARE          KAYE
                                                                        2001              2001
                                                                        L.000             L.000
            Turnover                                                       97,245          206,904
                                                                    -------------    -------------

             (Loss) before exceptional items, amortisation                   (432)            (918)
             of goodwill and tax
             Exceptional items                                             (2,636)          (5,609)
             Amortisation of goodwill                                          --             (308)
                                                                    -------------    -------------
             Loss before tax                                               (3,068)          (6,835)
             Tax                                                               --               --
                                                                    -------------    -------------
             Loss after tax                                                (3,068)          (6,835)
                                                                    -------------    -------------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


16       INVESTMENTS (CONTINUED)

         a)       KAYE OFFICE SUPPLIES LIMITED ("KAYE") (CONTINUED)

                  The table below summarises the exceptional items incurred by Kaye, and the share attributable to the Group in 2001:

                                                                    GROUP SHARE      KAYE
                                                                       2001          2001
                                                                       L.000         L.000
             Integration costs following the acquisition of
             John Heath (Holdings) Limited
             Integration costs                                              170           361
                                                                    -----------   -----------
             Costs of a restructuring of continuing
             operations
             Establishment and set-up of Arrow                            1,486         3,162
             Redundancy costs relating to closure of depots                 779         1,657
             Professional fees associated with the                          201           429
             refinancing
                                                                    -----------   -----------
                                                                          2,466         5,248
                                                                    -----------   -----------
             Total exceptional items for Kaye                             2,636         5,609
                                                                    -----------   -----------

         Arrow is the new automated distribution centre, located in Lutterworth, Leicestershire.

         The summarised balance sheet of Kaye at 31st December, 2001 and the share attributable to the Group comprises:

                                                                    GROUP SHARE          KAYE
                                                                        2001             2001
                                                                        L.000            L.000
             Fixed assets                                                   5,679           12,083
             Investments                                                        5               10
             Goodwill                                                          --            5,455
             Current assets                                                30,999           65,957
                                                                    -------------    -------------
                                                                           36,683           83,505
             Creditors due within one year                                (33,131)         (70,492)
             Creditors due after one year and provisions                   (1,255)          (2,669)
                                                                    -------------    -------------
             EQUITY SHAREHOLDERS' FUNDS                                     2,297           10,344
                                                                    -------------    -------------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


16       INVESTMENTS (CONTINUED)

         b)       EXY GROUP LIMITED ("EXY")

                  EXY is a private company registered in England. On 24th December, 2001, the Group disposed of the whole of the 32% holding in EXY for a total consideration of L.888,000. Of the total consideration, L.444,000 was received in cash in February, 2002, with the balance in the form of non-voting redeemable 7% preference shares of L.1 each, redeemable in equal amounts on 30th April and 31st August, 2002. The first redemption has now taken place. The carrying value of the associate at the time of disposal was L.955,000, of which L.506,000 was in goodwill and L.449,000 in investments (see Notes 15 and 17 for further details), which after taking account of associated legal costs of L.4,000, resulted in a loss on disposal of L.71,000. During the year, EXY had contributed L.211,000 profit after tax to the Group's results.

                  EXY is the parent undertaking of a group of companies whose trading activities principally consist of the recycling, manufacture and distribution of consumable products for the office.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

17       STOCKS

         Stocks comprise finished goods and goods held for resale.

18       DEBTORS

                                                        2001
                                                        L.000
                                                        GROUP
Trade debtors                                             50,432
Amounts owed by associated undertakings                        6
Other debtors                                              1,900
Prepayments and accrued income                             2,706
Corporation tax recoverable                                  628
Short term investments (see Note 16b)                        444
                                                     -----------
                                                          56,116
                                                     -----------

19       CREDITORS DUE WITHIN ONE YEAR

       Bank loans and overdrafts (see Note 22)                                                              37,066
       Obligations under hire purchase and finance lease contracts (see Note 22)                               322
       Trade creditors                                                                                      38,549
       Corporation tax payable                                                                                 358
       Other taxes and social security                                                                       3,094
       Other creditors                                                                                       3,846
       Accruals and deferred income                                                                          5,078
       Dividends payable                                                                                       208
                                                                                                       -----------
                                                                                                            88,521
                                                                                                       -----------

         Banks loans and overdrafts amounting to L.15,944,000 are secured by fixed and floating charges over the assets of the Company and its subsidiary undertakings in the UK and bear interest at rates linked to LIBOR. Bank loans and overdrafts amounting to L.20,846,000 are secured by charges over the assets of certain overseas subsidiary undertakings.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001





20       CREDITORS DUE AFTER MORE THAN ONE YEAR

                                                                                            2001
                                                                                            L.000
                                                                                            GROUP
       Medium terms loans (see Note 22)                                                       3,982
       Obligations under hire purchase and finance lease contracts (see Note 22)                121
       Other creditors                                                                           99
                                                                                        -----------
                                                                                              4,202
                                                                                        -----------

21       DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

         The Group's treasury policy is outlined in note 1 j)

         FINANCIAL ASSETS

         The Group has no financial assets other than short-term debtors and cash at bank.

         FINANCIAL LIABILITIES

         Short term creditors have been excluded from this note.

         The currency profile of the Group's bank loans and overdrafts is as follows:

                                                                           2001
                                                                           L.000
       Sterling                                                           (6,054)
       Euro based currencies                                             (30,204)
       Other currencies                                                     (808)
                                                                    ------------
                                                                         (37,066)
                                                                    ------------

         In the UK, any sterling balance in hand, is pooled by the UK bankers with those euro based currency borrowings held within the UK as a net bank facility.

         All borrowings are repayable within 3 months of the year-end and are financed using floating interest rates, linked to relevant national LIBOR or base rate equivalents. All facilities are uncommitted.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


21       DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS (CONTINUED)

         The maturity profile of the Group's financial liabilities as at 31st December, 2001 was:

                                                                                                  FINANCE LEASE AND
                                                                   BANK LOANS AND    MEDIUM TERM    HIRE PURCHASE
                                                                     OVERDRAFTS         LOANS        OBLIGATIONS
                                                                        2001            2001            2001
                                                                        L.000           L.000           L.000
       In one year or less, or on demand                                   37,066              --             322
       In more than one year, but less than two years                          --           3,982             121
       In more than two years, but less than five                              --              --              --
       years
                                                                    -------------   -------------   -------------
                                                                           37,066           3,982             443
                                                                    -------------   -------------   -------------

         FAIR VALUES OF FINANCIAL INSTRUMENTS

         At 31st December, 2001, the book, and fair value, for both the financial assets (cash and cash equivalents) and the financial liabilities (short and long-term debt) were equal. Where available, market values have been used to determine fair values.

22       PROVISIONS FOR LIABILITIES AND CHARGES

                                                                             L.000
       DEFERRED TAXATION
       At 1st January, 2001                                                         81
       Transfer to profit and loss account                                         (52)
       Exchange adjustments                                                        (29)
                                                                         -------------
       AT 31ST DECEMBER, 2001                                                       --
                                                                         -------------


         The potential liability to deferred taxation, together with the amounts for which provision has been made, is as follows:

                                                                      POTENTIAL       PROVIDED
                                                                        2001            2001
                                                                        L.000          L.000
       Accelerated capital allowances                                      (273)          (273)
       Other timing differences                                             273            273
                                                                    -----------    -----------
                                                                             --             --
                                                                    -----------    -----------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


23       CALLED UP SHARE CAPITAL

                                                                                                  2001
                                                                                                  L.000
       Authorised:
       175,000,000 Ordinary shares of 5p each (2000: 80,000,000)                                     8,750
       80,000,000 variable rate convertible cumulative redeemable preference shares                  8,000
       2006 of 10p each
                                                                                             -------------
                                                                                                    16,750
                                                                                             -------------
       Allotted, called up and fully paid:
       58,778,398 Ordinary shares of 5p each (2000: 58,778,398)                                      2,939
       8,000,000 variable rate convertible cumulative redeemable preference shares
       2006 of 10p each                                                                                800
                                                                                             -------------
                                                                                                     3,739
                                                                                             -------------


         PREFERENCE SHARES

         The 8,000,000 variable rate convertible cumulative redeemable preference shares of 10p each ("Preference Shares"), were issued to Daisytek UK Limited on the 3rd September, 2001, at L.1 per share, resulting in consideration after costs, of L.6,913,000. The Preference Shares will mature on the fifth anniversary of their issue and are convertible at any time during their term at the option of Daisytek UK Limited into ordinary shares of ISA representing 50 per cent. plus one share of the Company's issued ordinary share capital as enlarged by the conversion of the Preference Shares. The conversion is equivalent to a subscription price per ordinary share of approximately 13p. The Preference Shares carry a variable annual coupon of 3 per cent. over 3 month LIBOR, payable quarterly in arrears, and can be redeemed early at the option of ISA after the third year on payment of a 10 per cent. redemption premium. On a return of capital on a winding-up or otherwise the holders of the Preference Shares will be entitled to receive out of the available assets all arrears of Preference Dividend together with an amount equal to the paid up capital and any premium on the Preference Shares. The holders of the Preference Shares shall be entitled to receive notice of and attend all general meetings of the Company but not to vote unless an event of default has occurred. An event of default occurred on 6th May, 2002. Daisytek have waived these rights under the terms of an event of default, subsequent to the agreed offer for the group being accepted.

         WARRANT

         A warrant was issued to Daisytek UK Limited on the 3rd September, 2001, under which at any time during a period of five years from the date of issue, Daisytek UK Limited may give notice in writing to subscribe for up to 15,384,615 ordinary shares for an aggregate subscription price of L.2,000,000. The warrant may be exercised in whole or in part and on more than one occasion. It is also freely transferable.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


23       CALLED UP SHARE CAPITAL (CONTINUED)

         Under the terms of the Approved and Unapproved Share Option Schemes of ISA INTERNATIONAL plc, options to subscribe for ordinary shares were outstanding at 31st December, 2001 as follows:

       EXERCISABLE BETWEEN                                  EXERCISE PRICE                             NO. OF SHARES
       -------------------                                  --------------                             -------------
       1st January, 2002 and 15th March, 2002  *                       97   p                                 39,725
       1st January, 2002 and 7th September, 2004  *                    150  p                                 20,000
       1st January, 2002 and 29th June, 2010                        26 3/4  p                                 30,000
       24th March, 2002 and 23rd March, 2009                          36    p                                 56,625
       1st April, 2002 and 29th June, 2010                          26 3/4  p                                892,000
       1st April, 2003 and 29th June, 2010                          26 3/4  p                                 25,000
       1st April, 2003 and 14th October, 2011                         13    p                              3,078,000
       9th November, 2003 and 8th November, 2010                    23 3/4  p                                536,500
       9th November, 2003 and 14th October, 2011                      13    p                                661,000
       15th October, 2004 and 14th October, 2011                      13    p                              3,787,500
       15th October, 2004 and 14th October, 2011  +                   13    p                              7,518,807


         Other than those marked *, the above options are subject to performance criteria, which had not been satisfied at 31st December, 2001. The options marked + above are subject to a further condition that the Preference Shares (detailed above) must have been converted to ordinary shares.



         Included in the above are options held by Directors as follows:

                       AT 1ST                                AT 31ST     EXERCISE
        DIRECTOR    JAN, 2001    GRANTED     SURRENDERED    DEC, 2001     PRICE             EXERCISABLE BETWEEN
        --------    ---------   ---------    -----------    ----------   ---------  ----------------------------------
         B Robinson   500,000          --    (500,000)             --    26 3/4  p                         Surrendered
                      500,000          --    (500,000)             --    26 3/4  p                         Surrendered
                           --   1,000,000          --       1,000,000      13    p    1st Apr, 2003 and 14th Oct, 2011
                           --   1,200,000          --       1,200,000      13    p   15th Oct, 2004 and 14th Oct, 2011
                           --   2,200,000          --       2,200,000      13    p   15th Oct, 2004 and 14th Oct, 2011+
         MJ Murphy    500,000          --    (500,000)             --    26 3/4  p                         Surrendered
                      250,000          --    (250,000)             --    23 3/4  p                         Surrendered
                           --     500,000          --         500,000      13    p    1st Apr, 2003 and 14th Oct, 2011
                           --     250,000          --         250,000      13    p    9th Nov, 2003 and 14th Oct, 2011
                           --   1,100,000          --       1,100,000      13    p   15th Oct, 2004 and 14th Oct, 2011
                           --   1,842,307          --       1,842,307      13    p   15th Oct, 2004 and 14th Oct, 2011+

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


23       CALLED UP SHARE CAPITAL (CONTINUED)


         Under the terms of the Savings Related Share Option Scheme of ISA INTERNATIONAL plc, options to subscribe for ordinary shares were outstanding at 31st December, 2001 as follows:

       EXERCISABLE BETWEEN                                     EXERCISE PRICE                          NO. OF SHARES
       ---------------------------------------------------- ------------------ --------------------------------------
       1st August, 2002 and 31st January, 2003                        35    p                                555,334
       1st July, 2003 and 31st December, 2003                        25 1/2 p                                489,447


         The market price of the shares at 31st December, 2001 was 6 1/4 p and the range during 2001 was 5 3/4 p to 20 1/4 p.


24       RESERVES

                                                                                     PROFIT AND
                                           SHARE PREMIUM   MERGER         OTHER         LOSS
                                             ACCOUNT       RESERVE       RESERVES      ACCOUNT
                                              L.000        L.000          L.000         L.000
       At 1st January, 2001                      1,041         5,069            --         3,689
       Premium on shares issued                  6,113            --            --            --
       Loss for the year                            --            --            --        (7,629)
       Exchange adjustments                         --            --            --           (92)
                                           -----------   -----------   -----------   -----------
       AT 31ST DECEMBER, 2001                    7,154         5,069            --        (4,032)
                                           -----------   -----------   -----------   -----------

         The premium arising on the issue of the Preference Shares of L.7,200,000 has been taken to the share premium account, with issue costs of L.1,087,000 having been charged against it.

         The cumulative amount of goodwill written off directly to reserves in respect of subsidiary undertakings at 31st December, 2001 was L.23,202,000.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

25       RECONCILIATION OF MOVEMENTS IN SHAREHOLDERS' FUNDS

                                                                                                         2001
                                                                                                         L.000
       Loss after taxation for the year                                                                      (7,421)
       Dividends - Non-equity                                                                                  (208)
                                                                                                     --------------
                                                                                                             (7,629)
       Other recognised net gains and losses relating to the year                                               (92)
       New share capital subscribed (net of costs)                                                            6,913
                                                                                                     --------------
       Net deduction from shareholders' funds                                                                  (808)
       Opening shareholders' funds                                                                           12,738
                                                                                                     --------------
       Closing shareholders' funds                                                                           11,930
                                                                                                     --------------


26       FINANCIAL COMMITMENTS

         The annual commitment of the Group under non-cancellable operating leases was as follows:

                                             LAND AND BUILDINGS          PLANT AND MACHINERY
                                                     2001                       2001
                                                    L.000                       L.000
       Leases expiring:
       Within one year                                    575                       81
       Within two to five years                           560                    1,329
       After five years                                 1,612                       --
                                                -------------            -------------
                                                        2,747                    1,410
                                                -------------            -------------

         At 31st December, 2001, the Group had no commitment to future capital expenditure.

27       CASH FLOW STATEMENT

a) RECONCILIATION OF OPERATING LOSS TO NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES

                                                                                                          2001
                                                                                                          L.000
             Operating loss                                                                                 (329)
             Depreciation                                                                                  2,058
             Loss on sale of tangible fixed assets                                                             1
             Increase in stocks                                                                           (3,832)
             Increase in debtors                                                                          (8,929)
             Increase in creditors                                                                         1,872
                                                                                                     -------------
             NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES                                          (9,159)
                                                                                                     -------------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


27       CASH FLOW STATEMENT (CONTINUED)

         b)       ANALYSIS OF NET CASH OUTFLOW FROM EXCEPTIONAL ITEMS

             Operating loss                                                               (1,722)
             Decrease in creditors                                                           (48)
                                                                                      ----------
             NET CASH OUTFLOW FROM EXCEPTIONAL ITEMS                                      (1,770)
                                                                                      ----------

         c)       ANALYSIS OF CASH FLOWS NETTED IN THE CASH FLOW STATEMENT

                                                                                          2001
                                                                                          L.000
             RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
             Interest received                                                               125
             Interest paid                                                                (3,235)
             Interest element of hire purchase and finance lease payments                    (37)
                                                                                      ----------
                                                                                          (3,147)
                                                                                      ----------
             TAXATION
             UK Corporation tax paid                                                        (224)
             Overseas tax paid                                                              (691)
                                                                                      ----------
                                                                                            (915)
                                                                                      ----------
             CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
             Purchase of tangible fixed assets                                            (1,903)
             Proceeds of sale of tangible fixed assets                                        91
                                                                                      ----------
                                                                                          (1,812)
                                                                                      ----------
             ACQUISITIONS AND DISPOSALS
             Investment in associate                                                      (3,285)
                                                                                      ----------
                                                                                          (3,285)
                                                                                      ----------
             FINANCING
             Issue of share capital                                                        6,913
             New loans                                                                     3,982
             Capital element of hire purchase and finance lease payments                    (358)
                                                                                      ----------
                                                                                          10,537
                                                                                      ----------

         d)       ANALYSIS OF NET DEBT

                                                          OPENING                         EXCHANGE       CLOSING NET
                                                          NET DEBT        CASH FLOW       MOVEMENT          DEBT
                                                            L.000            L.000          L.000           L.000
             Cash at bank and in hand                          4,153               13              12          4,178
             Overdrafts                                      (29,186)          (7,794)            (86)       (37,066)
             Loans                                                --           (3,982)             --         (3,982)
                                                      --------------   --------------   -------------   ------------
                                                             (25,033)         (11,763)            (74)       (36,870)
             Hire purchase and finance lease
             contracts                                          (801)             358              --           (443)
                                                      --------------   --------------   -------------   ------------
                                                             (25,834)         (11,405)            (74)       (37,313)
                                                      --------------   --------------   -------------   ------------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

27       CASH FLOW STATEMENT (CONTINUED)

         e)       RECONCILIATION OF NET CASH FLOW TO MOVEMENT IN NET DEBT

                                                                                           2001
                                                                                           L.000
             Decrease in cash in the year                                                  (7,781)
             Cash outflow from decrease in debt and lease financing                           358
             New loans                                                                     (3,982)
                                                                                      -----------
             Change in net debt resulting from cash flows                                 (11,405)

             Translation difference                                                           (74)
                                                                                      -----------
             MOVEMENT IN NET DEBT IN THE YEAR                                             (11,479)
             Net debt at 1st January, 2001                                                (25,834)
                                                                                      -----------
             NET DEBT AT 31ST DECEMBER, 2001                                              (37,313)
                                                                                      -----------

28       RELATED PARTY TRANSACTIONS

       During the year the Group purchased goods or services in the ordinary course of business from the following related parties:
       EXY Group Limited and subsidiary undertakings ("EXY")                                               5,433
       Daisytek International Corporation and subsidiary undertakings ("Daisytek")                            17
       Virtual Village Limited                                                                                 7

       During the year the Group sold goods in the ordinary course of business to the following related parties:

       Daisytek                                                                                            2,580
       Kaye                                                                                                  269
       Virtual Village Limited                                                                                31
       Torres Limited                                                                                         11
                                                                                                               2

         Kaye and EXY are related parties as they are or have been associated undertakings during the year (see Note 17 for further details regarding associated undertakings).

         Virtual Village Limited and Torres Limited are related parties as DA Heap has been a director and significant shareholder in both companies. Daisytek is a related party as it holds 8,000,000 variable rate convertible cumulative redeemable preference shares 2006 of 10p each in the capital of the Company. It has also formed a strategic alliance with the Group.

         Virtual Village Limited provided the Company with information technology services. The other related parties provided goods for re-sale.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


28       RELATED PARTY TRANSACTIONS (CONTINUED)

                                                                 2001
                                                                 L.000

       The following balances are included in debtors

       TRADE DEBTORS:
       EXY                                                          449
                                                               --------
                                                                    449
                                                               --------

       The following balances are included in creditors

       TRADE CREDITORS:
       EXY                                                          641
       Daisytek                                                      15
                                                               --------
                                                                    656
                                                               --------

       ACCRUALS AND DEFERRED INCOME:
       Daisytek                                                     140
                                                               --------

       MEDIUM TERM LOANS:
       Daisytek                                                   3,982
                                                               --------

29       SUBSEQUENT EVENTS

         On 22nd January 2002, the Group disposed of the whole of the share capital of its Austrian subsidiary, Supplies Team EDV-Zubehor Handel GmbH ("ST Austria"), for a total cash consideration of Pound Sterling 1,432,000, of which L.698,000 was used to settle intra-group balances. During the year ST Austria contributed Pound Sterling 7,408,000 to Group turnover and generated a profit before tax of L.65,000. Its net assets at 31st December 2001 were L.549,000.

         On 27 June 2002 the acquisition by Daisytek UK Limited, a wholly owned subsidiary of Daisytek International Corporation, of the entire share capital of ISA International plc was completed.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

30 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES

         SUMMARY OF DIFFERENCES

         The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain respects from United States generally accepted accounting principles ("US GAAP"). Those differences which have a significant effect on the Group's net income and shareholders equity are as follows:

         GOODWILL AND OTHER INTANGIBLE ASSETS

         Prior to 1998 goodwill arising on acquisitions was set off against reserves. On disposal of such businesses, goodwill previously set off against reserves is charged to profit or loss on disposal. Since 1998, goodwill and other intangible fixed assets purchased by way of acquisition have been capitalised and written off over a period not exceeding 20 years. Under US GAAP, goodwill and other intangible fixed assets would be capitalised and amortised over their expected useful lives, which typically in the case of goodwill should not exceed 40 years. Goodwill on certain acquisitions may have become impaired between the date of acquisition and the date of the financial statements. In such cases, under US GAAP, the amount of the impairment would be deducted from cost. Under US GAAP an amount of Pound
         Sterling 2,411,000 would have been written off at 31st December 2000.

         ACCOUNTING FOR INVESTMENTS IN ASSOCIATED UNDERTAKINGS

         Investments in associated undertakings are accounted for using the equity method under which the Group's share of their income is included in the Group's income statement on a line by line basis below operating profit. Under US GAAP, investments in associated undertakings would be accounted for using the equity method under which the Group's share of their after tax income is included in the Group's income statement in one line.

         FORWARD FOREIGN EXCHANGE CONTRACTS

         Forward foreign exchange contracts in respect of anticipated future transactions are treated as hedges and gains and losses on valuing such contracts at the forward rates at the balance sheet date are not recognised in income for the year. Under US GAAP, gains and losses at the balance sheet date would be included in net income.

         DIVIDENDS

         Dividends are provided for in the financial statements for the period to which they relate and, in the case of proposed final dividends, on the basis of proposals by the directors. Under US GAAP, dividends would be provided for in the financial statements in the period in which they are declared.

         REDEEMABLE PREFERENCE SHARES AND WARRANTS

         Redeemable preference shares are recorded in shareholders' equity for UK GAAP. Under US GAAP these would not be treated as shareholders' equity. As explained in note 23, a warrant was issued to Daisytek at the same time as the redeemable preference shares. Under UK GAAP none of the consideration received has been allocated to the warrant but all relates to the issue of redeemable preference shares. Under US GAAP, a value would be attributed to the warrant based upon a calculation as at the date of issue. This value would be treated as shareholders' equity.

         PROVISION FOR RESTRUCTURING COSTS

         Provisions for restructuring, including ongoing costs of vacant properties, is made when each element of the restructuring is implemented and properties become vacant. Under US GAAP, costs associated with a restructuring, including ongoing costs of vacant properties, would be provided at the time that management approves and commits to the specific restructuring plan.

         TAXATION

         Deferred taxation is provided using the liability method on timing differences between the taxable allowances and related accounting treatments where these are regarded as likely to crystallise in the foreseeable future. Under US GAAP deferred taxation would be recognised on all temporary differences. No adjustments have been made for deferred taxation. The amounts provide under UK GAAP are consistent with the amounts that would be provided under US GAAP and therefore no adjustment has been recognised.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001


30 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES (CONTINUED)

         EFFECT OF DIFFERENCES

         The effect of the significant adjustments to net income and to shareholders' equity in 2001, that would be required if US GAAP were to be applied instead of UK GAAP is summarised as follows:

         NET INCOME

                                                                                                          2001
                                                                                                          L.000

         Loss for the financial year as reported in the consolidated
         profit and loss account                                                                           (7,421)
         Adjustments:
         Amortisation of goodwill                                                                          (1,123)
         Unrecognised forward foreign exchange gains/(losses)                                                 (58)
         Provision for restructuring                                                                       (1,437)
         Deferred taxation on US GAAP adjustments                                                             431

                                                                                                       ----------
         Net loss as adjusted to accord with US GAAP                                                       (9,608)
                                                                                                       ----------

         Undiluted earnings per share                                                                       (16.3) p
         Diluted earnings per share                                                                         (16.3) p

         COMPREHENSIVE INCOME

                                                                                                           2001
                                                                                                           L.000

         Net income as adjusted to accord with US GAAP                                                     (9,608)
         Other comprehensive income:
         Translation differences on foreign currency net investments                                          (92)
                                                                                                       ----------
         Comprehensive income                                                                              (9,700)
                                                                                                       ----------

         SHAREHOLDERS' EQUITY

                                                                                                           2001
                                                                                                           L.000

         Shareholders' funds as reported in the consolidated balance sheet                                 11,930
         Adjustments:
         Goodwill     cost                                                                                 20,790
                      amortisation                                                                         (9,348)
         Proposed final dividend                                                                              208
         Current asset derivatives                                                                            (58)
         Redeemable preference shares                                                                      (6,898)
         Provision for restructuring                                                                       (1,437)
         Deferred taxation on US GAAP adjustments                                                             431
                                                                                                       ----------
         Shareholders' equity as adjusted to accord with US GAAP                                           15,618
                                                                                                       ----------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the year ended 31st December, 2001

30 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES (CONTINUED)

         CONSOLIDATED STATEMENT OF CASHFLOWS

         The US GAAP cash flow statement reports changes in cash and cash equivalents, which includes short term highly liquid investments. Under UK GAAP, cashflows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. US GAAP requires only three categories of cash flow activity to be reported: operating, investing and financing. Cashflows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. The categories of cash flow activity under US GAAP are summarised as follows:

                                                                                            2001
                                                                                           L.000
         Cashflows from operating activities                                              (13,221)
         Cashflows from investing activities                                               (5,097)
         Cashflows from financing activities                                               18,417

                                                                                        ---------
         Increase/(decrease) in cash and cash equivalents                                      99
         Exchange adjustments                                                                 (74)
         Cash and cash equivalents at beginning of year                                     4,153

                                                                                        ---------
         Cash and cash equivalents at end of year                                           4,178
                                                                                        ---------

ISA INTERNATIONAL PLC


Annual Report and Accounts 2000

CONTENTS


Chief executive's report                                                   F-33


Financial review                                                           F-40


Directors' report                                                          F-46


Group profit and loss account                                              F-56


Group balance sheet                                                        F-57


Company balance sheet                                                      F-58


Group cash flow statement                                                  F-59


Group statement of total recognised gains and losses                       F-59


Notes to the financial statements                                          F-60


Auditors' report                                                           F-82

CHIEF EXECUTIVE'S REPORT


Summary


The challenges the Group faced when I joined the Board in January 2000, initially as Chief Operating Officer, and subsequently as Chief Executive Officer, were significant:


o expand and implement throughout Europe the highly profitable business model that I had been developing in the UK during the second half of 1999

o review the performance of the outsourced logistics contract which had commenced in October 1999. The outcome of this review, was the decision to return this half of the Group's sales volume to ISA controlled logistics

o implement a robust e-commerce programme that would surpass competitor offerings and satisfy customer and vendor needs

2000 was a year of contrasting financial performance for ISA: record profits in the UK and Ireland were offset by significant losses incurred in Continental Europe. The European outsourced logistics partner failed to attain customer service performance or financial controls satisfactory to ISA. The contract was therefore terminated in September 2000 and logistics was re-established as an ISA core competence in both Germany and France. The consequential impact of the European logistics failure was that Group turnover only grew by 3% to L.296.8 million (1999 continuing operations: L.288.0 million) whilst operating losses, excluding non-recurring costs and before our share of associates, were L.0.6 million (1999 continuing operations: L.2.2 million operating profit). One-off costs directly attributable to the outsourced European logistics contract amounted to L.7.2 million (total non-recurring items excluding associates: L.7.7 million).

The Group has returned to an operating profit in the first quarter of 2001. Turnover increased by 25% against the same quarter in 2000, with the UK and Ireland increasing their record profit performance, Sweden and Norway producing good profits and the losses of Germany and France in rapid decline. All countries are now enabled with both Internet and Electronic Data Interchange ("EDI") processes. Customer e-commerce orders represented 12% of transactions for the quarter. The Hybrid business model fully developed in the UK during 2000 now provides the platform for Group-wide future success. I genuinely believe that ISA is now well positioned to exploit its leading position in the changed environment of the European Electronic Office Supplies ("EOS") market. I have expanded on the business rationale below.

In order to strengthen the balance sheet (weakened by the losses incurred in Germany and France), to help ISA grow and to seize commercial opportunities as and when they arise in the future, the Board carefully considered alternative investment options. We determined that the correct solution combined equity capital injection with strategic added value. Following extensive discussions with a number of interested parties, we were pleased to announce on 30th April, 2001 that Heads of Agreement had been signed with a global trade partner who proposed to make a cash investment of L.10 million in ISA. This investment will be in the form of a convertible redeemable instrument, which can, inter alia, convert over the next five years into ordinary shares of ISA representing 50% plus one share of the Company's existing share capital, reflecting a conversion price of circa 16p per ordinary share. The proposal is subject to shareholder approval and further details will be set out in a circular which is anticipated to be mailed to shareholders shortly after this report.

Hybrid Business Model

This distributor definition is relatively new to the US and European EOS market. It refers to "evolved" distributors that have multi-channel sales capability, which is highly attractive to the Original Equipment Manufacturers ("OEMs") who favour a reduced number of specialist distributors with broad geographical coverage. I believe the Hybrid business model is an increasingly important attribute of ISA, indeed today, it is one of our most important differential advantages. In the world of the "low cost provider", this model is fundamental to re-establishing a strong profit performance throughout the Group.

The European EOS market has developed to the extent that there is now more overlap between channels. The emergence of e-commerce portals has reinforced this trend. The ISA Hybrid business model was fully developed in the UK during 2000 to capitalise on these market changes; re-focus on the core competencies of sales, marketing and logistics; and to maximise ISA's significant presence in the three principal sales channels:

o    Direct - Corporate, Government, Education, Health and SME customers

o    Wholesale - Contract Stationers and Computer Supplies Re-sellers

o    Retail - Major Supermarket Chains and Computer Supplies Retailers

The business model maximises growth opportunities in both existing and emerging markets; leverages OEM distribution agreements; balances sales volume with sales margin - all within a low cost infrastructure. The charts to the left demonstrate the differential revenue and margin characteristics of the Hybrid business model. Value added, high quality distribution solutions have an increasing appeal to customers seeking to reduce transaction costs, particularly during an economic slow-down. Success with this model in the UK was both immediate and dramatic. As we roll out the Hybrid model across Group operations, we will be continually monitoring our "low cost provider" status.

[CHANNEL SALES MIX CHART]

[GROSS PROFIT MIX CHART]

Senior Management

In early 2000 an Operational Board was created which now consists of:

o    Country Managing Directors with full Profit & Loss responsibility

o European Functional Directors in Marketing, Logistics, Purchasing, IT and Finance

o    European e-commerce team to drive Internet and EDI programmes

All internal and external appointments were completed by September 2000. Due to the skills and commitment of the Operational Board members we were able to overcome many significant problems in 2000. I believe the Group now enjoys the correct managerial capabilities to support the essential core competencies required to improve profitability.

Vendors

The graph to the right illustrates the importance of long-standing partnership arrangements with all the key OEMs. During 2000, I undertook to improve our strategic dialogue and maximise the support programmes available on both a local country and European level. In October we held our first European Vendor Conference and gained encouraging support for our strategic plans, and in particular the Hybrid business model. The Board very much appreciated the participation of OEMs in the European recovery plan. With logistics re-established as a core competence, the Group was able to develop a number of initiatives launched in conjunction with OEMs to address global market changes in customer procurement requirements for EOS. During the third and fourth quarters, e-commerce programmes were trialled in the UK and Sweden that focused on the reduction of back-room costs and working capital, whilst improving product availability through just-in-time supply chain solutions. Illustrating some of the potential benefits, stock turn increased to 13.5 times for 2000 (1999: 12.7 times) and in the UK the return on working capital employed increased to 35% (1999: 30%). A Pan European purchasing programme was also launched in September 2000.
[VENDORS RANKED BY VOLUME GRAPH]

Customers

Excellent customer relationships were also a crucial constituent of the European recovery plan - we are pleased to report that no major customer losses were incurred as a result of the service disruption. The UK, Ireland and Sweden benefited from the launch of "customer friendly" e-commerce ordering tools and an expanded range of products and services. A number of major new customers were acquired on the strength of ISA e-commerce solutions. The formation of a Pan European sales group in the fourth quarter allowed us to initiate a number of European supply agreements estimated to have an incremental annualised sales value of L.11 million. New tender invitations are now a regular occurrence and having established a solid sales, logistics and IT infrastructure throughout Europe, the opportunity going forward looks encouraging.

Marketing

Marketing was re-established in 2000 as a Pan European function with particular emphasis on external, co-ordinated campaigns delivering a clear and consistent message across all sales channels. This enables us to concentrate our efforts and resources on maximising sales growth, productivity and new customer conversion programmes. Considerable work is also being undertaken to evaluate and capitalise on the potential of our large customer database.

Consistent identity was an important feature in generating market awareness of Supplies Team, our Direct trading brand. Margins were enhanced by expanding and promoting our private label product ranges.

Multi-language web sites for Supplies Team and our local Wholesale brands have been installed, incorporating interactive links to our on-line catalogue and Internet customer ordering tool. ISA International plc was given a complete "face lift" and a website built to support targeted communication programmes designed to increase awareness of ISA's potential and international capability. During 2001, proactive communication will represent an important aspect of my role.

E-commerce

The "dot com" crash of recent times has somewhat spoiled the market perception of the real value of "smart" technology in a high volume distributor such as ISA. I believe, therefore, it is worth summarising the tangible e-commerce programmes that have warranted our investment and represent significant future cost reduction opportunities through re-engineered processes and productivity improvement.

Web ordering: Launched in June 2000, our multi language Internet site provides a suite of ordering tools and on-line, real-time,information to those customers who are happy to utilise the public domain. The InterWorld software we purchased is a world-leading product, offering excellent customer functionality and user friendly navigation. It has proven to be a market leading solution with around 1,500 customers enabled and over 500 active by December 2000. Benefits have already been seen in sales productivity and order accuracy, particularly in our telesales divisions.

EDI: Bespoke solutions have been provided to both customers and vendors to support data transfer where the public domain is not appropriate or existing legacy systems already provide electronic communication capability. As EDI traffic is high volume it offers a significant potential labour savings for customer order processing, product purchasing and accounting functions.

Customer Relationship Management ("CRM"): Late last year we trialled software that provided our Internet customers with a human help desk via the web. Using multi-language translation software, we are rolling out CRM programmes with major customers during 2001. As a result, specialised customer service staff are able to release valuable selling time back into the telesales and field sales teams.

UK & Ireland

Record operating profits were achieved in each quarter and for the year as a whole. Overall operating profits increased by 47% from L.3.0 million in 1999 to
L.4.4 million in 2000. Total turnover grew year on year by 21% to L.111.4 million (1999 continuing operations: L.91.9 million), increasing ISA's market share.

In line with the Hybrid business model, a strong revenue performance was seen in all our sales channels from a combination of new customer wins, developments with existing customers and a broadening of our product portfolio.

Increasingly, customers are seeking value added, high quality distribution and fulfilment solutions. To enable ISA to meet this requirement, considerable work has been done to build the necessary infrastructure. The expanded distribution facility at Bradford began this process. However, in order to fully exploit future opportunities we are reviewing our logistics capability, with a view to increasing capacity further in early 2002.

Operations in London were improved to address ISA's market share in the most lucrative region of the UK. Presence was also enhanced in the Republic of Ireland (Dublin), Northern Ireland (Belfast) and Scotland (Edinburgh). The "Celtic" regions now represent 20% of the Direct UK and Irish business volume. Profits were further improved by e-commerce capturing 9% of customer transaction volume. This is targeted to increase to 30% by the end of 2001.

I am pleased to report that Investors in People accreditation was achieved in Northern Ireland and the Republic of Ireland during 2000, with accreditation for the rest of the UK achieved in March 2001.

Germany

Continuous customer service failure from the outsourced logistics postponed expansion and development plans for the entire year. The recovery of logistics commenced at the end of May 2000 with the commissioning of a 15,000 m2 distribution facility at Mulheim, close to Dusseldorf. Customers were transferred in three phases between May and August restoring total control of customer service with effect from September. Full year turnover grew by 6% to
L.96.9 million, the overwhelming majority of this growth arising in the fourth quarter following the recovery of logistics. However, gross margins, sacrificed to retain customer loyalty, have taken longer to recover. Operating losses, before non-recurring items, of L.2.5 million (1999: profit of L.0.1 million) directly reflected the enormity of customer service disruption.

Executive management was re-structured in line with the UK Hybrid model with directors appointed for each sales channel, marking and logistics. Germany worked with the UK to establish a common brand for the Retail channel, improving our service to the fast emerging European superstore retailers.

Group-wide catalogue-production and web product imaging was established in the German marketing team. The financial and operational benefits to the Group are anticipated to be considerable.

France

The disruption to the business caused by the various changes made in 1999 continued to impact in the early part of 2000, exacerbated by the previously announced transfer of logistics to the outsourced provider. Unfortunately, as with Germany, the logistics failure led to further customer service disruption. Within the Group's overall plan to recover logistics as a core competence, the French warehouse was successfully re-established in September, with the help of an International team drawn from within the Group. Early signs of success were demonstrated in the fourth quarter when turnover increased by 11% on the same quarter in the previous year, reversing some of the declining revenue trend. However, also as in Germany, margins were sacrificed to retain customer loyalty. Consequently, operating losses increased to L.1.8 million (1999: L..1.0 million).

A new Managing Director was appointed in June and he established a new management team, supported by specialist assistance from central Group staff. Our strategy in France is to rebuild sales volume, margin and thereby profitability, but this will take a little time.

As part of our recovery strategy, a new office and distribution facility is planned to be commissioned in December 2001 which will provide the platform for channel and product expansion. The Paris region is estimated to represent the majority of the French market spend on EOS. The planned facility is just 30 minutes from the centre of Paris.

Sweden & Norway

The "dot com" mania in early 2000 and the emergence of short lived, but highly competitive, computer supplies websites led to a challenging year.

Turnover decreased year on year to L.43.8 million (1999:L.46.0 million). However, at constant exchange rates revenue was broadly unchanged. Despite firm control over costs, operating profits declined from L.1.3 million in 1999 to
L.0.5 million in 2000 as margins came under pressure.

In Norway a Managing Director was appointed in August 2000, who restructured the executive management and began the process of enhancing margins to improve profitability. Programmes were introduced in Sweden to improve the sales volume, particularly in the Wholesale channel. The Group e-commerce programmes were piloted in Sweden where the market acceptance is more in line with the USA. Considerable success was achieved, by the end of the year over 30% of customer transactions were being placed via the Internet or EDI solutions.

Scandinavia has started 2001 well, recording good operating profits in the first quarter. E-business continues to grow with the added benefit of new "partnership" portal agreements in place with major customers and vendors.

Kingfield Heath

Our 47% associate Kingfield Heath contributed L.0.2 million to profit before tax, prior to exceptional costs of L.1.0 million. On a like-for-like basis Kingfield Heath's turnover was broadly unchanged at L.206.4 million in the first full year since its creation. It enjoyed reasonable early success in executing its integration plan, but suffered service difficulties late in the year. The service level has now been recovered and Kingfield Heath is moving forward with the second phase of its strategic plan.

Outlook

The market growth of EOS in Europe is projected to continue at 15% per annum for at least the next five years. The relative spend on EOS as a percentage of general office consumable products continues to grow and is predicted to exceed 50% in 2001. Margins remain under constant pressure, but ISA's Hybrid model provides a clear market advantage enabling growth in excess of market forecasts and delivering incremental operating profit.

In the current year, signs from Germany and France are encouraging and are broadly in line with our expectation of the pace of recovery leading to monthly profitability. Our chief goal is the return to sustained profits for the Group as a whole.

ISA has proven through the UK business model that an attractive return on sales can be attained. Logistics has been re-established as a core competence and, as Continental Europe returns to profit, the Board believes the Group has the potential to achieve a 3-4% operating return on sales, in the medium term.

BRUCE ROBINSON

Chief Executive Officer

FINANCIAL REVIEW

Financial results

Losses for the year before non-recurring items, share of associates and tax were
L.2.6 million (1999 continuing operations: profit of L.0.9 million). Non-recurring items, excluding our share of associates were L.7.7 million (1999 continuing operations L.4.2 million). The Group's share of the associates, including non-recurring items and amortisation of goodwill was a loss of L.1.6 million (1999: L.1.0 million).

As a result of the non-recurring items and tax losses in Continental Europe which cannot be relieved this year, losses per share were 21.4 pence (1999: 7.3 pence). Losses per share prior to non-recurring items were 6.3 pence (1999: earnings of 4.1 pence).

Margin

Overall gross margin, before non-recurring items, has declined from 17.0% to 16.1% as there has been a change in the mix of volume between distribution channels, with a disproportionate increase in sales volume in the lower margin wholesale channel. The severe service difficulties experienced in Continental Europe also led to some short-term sacrificing of margin in order to retain customer loyalty.

Non-recurring items

The non-recurring costs incurred during the year were substantial. These costs are summarised in Note 4. One-off costs directly attributable to the service failure of the outsourced European logistics contract totalled L.7.2 million as follows:

Stock losses and customer claims L.2.8 million: During the course of the contract, delivery problems gave rise to significant levels of complaints, resulting in an abnormal level of credits being given to customers. In addition, significant stock shrinkage occurred in the warehouse in Belgium.

Duplicated costs during logistics transfer L.1.8 million: Whilst logistics was transferred back under the Group's control and during the three month period of preparation for the transfer, significant costs were duplicated as charges were still being incurred under the outsourced service agreement. This duplication of costs ended when the service agreement was terminated.

Non recoverable debts L.1.2 million: The outsourced logistics partner has been unable to produce sufficient proof of many deliveries reported to have been made to customers. Consequently, debtors amounting to L.1.2 million are considered to be unrecoverable.

Contract termination costs L.1.4 million: The contract for outsourced logistics had an initial term of five years with stringent early termination penalties. These were reduced by negotiation to a cost of L.1.4 million including interest on deferred payment. At 31st December, 2000 L.0.9 million of this settlement remained unpaid.

During the period of disruption in Continental Europe, a further L.0.5 million was incurred in senior management restructuring costs. In addition the property and location rationalisation programme begun in France in 1999 cost a further
L.0.3 million. However, there was a L.0.3 million credit as the debt provision made in 1999 in the discontinued John Heath business was found to be excessive.

Cash and balance sheet

The impact of the problems with the outsourced logistics in Continental Europe contributed to an increase in the net debt of the Group by L.3.5m to L.25.8m. Shareholders' funds have reduced to L.12.7m giving net gearing of 203%.

Net debt during the early part of 2001 has further increased due to a significant uplift in the level of business combined with seasonal working capital requirements. Whilst the Board considers that its banking facilities are adequate to support the Group's predicted cash flow, the Board believes that the proposed equity injection will improve the Group's balance sheet and increase the pace of recovery.

Taxation

Although losses were incurred during 2000, there is a tax charge in the profit and loss account. This arises as the taxable losses incurred in Continental Europe cannot be relieved this year, while other parts of the Group produced taxable profits. As Continental Europe moves back into profit it is anticipated that the tax losses now being carried forward will reduce the effective tax rate on future profits.

Treasury policy

The Group's treasury policy aims to ensure that the Group has sufficient resources, whilst monitoring and minimising risk. The Group does not engage in speculative transactions.

The main risks arising from the Group's financial instruments are interest rate risk, liquidity risk and foreign exchange risk. The Board reviews and agrees policies for managing each of these risks and they are summarised below:

Interest rate risk: The Group finances its operations through a mixture of previously retained profits and bank borrowings. Interest rates are managed by borrowing from various funding sources at a variable rate. The Board reviews the interest rates that the Group is paying and where appropriate, purchases hedging instruments.

Liquidity risk: Financial flexibility is critical to this business and is achieved through managing loans and overdrafts on a short-term basis. It is the Group's policy to fund the purchase of long-term assets by financing lines of a similar maturity, where available. Around 40% of the Group's bank facilities are in the form of invoice discounting as this form of financing flexes with the level of business being generated.

Foreign exchange risk: The Group has significant subsidiaries in Europe whose revenues and expenses are denominated in local currency. In order to provide some protection of the Group's sterling balance sheet from movements in these primarily Euro based currencies, the Group finances part of its net investment in the largest subsidiaries by borrowing in the local currencies of these operating units. Unrealised differences arising from structural currency exposures are recognised in the Statement of Total Recognised Gains and Losses.

A significant amount of the Group's cost of sales is denominated in currencies other than that of the local operating unit. The Group's policy is to manage currency exposure on purchase commitments through forward currency contracts.

MIKE MURPHY

Chief Financial Officer

THE BOARD

DAVID HEAP,
aged 57 years
Chairman
Appointed October 1998

Originally founded ISA in 1970, and following its disposal in 1985 via a Management Buy-Out, developed Daisytek International Corporation in the USA. Retired as chairman of Daisytek in 1999. Has considerable experience of the electronic office supplies market.

BRUCE ROBINSON,
aged 45 years
Chief Executive Officer
Appointed January 2000

Joined the Group in June, 1999 as General Manager, UK & Ireland. Has held various senior executive roles in the Office Products Industry during the last 16 years, most recently as CEO of Corporate Express (UK), a subsidiary of one of the world's largest suppliers of office consumables.

MIKE MURPHY,
aged 35 years
Chief Financial Officer
Appointed September 1999

A qualified Chartered Accountant. Was previously Group Finance Director of Capital Industries PLC, a quoted specialist niche packaging group, for eight years.

VOLKER TRIEBEL,
aged 59 years
Non-executive Director
Appointed 1987

A practising German lawyer and English barrister. He is also chairman of the Supervisory Board of Rosenthal AG, porcelain manufacturers.

HANS FRISTEDT,
aged 59 years
Non-executive Director
Appointed March 1998

President of Calvert Holdings LLC, the parent undertaking of CHISA LLC. Previously president and Chief Operating Officer of American Trading and Production Corporation (Atapco). Prior to joining Atapco he held similar roles in Esselte Business Systems Inc. He has considerable experience of the stationery and office products market.

PAUL WHITE,
aged 39 years
Company Secretary
Appointed 1997

A qualified Chartered Accountant. Has held the additional position of Group Financial Controller since 1993, having joined the Group in 1990.

DIRECTORS' REPORT

The Directors present their Report and the Audited Financial Statements for the year ended 31st December, 2000.

Principal activity and business review

The principal activity of the Group during the year was the distribution of consumable products for information processing equipment and office products. The names of the principal operating companies during year are set out in Note 17.

A review of the Group is contained in the Chief Executive's Report on pages F-33 to F-39 and in the Financial Review on pages F-40 to F-43.

Results

The results for the year are set out in the Group Profit and Loss Account on page F-56. Following the loss for the financial year, L.12.4m was transferred from reserves (1999: L.3.9m).

Dividend

The Board does not propose a dividend for the year ended 31st December, 2000.

Special business at the Annual General Meeting

Resolution 3 in the Notice of Annual General Meeting, which will be proposed as an ordinary resolution, renews the authority given to the Directors at the Annual General Meeting on 18th May, 2000 to issue shares limited to the lower of the existing authorised but unissued share capital or 33.3% of the issued share capital. At the date of this report this amounts to 19,592,799 ordinary shares of 5p each, being L.979,640 in nominal value. No issue will be made which will effectively alter control of the Company without the consent of the shareholders in General Meeting.

Resolution 4, which will be proposed as a special resolution, extends for a maximum period of 15 months the Directors authority to issue equity securities for cash without first offering such shares to shareholders in proportion to their existing holdings. The authority is limited, other than in the case of a rights issue or pursuant to share schemes, to shares not exceeding 5% of the issued ordinary share capital of the Company. At the date of this report this amounts to 2,938,920 ordinary shares of 5p each amounting to L.146,946 in nominal value.

Corporate governance

In June 1998, the Hampel Committee on Corporate Governance published the Combined Code, containing Principles of Good Governance and a Code of Best Practice. These consolidate the work of the earlier Cadbury and Greenbury Committees. The following is a statement explaining how the Principles of Good Governance have been applied and whether the best practice provisions of the Combined Code have been complied with, specifying which provisions, if any, have not been complied with, for what period and the reasons for non-compliance.

Principles of good governance

(A) Directors

1. The Board

The Board currently consists of three Executive and two Non-executive Directors and meets regularly throughout the year. The Non-executive Directors provide the Company with further commercial and investment experience. The Board monitors current trading performance, budgets and forecasts and strategic options for each division of the Group. To enable them to do this, all Directors have full and timely access to all relevant information, including monthly financial reports. The appointment of new Directors is considered by a Nominations Committee comprising the two Non-executive Directors. Procedures are in place to enable Directors to obtain independent professional advice, where necessary, at the Company's expense. All Directors also have access to the advice and services of the Company Secretary.

2. Chairman and Chief Executive

Since 28th September, 2000 the roles of Chairman and Chief Executive have been clearly segregated and are carried out by separate individuals. Prior to that date DA Heap combined both roles. The Board is aware of Code Provision A.2.1 which requires the division of responsibilities between these positions. However, the Non-Executive Directors, under the leadership of Dr BV Triebel had, in the Board's view, the ability and authority to ensure that the combination of roles did not work to the disadvantage of the Company and its shareholders.

3. Board balance

The Board has a balance of Executive and Non-executive Directors, and the Non-executive Directors continue to represent a strong and independent element. Dr BV Triebel retires at the Annual General Meeting, but has decided not to seek re-election. Therefore, as a matter of priority, the Board has instructed the Nominations Committee to make recommendations for the appointment of further Non-executive Directors who will bring new skills or relevant experience.

4. Re-election

The Company's Articles of Association provide that one-third of the Directors retire at each Annual General Meeting. All Directors, in accordance with the Code, submit themselves for re-election in turn.

(B) Directors' remuneration

The principles applied by the Board are set out in the Report by the Remuneration Committee on pages F-52 to F-54.

(C) Relations with shareholders

The Annual General Meeting is the Company's principal opportunity to communicate directly with private shareholders. The Board seeks to make best use of this opportunity by ensuring that the Chairman of the Board, the Executive Directors and the chairman of the Audit and Remuneration Committees are available at the meeting to answer any questions from shareholders.

(D) Internal control and risk management

Under the terms of the Combined Code, the Board is responsible for the Group's system of internal control and for reviewing its effectiveness. Such a system is designed to manage rather than eliminate the risk of failure to achieve the Group's strategic objectives and can only provide reasonable and not absolute assurance against material misstatement or loss.

Implementation of an on-going process for identifying, evaluating and managing the Group's significant risks was completed during the current financial year. These procedures have been in place up to the date of approval of the Annual Report and Accounts. The processes are regularly reviewed by the Board in accordance with the guidance, Internal Control Guidance for Directors on the Combined Code. Prior to this the Company followed the guidance for directors on internal control and financial reporting issued by the Working Group on 'Internal Control' in December 1994.

Principal elements of the Group's system of internal controls are:

Control environment

The Board sets the overall policy for the Group which includes a well defined organisational structure with clear operating procedures, lines of responsibility and delegated authority. Control procedures exist to identify and control business risks, safeguard the Group's assets and to ensure that financial transactions are properly recorded.

Assessment of business risk

Management are responsible for the identification and evaluation of key risks applicable to their areas of business. These risks are assessed on a continual basis and action plans are formulated to deal with them. The Board has constituted a Risk Committee, which meets at least twice each year, to co-ordinate and formalise this process. Appropriate control procedures are identified for each key risk and responsibility for control is allocated to appropriate business managers.

Monitoring process

The control procedures are regularly reviewed by executive management. An assessment of the internal control environment has been undertaken at each of the Group's subsidiaries and the results reported to the Risk Committee. The Risk Committee produces reports to The Board setting out the key risk indicators and considers possible control issues brought to their attention.

The first annual review of the effectiveness of the Group's system of internal control was completed in late 2000 and approved by the Board on 27th March, 2001.

It became apparent to the Board during 2000 that the controls over order despatch and stock in the outsourced logistics operation in Continental Europe were unsatisfactory. Logistics was therefore returned to Group management in an orderly fashion, with an appropriate system of effective internal control fully re-established by September 2000.

Internal financial control

In addition to the general internal controls discussed above the Directors acknowledge their responsibility for the Group's system of internal financial control.

The key features of the internal financial control system that operated throughout the period covered by the accounts are described below:

Operating controls

The purpose of the key financial and operating controls procedures in place throughout the Group are: (a) the safeguarding of assets against unauthorised use or disposition; (b) the maintenance of proper accounting records and reliable financial information for use within the business or for publication.

Financial reporting and information systems
There is a comprehensive budgeting system with an annual budget and revised forecasts for the year which are continuously updated and compared to actual results on a regular basis.

Functional reporting

The Board has identified specific matters and transactions which require full Board approval. These include matters such as acquisitions and disposals, capital projects over certain pre-agreed financial limits and the establishment of banking facilities.

The Board has reviewed the effectiveness of the system of internal control in operation in the Group. Other than as described above, the Directors consider that there have been no material weaknesses in internal control that have resulted in any material losses, contingencies or uncertainties requiring disclosure in the Financial Statements.

Board Committees

The Audit Committee, which normally meets twice a year, comprises two Non-executive Directors, and is chaired by H Fristedt. The Committee reviews the Company's interim and annual Financial Statements before submission to the Board for final approval and considers any matters raised by the auditors. The Audit Committee has specific terms of reference which deal with its authorities and duties. The Company does not comply with Code Provision D.3.1 which requires the Audit Committee to consist of at least three Non-executive Directors. The Board has instructed the Nominations Committee to make recommendations for the appointment of further Non-executive Directors.

As the auditors of the Company, Arthur Andersen also provide non-audit services to the Group. The Audit Committee keeps under review the nature and extent of such services, in order to seek to balance the maintenance of objectivity and value for money.

The Remuneration Committee comprises two Non-executive Directors, it is chaired by H Fristedt and meets as required during the year to review and agree the terms and conditions of employment of the Executive Directors, including levels of remuneration and other benefits.

Statement of compliance

Other than the exceptions described above, the Company continued to comply and has complied in all material respects with the provisions of section 1 of the Combined Code.

Directors' responsibilities

The Directors are required by the Companies Act 1985 to prepared Financial Statements for each financial year which give a true and fair view of the state of affairs of the Company and Group as at the end of the financial year and of the profit or loss for that period. It is also the Directors' responsibility to maintain adequate accounting records, safeguard the assets of the Company and Group and to take reasonable steps to prevent and detect fraud and other irregularities.

The Directors confirm that suitable accounting policies, consistently applied and supported by reasonable and prudent judgements and estimates, have been used in the preparation of the Financial Statements and that applicable accounting standards have been followed.

Going concern

After making enquiries, the Directors have a reasonable expectation that the Company and the Group have adequate resources to continue in operational existence for the foreseeable future. For this reason, they continue to adopt the going concern basis in preparing the Financial Statements.

Directors

The current Directors are as follows:

DA Heap                                             Chairman

B Robinson                                          Chief Executive Officer

Appointed to the Board 26th January, 2000

Appointed Chief Executive 28th September, 2000

MJ Murphy                                           Chief Financial Officer

Dr BV Triebel*                                      Senior Independent Director

H Fristedt*

On 2nd June, 2000 MC Layton* resigned as a Director

* Indicated Non-executive

In accordance with the Articles of Association, Dr BV Triebel retires at the Annual General Meeting, but has decided not to seek re-election. Dr Triebel has been a Non-executive Director since 1987 and the Board sincerely thanks him for his contribution over the last 14 years.

Remuneration report

The Company has, throughout the year, complied with section A "Remuneration Committees" of the best practice provisions regarding Directors' remuneration annexed to the Listing Rules, and has applied the best practice provisions set out in section B annexed to the Listing Rules. The Remuneration Committee currently comprises H Fristedt (Chairman), and Dr BV Triebel. Its role is to review the appointment of and service contracts, salaries and other remuneration of Directors and senior management. The recommendations of the Committee are presented for ratification by the full Board.

Objective

The Committee aims to ensure that top quality management is recruited, retained and motivated by offering competitive remuneration packages.

Salaries and benefits

In determining basic salaries, the Committee considers each individual's ability, performance and level of responsibility, as well as taking professional advice and market data into account.

In addition to salary, Executive Directors are provided with private health cover and a company car. Salaries and benefits paid to the Executive Directors are shown opposite.

Executive Directors' remuneration


                                              Salary
                                                 and                                                   Total       Total
                                                fees        Benefits         Bonus       Pension        2000        1999
                                              L.'000          L.'000        L.'000        L.'000      L.'000      L.'000
DA Heap                                          100              --            --            --         100          97

B Robinson                                       122               8            --            --         130          --
(appointed 26th January, 2000

MJ Murphy                                        100              10            --            15         125          38
(appointed 20th September, 1999)

PPJ Vikanis                                       --              --            --            --          --          17
(resigned 29th November, 1999)

GR Stevens                                        --              --            --            --          --         204
(resigned 20th September, 1999)

TE Blyth                                          --              --            --            --          --         119
(resigned 9th March, 1999)

                                                 322              18            --            15         355         475

Non-executive Directors' remuneration




                                                        2000         1999
                                                      L.'000       L.'000
BV Triebel                                                17          17

H Fristedt*                                               --          --

MC Layton (resigned 2nd June, 2000)                       --          45

JK Hewson (resigned 30th September, 1999)                 --          13

                                                          17          75

* H Fristedt is a representative of CHISA LLC and only received expenses.

Share options

In order to link an element of remuneration with long-term share performance, the Company operates discretionary share option schemes for the Executive Directors and other senior management. Following shareholder approval on 22nd June, 2000, the rules of the share option schemes were amended to reflect the changed circumstances of the Group. Options over 3,885,500 ordinary shares outstanding at that time were surrendered and re-issued. Exercise of these options is subject to the satisfaction of performance criteria. Options over a further 2,207,500 ordinary shares, exercisable subject to the same performance criteria, were granted during the year, of which 750,000 were to Directors. Detail of outstanding options are set out in Note 24 to the Financial Statements.

Pensions

The Group continues to operate a defined contribution pension scheme for senior employees.

Service contracts

The Executive Directors have service contracts terminable on twelve months notice. In the case of B Robinson, this notice may not be served before 31st December, 2002.

Non-executive Directors

Independent Non-executive Directors are appointed for an initial period of three years, following which their appointment is reviewed annually. Details of the amounts paid to Non-executive Directors are set out on the previous page. There are no pension arrangements for the Non-executive Directors, nor do they participate in any share option scheme.

Directors' interests

According to the register maintained under the Companies Act 1985 the interests (all of which were beneficial), of the Directors in office at 31st December, 2000 (and their immediate families) in the issued share capital of the Company were as shown in the table below.

Directors' share options

Options held by the Directors to subscribe for the Company's ordinary shares are shown in Note 24 to the Financial Statements.



Directors' interests
-----------------------------------------------------------------------------------------------------
                           18th May, 2001           31st December, 2000            1st January, 2000*
               Ordinary shares of 5p each    Ordinary shares of 5p each    Ordinary shares of 5p each
-----------------------------------------------------------------------------------------------------
DA Heap                        12,278,029                    12,278,029                    12,118,029
B Robinson                             --                            --                            --
MJ Murphy                         120,000                       120,000                            --
BV Triebel                         40,000                        40,000                        40,000
H Fristedt                         90,000                        90,000                       100,000
-----------------------------------------------------------------------------------------------------

*or date of appointment, if later

Employees

The Group places considerable value on the involvement of its employees and has continued its practice of keeping them informed of matters affecting them as employees. A Group-wide intranet, updated daily, is accessible by all staff. In addition, regular Communication Roadshows are presented for all staff in a particular location by Bruce Robinson, Chief Executive Officer and local directors.

It is the Group's policy to give equal consideration to all job applicants and employees irrespective of sex, race, creed or disability.

Supplier payment policy

The Group's policy is to agree terms and conditions for its business transactions with suppliers. Payment is generally made on those terms, subject to the terms and conditions being met by the supplier.

At 31st December, 2000 the average number of days outstanding in respect of the Group's trade creditors was 47 (1999: 39). The Company itself does not trade and therefore its trade creditor days were nil.

Substantial holdings

The Directors have been notified that as at 18th May, 2001 the shareholders shown in the table below were beneficially and non-beneficially interested in the ordinary shares of the Company.

Save as disclosed in the table, the Directors have not been notified of any holding of 3% or more.

---------------------------------------------------------------------------------------------------------
                                         Number of ordinary shares     Percentage of issued share capital
---------------------------------------------------------------------------------------------------------
CHISA LLC                                               17,542,553                                 29.8%

DA Heap                                                 12,278,029                                 20.9%

The Prudential Assurance Co Ltd                          3,533,763                                  6.0%

JA Heap                                                  3,210,137                                  5.5%

Hart Ventures Plc                                        2,940,000                                  5.0%
---------------------------------------------------------------------------------------------------------


Auditors

A resolution proposing the re-appointment of Arthur Andersen will be put to the Annual General Meeting.

This report was approved by the Board on 22nd May, 2001.

Paul White

Secretary

66-70 Vicar Lane

Bradford BD1 5AG

GROUP PROFIT AND LOSS ACCOUNT
FOR THE YEAR ENDED 31ST DECEMBER, 2000

                                                                                        Continuing    Discontinued
                                                                                        operations      operations         Total
                                                                            2000              1999            1999          1999
                                                     Notes                L.'000            L.'000          L.'000        L.'000
TURNOVER                                               2,3               296,803           288,027          83,573       371,600

COST OF SALES
         Normal                                                         (248,916)         (239,206)        (62,215)     (301,421)
         Exceptional                                     4                (2,836)           (1,532)             --        (1,532)
                                                                    ------------      ------------    ------------     ---------
                                                                        (251,752)         (240,738)        (62,215)     (302,953)
                                                                    ------------      ------------    ------------     ---------
GROSS PROFIT                                                              45,051            47,289          21,358        68,647
                                                                    ------------      ------------    ------------     ---------
OPERATING EXPENSES
         Distribution costs                                              (19,814)          (18,481)        (10,225)      (28,706)
         Administrative expenses                                         (28,671)          (28,123)         (7,205)      (35,328)
         Amortisation of goodwill                                             --                --            (329)         (329)
         Non-recurring items                             4                (4,866)           (2,701)         (1,267)       (3,968)
                                                                    ------------      ------------    ------------     ---------
                                                                         (53,351)          (49,305)        (19,026)      (68,331)
                                                                    ------------      ------------    ------------     ---------
OPERATING (LOSS)/PROFIT                                  5                (8,300)           (2,016)          2,332           316
         Share of associates' operating profit           6                 1,458               702              --           702
         Share of associates' non-recurring items        6                (1,032)           (1,366)             --        (1,366)
         Amortisation of goodwill                       14                  (799)             (197)             --          (197)
                                                                    ------------      ------------    ------------     ---------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE INTEREST                      (8,673)           (2,877)          2,332          (545)
         Interest receivable                             7                   115               122              21           143
         Interest payable and similar charges            8                (3,343)           (1,569)           (933)       (2,502)
                                                                    ------------      ------------    ------------     ---------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE TAXATION                     (11,901)           (4,324)          1,420        (2,904)
                                                                                      ------------    ------------
         Tax on loss on ordinary activities             11                  (449)                                           (987)
                                                                    ------------                                       ---------
LOSS FOR THE FINANCIAL YEAR                             25               (12,350)                                         (3,891)
                                                                    ------------                                       ---------
(LOSSES)/EARNINGS PER ORDINARY SHARE                    13
         Basic                                                             (21.4)p                                          (7.3)p
         Before non-recurring items                                         (6.3)p                                           4.1p
         Fully diluted                                                     (21.0)p                                          (6.6)p
                                                                    ============                                       =========

The accompanying notes form an integral part of these Financial Statements.

GROUP BALANCE SHEET

AT 31ST DECEMBER, 2000

                                                                                      2000              1999
                                                               Notes                L.'000            L.'000
FIXED ASSETS
Goodwill                                                          14                14,993            15,437
Tangible assets                                                   15                 6,085             4,706
Investments                                                       16                 2,609             3,262
                                                                              ------------      ------------
                                                                                    23,687            23,405
                                                                              ------------      ------------
CURRENT ASSETS
Stocks                                                            18                18,488            18,873
Debtors                                                           19                46,268            45,968
Cash at bank and in hand                                                             4,153             1,860
                                                                              ------------      ------------
                                                                                    68,909            66,701
CREDITORS (AMOUNTS FALLING DUE WITHIN ONE YEAR)                   20               (79,233)          (63,382)
                                                                              ------------      ------------
NET CURRENT (LIABILITIES)/ASSETS                                                   (10,324)            3,319
                                                                              ------------      ------------
TOTAL ASSETS LESS CURRENT LIABILITIES                                               13,363            26,724
CREDITORS (AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR)          21                  (544)             (618)
PROVISIONS FOR LIABILITIES AND CHARGES                            23                   (81)              (37)
                                                                              ------------      ------------
NET ASSETS                                                                          12,738            26,069
                                                                              ============      ============
CAPITAL AND RESERVES
Called up share capital                                           24                 2,939             2,660
Share premium account                                             25                 1,041             1,034
Shares to be issued                                                                     --             3,976
Other reserves                                                    25                 5,069             1,370
Profit and loss account                                           25                 3,689            17,029
                                                                              ------------      ------------
Equity shareholders' funds                                                          12,738            26,069
                                                                              ============      ============

The accompanying notes form an integral part of these Financial Statements.

The Financial Statements were approved by the Board on 22nd May, 2001 and signed on its behalf by:

B ROBINSON                                           MJ MURPHY
Director                                              Director

COMPANY BALANCE SHEET

AT 31ST DECEMBER, 2000

                                                                          2000              1999
                                                    Notes               L.'000            L.'000
FIXED ASSETS
Tangible assets                                        15                1,474               697
Investments                                            17               44,591            44,430
                                                                  ------------      ------------
                                                                        46,065            45,127
                                                                  ------------      ------------
CURRENT ASSETS
Debtors                                                19               33,567            26,126

CREDITORS (AMOUNTS FALLING DUE WITHIN ONE YEAR)        20              (27,412)          (19,278)
                                                                  ------------      ------------
NET CURRENT ASSETS                                                       6,155             6,848
                                                                  ------------      ------------
NET ASSETS                                                              52,220            51,975
                                                                  ============      ============
CAPITAL AND RESERVES
Called up share capital                                24                2,939             2,660
Share premium account                                  25                1,041             1,034
Shares to be issued                                                         --             3,976
Other reserves                                         25               40,663            36,964
Profit and loss account                                25                7,577             7,341
                                                                  ------------      ------------
Equity shareholders' funds                                              52,220            51,975
                                                                  ============      ============


The accompanying notes form an integral part of these Financial Statements.

The Financial Statements were approved by the Board on 22nd May, 2001 and signed on its behalf by:

B ROBINSON                                           MJ MURPHY
Director                                              Director

GROUP CASH FLOW STATEMENT

FOR THE YEAR ENDED 31ST DECEMBER, 2000

                                                                                         2000              1999
                                                               Notes                   L.'000            L.'000
NET CASH INFLOW FROM OPERATING ACTIVITIES                         28 a                  2,427             2,172
Returns on investments and servicing of finance                   28 c                 (1,639)           (2,645)
Taxation                                                          28 c                    (55)           (1,349)
Capital expenditure and financial investment                      28 c                 (2,983)             (529)
Acquisitions and disposals                                        28 c                   (161)           16,111
                                                                                 ------------      ------------
Cash (outflow)/inflow before management of liquid
resources and financing                                                                (2,411)           13,760
Financing                                                         28 c                   (434)          (16,989)
                                                                                 ------------      ------------
DECREASE IN CASH IN THE YEAR                                                           (2,845)           (3,229)
                                                                                 ============      ============

GROUP STATEMENT OF TOTAL RECOGNISED GAINS AND LOSSES

FOR THE YEAR ENDED 31ST DECEMBER, 2000

                                                                                        2000              1999
                                                                                      L.'000            L.'000
LOSS FOR THE FINANCIAL YEAR                                                          (12,350)           (3,891)
Translation differences on foreign currency net investments                             (808)              120
Unrealised gain on disposal of subsidiary                                               (182)              815
                                                                                ------------      ------------
Total gains and losses recognised since the last annual report                       (13,340)           (2,956)
                                                                                ============      ============

The accompanying notes form an integral part of these Financial Statements.

NOTES TO THE FINANCIAL STATEMENTS
for the year ended 31st December, 2000

1  ACCOUNTING POLICIES

   The principal accounting policies are summarised below. They have all been applied consistently throughout the year and preceding year:

a) BASIS OF ACCOUNTING

   The financial statements are prepared under the historical cost convention and in accordance with applicable accounting standards.


b) BASIS OF CONSOLIDATION

   The consolidated financial statements incorporate the financial statements of the Company and all its subsidiary undertakings all of which are made up to 31st December, 2000.

   The results of subsidiary undertakings acquired or disposed of during the year are included from, or to, the date that control passes from, or to, the Group.

c) GOODWILL

   Goodwill arising on acquisitions representing the excess of the purchase consideration over the fair value of the net assets acquired, is capitalised and written off on a straight line basis over its useful economic life, normally 20 years.

   Goodwill that arose from acquisitions prior to 31st December, 1997 was written off to reserves in accordance with the accounting standards then applicable. As permitted by Financial Reporting Standard 10, goodwill previously written off to reserves has not been reinstated in the balance sheet.

d) TANGIBLE FIXED ASSETS AND DEPRECIATION

   Tangible fixed assets are stated at cost less accumulated depreciation. Depreciation is provided on all fixed assets at rates calculated to write off the cost, less estimated residual value, of such assets evenly over their expected useful lives. The estimated useful lives used for this purpose are:

   Freehold buildings              40 years

   Leasehold improvements          Shorter of 10 years or remaining life of
                                   lease

   Plant and machinery             2 to 10 years

   Fixtures and fittings           4 to 7 years

e) LEASE AND HIRE PURCHASE COMMITMENTS

   Assets held under hire purchase or finance lease contracts that transfer substantially all the risks and rewards of ownership to the Group are capitalised and depreciated over their useful lives.

   The capital element of the related liability is included in creditors. The interest element is charged to the profit and loss account so as to produce a constant periodic rate of charge on the capital outstanding. Rentals in respect of all operating leases are charged to the profit and loss account on a straight line basis over the term of the lease.

f) INVESTMENTS

   Fixed asset investments are stated at cost less provision for permanent diminution in value where appropriate.

g) ASSOCIATED UNDERTAKINGS

   The consolidated profit and loss account includes the Group's share of the results of its associated undertakings where there is substantial holding in the equity and participation in financial and operating policy decisions. Investments in associated undertakings are included in the consolidated balance sheet at cost, less goodwill, plus the Group's share of post-acquisition retained reserves.

h) STOCKS

   Stocks are stated at the lower of cost and net realisable value. Cost is taken as the average purchase price plus carriage and freight costs. Net realisable value is the price at which stocks can be sold in the normal course of business after allowing for costs of realisation. Provision is made for slow moving and defective stocks where appropriate.

i) TAXATION

   Corporation tax is provided at amounts expected to be paid (or recovered) using the tax rates and legislation that has been enacted or substantially enacted by the balance sheet date.

   Deferred taxation relating to the excess of capital allowances over depreciation and other timing differences is provided in the financial statements to the extent that a liability is expected to crystallise.

j) FOREIGN CURRENCIES AND RELATED DERIVATIVE FINANCIAL INSTRUMENTS

   Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies and the balance sheets of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date.

   Exchange differences arising on the re-translation of the opening net assets of overseas subsidiary undertakings at the closing rate are taken directly to reserves. The profit and loss accounts of overseas subsidiary undertakings are translated using average rates of exchange with the adjustment arising from closing rates taken to reserves.

   Gains and losses arising on forward exchange contracts are deferred and recognised in the profit and loss account at the same time as the hedged transaction.

   All other exchange differences are dealt with in the profit and loss account.

k) PENSION COSTS

   The Group operates a defined contribution pension scheme for senior employees in the UK. The assets of the scheme are held separately from those of the Group and are administered independently. The Group's contribution to the scheme is charged to the profit and loss account as it falls due.

   Any difference between amounts charged to the profit and loss account and amounts payable in respect of the Group's pension schemes are shown as either provisions or prepayments in the balance sheet. There are no Group pension arrangements in respect of overseas operations.

2  TURNOVER

   Turnover comprises the invoiced value of goods and services supplied by the Group, exclusive of value added taxation and intra-group transactions, and is attributable to the distribution of consumable products for the office.

                                                  2000        1999
                                                 L.'000      L.'000

TURNOVER BY DESTINATION
United Kingdom                                   104,053     161,896
Continental Europe                               140,855     158,406
Scandinavia                                       43,798      46,166
Other areas                                        8,097       5,132
                                                --------    --------
                                                 296,803     371,600
                                                ========    ========

3  SEGMENTAL REPORTING

                               Continuing            Discontinued              Total
                              Operations              Operations               United                 Continental
                             United Kingdom         United Kingdom             Kingdom                   Europe
                         ---------------------   --------------------    ---------------------    ---------------------
                           2000         1999       2000        1999        2000        1999         2000       1999
                          L.'000       L.'000     L.'000      L.'000      L.'000      L.'000       L.'000      L.'000

TURNOVER BY ORIGIN

Total sales               113,107      97,262          --      88,003     113,107     185,265      142,834     153,371
Inter-segment sales        (1,686)     (5,323)         --      (4,430)     (1,686)     (9,753)      (1,250)     (3,272)
                         --------    --------     -------     -------    --------    --------     --------    --------
Sales to third
parties                   111,421      91,939          --      83,573     111,421     175,512      141,584     150,099
                         ========    ========     =======     =======    ========    ========     ========    ========

(LOSS)/PROFIT BEFORE
TAXATION
Segment operating
profit/(loss) before
non-recurring items         4,430       3,026          --       3,599       4,430       6,625       (4,348)      (961)
Non recurring items           (45)       (277)         --      (1,267)        (45)     (1,544)      (7,936)    (3,248)
                         --------    --------     -------     -------    --------    --------     --------    --------

                            4,385       2,749          --       2,332       4,385       5,081      (12,204)    (4,209)
                         ========    ========     =======     =======    ========    ========     ========    ========
Unallocated central
costs:
Operating loss
Non-recurring items

Operating (loss)/profit
Share of associates loss after non-recurring
  items and goodwill amortisation
Net interest

Group loss before
taxation


NET ASSETS
Segmental net assets        8,912      12,255          --                   8,912      12,255        9,167      13,352
                         ========    ========     =======     =======    ========    ========     ========    ========
Investments and
  goodwill
Unallocated liabilities

Total net assets

                                       Scandinavia                Total
                                   ---------------------   --------------------
                                     2000         1999       2000        1999
                                    L.'000       L.'000     L.'000      L.'000

TURNOVER BY ORIGIN

Total sales                          45,195      46,121     301,136     384,757
Inter-segment sales                  (1,397)       (132)     (4,333)    (13,157)
                                   --------    --------     -------     -------
Sales to third
parties                              43,798      45,989     296,803     371,600
                                   ========    ========     =======     =======

(LOSS)/PROFIT BEFORE
TAXATION
Segment operating
profit/(loss) before
non-recurring items                     504       1,303         586       6,967
Non recurring items                      --         (93)     (7,981)     (4,885)
                                   --------    --------     -------     -------

                                        504       1,210      (7,395)      2,082
                                   ========    ========     =======     =======
Unallocated central
costs:
Operating loss                                               (1,184)      1,151
Non-recurring items                                             279         615
                                                            -------    --------
Operating (loss)/profit                                      (8,300)        316
Share of associates loss after non-recurring
  items and goodwill amortisation                              (373)       (861)
Net interest                                                 (3,228)     (2,359)
                                                           --------    --------
Group loss before
taxation                                                    (11,901)     (2,904)
                                                           --------    --------

NET ASSETS
Segmental net assets                  3,091       3,714      21,170      29,321
                                   ========    ========     =======     =======
Investments and
  goodwill                                                   17,602      18,699
Unallocated liabilities                                     (26,034)    (21,951)
                                                           --------    --------
Total net assets                                             12,738      26,069
                                                           ========    ========

Unallocated liabilities represent net borrowings and taxation which are not applicable to the operations of any individual segment.

4  NON-RECURRING ITEMS

                                        Continuing        Discontinued
                                        operations         operations      Total
                                  ---------------------   ------------    -------
                                     2000      1999           1999          1999
                                    L.'000    L.'000         L.'000        L.'000

COST OF SALES
Stock losses and customer
claims                               2,836     1,532             --         1,532
                                    ------    ------         ------        ------
DISTRIBUTION COSTS
Duplicated costs during
logistics transfer                   1,745        --             --            --
Contract termination
costs                                1,420        --             --            --
                                    ------    ------         ------        ------
                                     3,165        --             --            --
                                    ------    ------         ------        ------

ADMINISTRATIVE EXPENSES
Board and senior
management settlements                 513     1,305            120         1,425
Property and location
rationalisation                        270       838            151           989
Non-recoverable debts                1,197        --             --            --
Exceptional bad debts                 (279)       --            996           996
Accelerated IT deprecation              --       558             --           558
                                    ------    ------         ------        ------
                                     1,701     2,701          1,267         3,968
                                    ------    ------         ------        ------
Total before share of
associates                           7,702     4,233          1,267         5,500
Share of associates
                                     1,032     1,366             --         1,366
                                    ------    ------         ------        ------
                                     8,734     5,599          1,267         6,866
                                    ======    ======         ======        ======

Further details of the non-recurring items are given in the Financial Review.

5  OPERATING (LOSS)/PROFIT

                                                2000     1999
                                               L.'000   L.'000

Operating (loss)/profit is stated after charging or (crediting):
Depreciation
--on owned assets                               1,453    3,085
--on hire purchased assets                        356      338
Loss (profit) on disposal of fixed assets          39      (51)
Auditors' remuneration
--audit                                           169      198
--other services                                   44      186
Operating lease rentals
--land and buildings                            1,904    3,265
--plant and machinery                           1,577      551

6  SHARE OF RESULTS OF ASSOCIATED UNDERTAKINGS

                                                     2000      1999
                                                    L.'000    L.'000

Operating profit (excluding non-recurring items)     1,458       702
Net interest payable                                (1,219)     (156)
Non-recurring items                                 (1,032)   (1,366)
                                                   -------    ------

Loss before tax                                       (793)     (820)
Tax (Note 11)                                          334       (40)
                                                   -------    ------
Loss after tax                                        (459)     (860)
                                                   =======    ======


Further details are given in Note 16.


7  INTEREST RECEIVABLE


Bank interest                                           41        20
Other interest                                          74       123
                                                   -------    ------
                                                       115       143
                                                   =======    ======

8  INTEREST PAYABLE AND SIMILAR CHARGES


Bank loans and overdrafts                                2,051   2,239
Hire purchase charges                                       50      69
Other interest                                              23      38
                                                        ------  ------
Total before share of associated undertakings            2,124   2,346
Share of associated undertakings                         1,219     156
                                                        ------  ------
                                                         3,343   2,502
                                                        ======  ======

9  DIRECTORS' REMUNERATION

                                                            2000     1999
                                                           L.'000   L.'000

Executive Directors salary and fees                          322      270
Fees for Non-executive Directors                              17       75
Compensation for loss of office                               --      164
Other benefits                                                18       19
                                                            ----     ----
                                                             357      528
Group contributions to money purchase pension schemes         15       22
                                                            ----     ----
                                                             372      550
                                                            ====     ====

Further details are given in the Directors' Report.

10  PARTICULARS OF EMPLOYEES

                                         Number     Number
The average monthly number of
persons employed by the Group
during the  year was:

Sales                                      627         702
Administration                             316         421
Distribution                               152         499
Manufacturing                               --          76
                                        ------      ------
                                         1,095       1,698
                                        ======      ======

Staff costs, including executive
directors' remuneration, during
the year amounted to:

Wages and salaries                              21,445      30,201
Social security costs                            4,069       4,935
Pension costs                                      172         460
                                               -------     -------
                                                25,686      35,596
                                               =======     =======

11  TAX ON LOSS ON ORDINARY ACTIVITIES


UK Corporation tax at 30% (1999: 30.25%)                                       677         1,179
Double taxation relief                                                        (207)         (484)
Transfer to/(from) deferred tax                                                 52           (31)
Overseas taxation                                                               (5)          605
Share of associates tax                                                       (334)           40
Adjustment relating to prior years-UK Corporation tax                          266          (322)
                                                                             -----         -----
                                                                               449           987
                                                                             =====         =====

The tax charge for the year has been reduced by tax relief in respect of non-recurring items amounting to L.31,000 (1999: L.792,000).

12  COMPANY PROFIT FOR THE FINANCIAL YEAR

The profit attributable to the Company which has been dealt with in its own accounts is L.236,000 (1999: L.1,251,000). In accordance with the exemption given under Section 230 of the Companies Act 1985 the Company does not present its own profit and loss account.

13 (LOSSES)/EARNINGS PER SHARE

The calculation of (losses)/earnings per ordinary share is based on the loss for the financial year of L.12,350,000 (1999: L.3,891,000) and on 57.8 million (1999: 53.2 million) ordinary shares, being the weighted average number of shares in issue during the year.

The calculation of earnings per share before non-recurring items is based on a loss after taxation of L.3,647,000 (1999: profit L.2,183,000), arrived at as follows:


The calculation of fully diluted (losses)/earnings per share is based on 58.9 million (1999: 58.9 million) ordinary shares, which reflects the issue of 5.5 million shares under the terms of the acquisition of John Heath (Holdings) Ltd (see Note 24) and the dilutive effect of outstanding share options.

14 GOODWILL

                                                                                    L.'000
COST
                                                                                  -------
At 1st January, 2000                                                               15,634
Reassessment of fair value of assets acquired in prior year                           194
Additions                                                                             161
                                                                                  -------
At 31st December, 2000                                                             15,989

AMORTISATION
                                                                                  -------
At 1st January, 2000                                                                  197
Charge for the year                                                                   799
                                                                                  -------
At 31st December, 2000                                                                996
                                                                                  -------
Net book value at 31st December, 2000                                              14,993
                                                                                   ======

NET BOOK VALUE at 31st December, 1999                                              15,437
                                                                                   ======

The fair value of certain assets in EXY Group Limited ("EXY"), acquired in 1999, were reassessed following completion of the audited accounts of EXY for the period ended 31st March, 2000.

All of the goodwill arose on the acquisition of the associated undertakings, and therefore the amortisation is shown in the Profit and Loss Account after the operating loss in accordance with Financial Reporting Standard No. 9.

15 TANGIBLE FIXED ASSETS

                                                              Plant        Fixtures
                                Freehold      Leasehold        and           and
                                buildings    improvements    machinery     fittings      Total
                                 L.'000        L.'000          L.'000      L.'000       L.'000
Group Cost
At 1st January, 2000                327           467         6,651         3,836        11,281
Additions                             1           413         1,947         1,109         3,470
Disposals                            --          (201)         (248)         (492)         (941)
Exchange adjustments                 --            (5)          (24)          (12)          (41)
                                 ------       -------       -------       -------       -------
At 31st December, 2000              328           674         8,326         4,441        13,769

DEPRECIATION
At 1st January, 2000                121           193         3,973         2,288         6,575
Charge for the year                  10            50         1,212           537         1,809
Disposals                            --           (36)         (232)         (408)         (676)
Exchange adjustments                 --            (1)          (18)           (5)          (24)
                                 ------       -------       -------       -------       -------
At 31st December, 2000              131           206         4,935         2,412         7,684

NET BOOK VALUE
At 31st December, 2000              197           468         3,391         2,029         6,085
                                 ======       =======       =======       =======       =======
NET BOOK VALUE
At 31st December, 1999              206           274         2,678         1,548         4,706
                                 ======       =======       =======       =======       =======

The net book value of tangible fixed assets includes L.738,000 (1999: L.865,000) in respect of assets held under hire purchase or finance lease contracts.


COMPANY

COST
At 1st January, 2000                        103       2,493          60        2,656
Additions                                    --       1,151           2        1,153
Disposals                                    --         (69)         --          (69)
                                         ------     -------     -------      -------
AT 31ST DECEMBER, 2000                      103       3,575          62        3,740
                                         ------     -------     -------      -------
DEPRECIATION

At 1st January, 2000                         11       1,919          29        1,959
Charge for the year                          10         287          12          309
Disposals                                    --          (2)         --           (2)
                                         ------     -------     -------      -------
AT 31ST DECEMBER, 2000                       21       2,204          41        2,266
                                         ------     -------     -------      -------
NET BOOK VALUE AT
31ST DECEMBER, 2000                          82       1,371          21        1,474
                                         ------     -------     -------      -------
Net book value at
31st December, 1999                          92         574          31          697
                                         ------     -------     -------      -------

16 INVESTMENTS -- GROUP

                                                                      L.'000
Investment in associated undertakings
At 1st January, 2000                                                   3,262
Reassessment of fair value of assets acquired in prior year             (194)
Share of loss after tax for year                                        (459)
                                                                      ------
At 31st December, 2000                                                 2,609
                                                                      ======

(a) Kaye Office Supplies Limited ("Kaye")

Kaye is a private company registered in England. The Group acquired a holding of 46.85% of the issued ordinary L.1 shares on 30th September, 1999.


Kaye is the parent undertaking of a group of companies which trade as wholesale distributors of office products.

The summarised profit and loss account of Kaye for the year ended 31st December, 2000 and the share attributable to the Group comprises:

                                                        Group share                                  Kaye
                                                    ---------------------                    ----------------------
                                                      2000          1999                       2000          1999
                                                     L.'000        L.'000                     L.'000        L.'000

Turnover                                             96,708        23,400                     206,420       119,036
                                                    -------       -------                    --------      --------
Profit before non-recurring item,
amortisation of goodwill and tax                        162           546                         345           471
Non-recurring items                                  (1,032)       (1,366)                     (2,203)       (3,865)
Amortisation of goodwill                                 --            --                        (307)          (77)
                                                    -------       -------                    --------      --------
Loss before tax                                        (870)         (820)                     (2,165)       (3,471)
Tax                                                     353           (40)                        754          (410)
                                                    -------       -------                    --------      --------
Loss after tax                                         (517)         (860)                     (1,411)       (3,881)
                                                    =======       =======                    ========      ========


The summarised balance sheet of Kaye at 31st December, 2000 and the share attributable to the Group comprises:

                                                        Group share                                Kaye
                                                    --------------------                   --------------------
                                                      2000         1999                      2000         1999
                                                     L.'000       L.'000                    L.'000       L.'000

Fixed assets                                          3,311        2,007                     7,068        4,284
Investments                                               5            5                        10           10
Goodwill                                                 --           --                     5,763        6,070
Current assets                                       36,432       34,444                    77,763       73,519
                                                    -------      -------                   -------      -------
                                                     39,748       36,456                    90,604       83,883
Creditors due within one year                       (37,472)     (32,178)                  (79,983)     (68,682)
Creditors due after one year and
provisions                                                        (1,474)                                (3,147)
                                                    -------      -------                   -------      -------
Equity shareholders' funds                            2,276        2,804                    10,621       12,054
                                                    =======      =======                   =======      =======

(b) EXY Group Limited ("EXY")

EXY is a private company registered in England. The Group acquired its holding of 32.0%. of the issued ordinary L.1 shares on 22nd November, 1999.

EXY is the parent undertaking of a group of companies whose trading activities principally consist of the recycling, manufacture and distribution of consumable products for the office.

EXY has a financial year end of 31st March.


17 INVESTMENTS -- COMPANY

                                                    Share in       Share in
                                                    associated     subsidiary
                                                   undertakings   undertakings    Total
                                                     L.'000          L.'000      L.'000
At 1st January, 2000                                  19,093         25,337       44,430
Additions                                                161             --          161
                                                     -------        -------      -------
At 31st December, 2000                                19,254         25,337       44,591
                                                     =======        =======      =======


Name of principal subsidiary undertaking and
country of incorporation of registration                           Description of shares held       Trading activity

ISA Wholesale plc (England)*                                              Ordinary L.1 shares               Trading
ISA International Holdings Limited (England)*                             Ordinary L.1 shares       Holding company
PAR Beteiligungs GmbH (Germany)                                  Common stock of no par value           Holding and
                                                                                                         management
ISA Deutschland GmbH (Germany)                                   Common stock of no par value               Trading
Supplies Team GmbH (Germany)                                     Common stock of no par value               Trading
Supplies Team Sud GmbH (Germany)                                 Common stock of no par value               Trading
Supplies Team EDV-Zubehor Handel GmbH (Austria)                  Common stock of no par value               Trading
ASDV SA (France)                                                      Ordinary FFr 320 shares       Holding company
GDIS Sarl (France)                                                    Ordinary FFr 100 shares               Trading
UNISOURCE Sarl (France)                                               Ordinary FFr 100 shares               Trading
Supplies Team Sarl (France)                                           Ordinary FFr 500 shares               Trading
Oscar Dellert AB (Sweden)                                             Ordinary SEK 100 shares               Trading
Supplies Team Norge AS (Norway)                                     Ordinary Nok 1,000 shares               Trading
ISA Scandinavia AS (Norway)                                         Ordinary Nok 1,000 shares               Trading

*Shares of companies held by ISA International plc. Shares of other companies are held by subsidiary undertakings.

The trading activity of the principal subsidiary undertakings is the distribution of consumable products for the office.

Each undertaking operates in its country of incorporation or registration.

The Group's shareholding in each of the above subsidiary undertakings represents 100% of the voting rights and nominal value of issued shares.


18 STOCKS

Stocks comprise finished goods and goods held for resale.

19 DEBTORS

                                                         2000       1999                  2000       1999
                                                        L.'000     L.'000                L.'000     L.'000
                                                        Group      Group                 Company    Company

Trade debtors                                           42,193     38,862                    --         --
Amounts owed by subsidiary undertakings                                                  32,770     24,978
Amounts owed by associated undertakings                    512        142                     4          4
Other debtors                                            1,203      2,911                   206        316
Prepayments and accrued income                           1,761      3,168                    --         --
Corporation tax recoverable                                599        885                   587        828
                                                       -------    -------               -------    -------
                                                        46,268     45,968                33,567     26,126
                                                       =======    =======               =======    =======


20 CREDITORS (amounts falling due within one year)

Bank loans and overdrafts (see Note 22)                        29,186      23,225                  20,173      13,250

Obligations under hire purchase and
finance lease contracts (see Note 22)                             358         447                      --          --

Trade creditors                                                37,384      30,039                      --          --

Amounts owed to subsidiary
undertakings                                                                                        4,875       4,761

Amounts owed to associated
undertakings                                                    1,173         631                      --          --

Corporation tax payable                                           719         447                      --          --

Other taxes and social security                                 2,651       2,548                      --          --

Other creditors                                                 3,574       2,317                   1,817         490

Accruals and deferred income                                    4,188       3,728                     547         777
                                                              -------     -------                 -------     -------
                                                               79,233      63,382                  27,412      19,278
                                                              =======     =======                 =======     =======

Bank loans and overdrafts amounting to L.16,546,000 (1999: L.13,441,000) are secured by fixed and floating charges over the assets of the Company and its subsidiary undertakings in the UK and bear interest at rates linked to LIBOR. Bank loans and overdrafts amounting to L.11,590,000 (1999: L.nil) are secured by charges over the assets of certain overseas subsidiary undertakings. The Company has guaranteed bank loans and overdrafts of subsidiary undertakings amounting at 31st December, 2000 to L.16,000 (1999: L.1,633,000). The Group's UK based bank facilities are due for their next annual review on 31st January, 2002.

21 CREDITORS (amounts falling due after more than one year)

Obligations under hire purchase and
finance lease contracts (see Note 22)                    443       539                  --        --
Other creditors                                          101        79                  --        --
                                                      ------    ------               -----     -----
                                                         544       618                  --        --
                                                      ======    ======               =====     =====

22 DERIVATIVES AND OTHER FINANCIAL INSTRUMENTS

The Group's treasury policy is outlined elsewhere in this annual report.

FINANCIAL ASSETS

The Group has no financial assets other than short-term debtors and cash at bank.

FINANCIAL LIABILITIES

Short term creditors have been excluded from this note.

The currency profile of the Group's bank loans and overdrafts is as follows:

                                                         2000             1999
                                                        L.'000           L.'000

Sterling                                                 1,032           (1,168)
Euro based currencies                                  (29,937)         (22,057)
Other currencies                                          (281)              --
                                                       -------          -------
                                                       (29,186)         (23,225)
                                                       =======          =======

The sterling balance in hand above is pooled by the UK bankers with those euro based currency borrowings held within the UK as a net bank facility.

All borrowings are repayable within 3 months of the year-end and are financed using floating interest rates, linked to relevant national LIBOR or base rate equivalents. All facilities are uncommitted.

The maturity profile of the Group's financial liabilities at 31st December, 2000 was:

                                                                            Finance lease and hire
                                           Bank loans and overdrafts         purchase obligations
                                           2000                1999          2000            1999
                                          L.'000              L.'000        L.'000          L.'000
                                           Group               Group        Group           Group

In one year or less, or on demand          29,186              23,225         358             447
In more than one year, but less
than two years                                 --                  --         322             270
In more than two years, but less
than five years                                --                  --         121             269
                                          -------             -------       -----           -----
                                           29,186              23,225         801             986
                                          =======             =======       =====           =====


FAIR VALUES OF FINANCIAL INSTRUMENTS

Except as disclosed below, at 31st December, 2000, the book, and fair value, for both the financial assets (cash and cash equivalents) and the financial liabilities (short and long-term debt) were equal. Where available, market values have been used to determine fair values.

FORWARD CURRENCY CONTRACTS AND CURRENCY OPTIONS

The Group's policy is to manage the impact of currency movements by using a combination of forward currency contracts and currency options. This will both eliminate currency exposure at the time of purchase and reduce the uncertainty of the price to be paid on imported products. In November 2000, the Company took out an Average Rate Currency Option, to partially hedge future purchase commitments. There are 26 weekly fixing dates and fixing amounts throughout the period of the option, with the settlement date being 27th September, 2001. The book value at 31st December, 2000 is L.nil, as there was no premium payable in relation to this option. The theoretical fair value of the option at the year end based upon market value was L.405,000. As the transactions being hedged had not taken place none of this theoretical value was recognised at the year end.

23 PROVISIONS FOR LIABILITIES AND CHARGES

                                                             Group        Company
                                                             L.'000        L.'000

DEFERRED TAXATION

At 1st January, 2000                                             37           --
Transfer from profit and loss account                            52           --
Exchange adjustments                                             (8)          --
                                                              -----        -----

At 31st December, 2000                                           81           --
                                                              =====        =====

The potential liability to deferred taxation, together with the amounts for which provision has been made, is as follows:

                                            Potential              Provided
                                         2000        1999       2000        1999
                                        L.'000      L.'000     L.'000      L.'000

GROUP
Accelerated capital allowances           (296)       (305)      (296)       (305)
Other timing differences                  377         342        377         342
                                        -----       -----      -----       -----
                                           81          37         81          37
                                        =====       =====      =====       =====
COMPANY
Accelerated capital allowances           (144)       (251)        --          --
                                        =====       =====      =====       =====

In addition, the Company has a potential liability to tax on chargeable gains rolled over amounting to L.4,200,000 (1999: L.4,200,000) following the intra-group transfer of subsidiary undertakings. A tax liability would only crystallise on any subsequent sale of those subsidiary undertakings.

24  CALLED UP SHARE CAPITAL

                                                                               2000          1999
                                                                              L.'000        L.'000

Authorised:
80,000,000 ordinary shares of
5p each (1999: 80,000,000)                                                     4,000         4,000
                                                                             -------       -------
Allotted, called up and fully paid:
58,778,398 ordinary shares
of 5p each (1999: 53,206,524)                                                  2,939         2,660
                                                                             -------       -------

Under the terms of the Approved and Unapproved Share Option Schemes of ISA International plc, options to subscribe for ordinary shares were outstanding at 31st December, 2000 as follows:


No. of shares                                 Exercise price                  Exercisable between

39,725                                                97 p         1st January, 2001 and 15th March, 2002
20,000                                               150 p         1st January, 2001 and 7th September, 2004
113,000                                           26 3/4 p         1st April, 2001 and 29th June, 2010
56,625                                                36 p         24th March, 2002 and 23rd March, 2009
3,722,500                                         26 3/4 p         1st April, 2002 and 29th June, 2010
675,000                                           26 3/4 p         1st April, 2003 and 29th June, 2010
1,532,500                                         23 3/4 p         9th November, 2003 and 8th November, 2010

Of the options above, those first exercisable 1st April, 2001 or later are subject to performance criteria, which had not been satisfied at 31st December, 2000.

Included in the above are options held by Directors as follows:


               At 1st Jan                                  At 31st Dec       Exercise
Director         2000         Granted      Surrendered        2000           price                     Exercisable between

B Robinson      500,000             --      (500,000)             --        46 1/2 p                                    Surrendered
                     --        500,000            --         500,000        26 3/4 p            1st April, 2002 and 29th June, 2010
                     --        500,000            --         500,000        26 3/4 p            1st April, 2003 and 29th June, 2010
MJ Murphy       500,000             --      (500,000)             --            41 p                                    Surrendered
                     --        500,000            --         500,000        26 3/4 p            1st April, 2002 and 29th June, 2010
                     --        250,000            --         250,000        23 3/4 p      9th November, 2003 and 8th November, 2010

Under the terms of the Savings Related Share Option Schemes of ISA International plc, options to subscribe for ordinary shares were outstanding at 31st
December, 2000 as follows:


No. of shares                                Exercise price                  Exercisable between
826,467                                               35 p           1st August, 2002 and 31st January, 2003
672,702                                           25 1/2 p             1st July, 2003 and 31st December 2003

The market price of the shares at 31st December, 2000 was 20 1/4 p and the range during 2000 was 20 1/4 p to 50 1/2 p.


CHANGES IN SHARE CAPITAL

On 9th March, 2000 deferred consideration of L.3,976,000 due under the terms of the agreement to acquire John Heath (Holdings) Limited was satisfied by the issue of 5,542,553 ordinary shares. Options in respect of 29,321 ordinary shares with an aggregate nominal value of L.2,000 were exercised during the year for a consideration of L.9,000.


25  RESERVES

                                                          Share                                     Profit and
                                                         premium         Merger         Other         loss
                                                         account        reserve       reserves       account
                                                          L.'000         L.'000         L.'000        L.'000
GROUP
At 1st January, 2000                                       1,034          1,370             --         17,029
Premium on shares issued                                       7          3,699             --             --
Loss for the year                                             --             --             --        (12,350)
Adjustment to unrealised gain on disposal of
subsidiaries recognised in prior year                         --             --             --           (182)
Exchange adjustments                                          --             --             --           (808)
                                                         -------        -------        -------        -------
At 31st December, 2000                                     1,041          5,069             --          3,689
                                                         =======        =======        =======        =======

The premium on certain shares issued in the year has been taken to merger reserve in accordance with Section 131 of the Companies Act 1985.


The cumulative amount of goodwill written off directly to reserves in respect of subsidiary undertakings at 31st December, 2000 was L.23,202,000 (1999:
L.23,202,000).

COMPANY
At 1st January, 2000                                       1,034         11,905        25,059         7,341
Premium on shares issued                                       7          3,699            --            --
Profit for the year                                           --             --            --           236
                                                        --------       --------      --------       -------
At 31st December, 2000                                     1,041         15,604        25,059         7,577

26  RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS

                                                                     2000            1999
                                                                    L.'000          L.'000

Loss for the financial year                                        (12,350)        (3,891)
Other recognised net gains and losses relating to the year            (990)           935
New share capital subscribed                                             9             --
                                                                  --------       --------
Net deduction from shareholders' funds                             (13,331)        (2,956)
Opening shareholders' funds                                         26,069         29,025
                                                                  --------       --------
Closing shareholders' funds                                         12,738         26,069
                                                                  ========       ========

27  FINANCIAL COMMITMENTS

The annual commitments of the Group under non-cancellable operating leases was as follows:

                                                  Land and buildings          Plant and machinery     Plant and machinery
                                                  2000          1999           2000          1999      2000          1999
                                                 L.'000        L.'000         L.'000        L.'000    L.'000        L.'000
                                                 Group         Group          Group         Group    Company       Company
GROUP
Leases expiring:
Within one year                                     211           194             66           183        11            --
Within two to five years                            935         1,092          1,062         1,237        53            --
After five years                                    865           230             --            --        --            --
                                                 ------        ------         ------        ------      ----         -----
                                                  2,011         1,516          1,128         1,420        64            --
                                                 ======        ======         ======        ======      ====         =====


At 31st December, 2000 or 1999, neither the Group nor the Company had any commitment to future capital expenditure.

28  CASH FLOW STATEMENT

(a) Reconciliation of operating (loss)/profit to net cash inflow from operating activities

                                                                                     Continuing    Discontinued
                                                                                     Operations    Operations      Total

                                                                        2000           1999           1999          1999
                                                                      L.'000          L.'000         L.'000        L.'000

Operating (loss)/profit                                              (8,300)          (2,016)        2,323           316
Amortize on of goodwill                                                  --               --           329           329
Depreciation:
   Charge for year                                                    1,809            2,718           705         3,423
   Loss(profit) on sale of tangible fixed assets                         39              (65)           14           (51)
Decrease/(increase) in stocks                                           385            1,595         5,220         6,815
(Increase)/decrease in debtors                                         (866)          (6,600)        1,335        (5,265)
Increase/(decrease) in creditors                                      9,360            2,265        (5,660)       (3,395)
                                                                   --------         --------      --------      --------
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES                   2,427           (2,103)        4,275         2,172
                                                                   --------         --------      --------      --------

(b) Analysis of net cash outflow from non-recurring items

                                                                          Continuing    Discontinued
                                                                          Operations     Operations       Total
                                                               2000          1999           1999          1999
                                                              L.'000        L.'000         L.'000        L.'000

Operating loss                                                (7,702)       (4,233)        (1,267)       (5,500)
Depreciation                                                      --           669             --           669
Decrease in stocks                                                --           690             --           690
Decrease in debtors                                              242           867            996         1,863
Increase in creditors                                            537           595             --           595
                                                             -------       -------        -------       -------
NET CASH OUTFLOW FROM NON-RECURRING ITEMS                     (6,923)       (1,412)          (271)       (1,683)
                                                             =======       =======        =======       =======

(c) Analysis of cash flows netted in the cash flow statement

                                                                                      2000            1999
                                                                                     L.'000          L.'000
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest received                                                                       116              143
Interest paid                                                                        (1,706)          (2,715)
Interest element of hire purchase and finance lease payments                            (49)             (73)
                                                                                    -------         --------
                                                                                     (1,639)          (2,645)
                                                                                    =======         ========

TAXATION
UK Corporation tax received/(paid)                                                      191             (560)
Overseas tax paid                                                                      (246)            (789)
                                                                                    -------         --------
                                                                                        (55)          (1,349)
                                                                                    =======         ========

CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                                    (3,209)          (2,245)
Proceeds of sale of tangible fixed assets                                               226            1,716
                                                                                    -------         --------
                                                                                     (2,983)            (529)
                                                                                    =======         ========

ACQUISITIONS AND DISPOSALS
Purchase of subsidiary undertakings                                                      --             (139)
Sale of subsidiary undertakings                                                          --               40
Pre-sale dividend                                                                        --            2,500
Repayment of intra-group debt                                                            --           16,500
Net cash transferred with subsidiaries                                                   --           (2,142)
Investment in associates                                                               (161)            (648)
                                                                                    -------         --------
                                                                                       (161)          16,111
                                                                                    =======         ========

FINANCING
Issue of ordinary share capital                                                           9               --
Repayment of amounts borrowed                                                            --          (16,500)
Capital element of hire purchase and finance lease payments                            (443)            (489)
                                                                                    -------         --------
                                                                                       (434)         (16,989)
                                                                                    =======         ========

(d) Analysis of net debt


                                                                                   Other
                                                    Opening                       non-cash       Exchange       Closing
                                                    net debt      Cash flow        changes       movement       net debt
                                                     L.'000         L.'000          L.'000        L.'000         L.'000

2000
Cash at bank and in hand                              1,860          3,034             --           (741)         4,153
Overdrafts                                          (23,225)        (5,879)            --            (82)       (29,186)
                                                   --------        -------         ------         ------       --------
                                                    (21,365)        (2,845)            --           (823)       (25,033)
Hire purchase and finance lease contracts              (986)           443           (261)             3           (801)
                                                   --------        -------         ------         ------       --------
                                                    (22,351)        (2,402)          (261)          (820)       (25,834)
                                                   ========        =======         ======         ======       ========

(e) Reconciliation of net cash flow to movement in net debt

                                                                                  2000           1999
                                                                                 L.'000         L.'000

Decrease in cash in the year                                                       (2,845)        (3,229)
Cash outflow from decrease in debt and lease financing                                443         16,989
                                                                                 --------       --------
Change in net debt resulting from cash flows                                       (2,402)        13,760
Loans, hire purchase and finance leases disposed of with subsidiaries                  --             10
New hire purchase contracts                                                          (261)           (36)
Translation difference                                                               (820)           347
                                                                                 --------       --------
MOVEMENT IN NET DEBT IN THE YEAR                                                   (3,483)        14,081
Net debt at 1st January, 2000                                                     (22,351)       (36,432)
                                                                                 --------       --------
NET DEBT AT 31st December, 2000                                                   (25,834)       (22,351)
                                                                                 ========       ========

29  RELATED PARTY TRANSACTIONS

                                                                                   2000        1999
                                                                                  L.'000      L.'000

During the year the Group purchased goods or services in the ordinary course of business from the following related parties:
EXY Group Limited and subsidiary undertakings                                      5,500         357
Kaye Office Supplies Limited and subsidiary undertakings                              57          50
Torres Limited                                                                        --          22
Virtual Village Limited                                                                3         174

During the year the Group sold goods in the ordinary course of business to the following related parties:

EXY Group Limited and
subsidiary undertakings                             1,453          12
Kaye Office Supplies Limited and
subsidiary undertakings                                30         383
Virtual Village Limited                                 5           3

EXY Group Limited and Kaye Office Supplies Limited are related parties as they are associated undertakings (see Note 16 for further details regarding associated undertakings).

Virtual Village Limited and Torres Limited are related parties as DA Heap is a director and significant shareholder in both companies.

Virtual Village Limited provided the Company with information technology services. Torres Limited provided senior management recruitment services.

The following balances are included in debtors

Trade debtors:
  Virtual Village Limited                               2           6
                                                    -----       -----

Amounts owed by associates:
  EXY Group Limited and
  subsidiary undertakings                             512          19
  Kaye Office Supplies Limited
  and subsidiary undertakings                          --         123
                                                    -----       -----
                                                      512         142
                                                    =====       =====

The following balances are included in creditors

                                                      Years ended
                                                  ------------------
                                                   2000        1999
                                                  L.'000      L.'000

Trade creditors:
  Virtual Village Limited                              1          --
                                                   -----       -----

Amounts owed to associates:
  EXY Group Limited and
  subsidiary undertakings                          1,157         566
  Kaye Office Supplies Limited
  and subsidiary undertakings                         16          65
                                                   -----       -----
                                                   1,173         631
                                                   =====       =====

30 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES (Unaudited)

         SUMMARY OF DIFFERENCES

         The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain respects from United States generally accepted accounting principles ("US GAAP"). Those differences which have a significant effect on the Group's net income and shareholders equity are as follows:

         GOODWILL AND OTHER INTANGIBLE ASSETS

         Prior to 1998 goodwill arising on acquisitions was set off against reserves. On disposal of such businesses, goodwill previously set off against reserves is charged to profit or loss on disposal. Since 1998, goodwill and other intangible fixed assets purchased by way of acquisition have been capitalised and written off over a period not exceeding 20 years. Under US GAAP, goodwill and other intangible fixed assets would be capitalised and amortised over their expected useful lives, which typically in the case of goodwill should not exceed 40 years. Goodwill on certain acquisitions may have become impaired between the date of acquisition and the date of the financial statements. In such cases, under US GAAP, the amount of the impairment would be deducted from cost. Under US GAAP an amount of Pound Sterling2,411,000 would have been written off at 31st December 2000.

         ACCOUNTING FOR INVESTMENTS IN ASSOCIATED UNDERTAKINGS

         Investments in associated undertakings are accounted for using the equity method under which the Group's share of their income is included in the Group's income statement on a line by line basis below operating profit. Under US GAAP, investments in associated undertakings would be accounted for using the equity method under which the Group's share of their after tax income is included in the Group's income statement in one line.

         FORWARD FOREIGN EXCHANGE CONTRACTS

         Forward foreign exchange contracts in respect of anticipated future transactions are treated as hedges and gains and losses on valuing such contracts at the forward rates at the balance sheet date are not recognised in income for the year. Under US GAAP, gains and losses at the balance sheet date would be included in net income.

         DIVIDENDS

         Dividends are provided for in the financial statements for the period to which they relate and, in the case of proposed final dividends, on the basis of proposals by the directors. Under US GAAP, dividends would be provided for in the financial statements in the period in which they are declared.

         REDEEMABLE PREFERENCE SHARES AND WARRANTS

         Redeemable preference shares are recorded in shareholders' equity for UK GAAP. Under US GAAP these would not be treated as shareholders' equity. As explained in note 23, a warrant was issued to Daisytek at the same time as the redeemable preference shares. Under UK GAAP none of the consideration received has been allocated to the warrant but all relates to the issue of redeemable preference shares. Under US GAAP, a value would be attributed to the warrant based upon a calculation as at the date of issue. This value would be treated as shareholders' equity.

         PROVISION FOR RESTRUCTURING COSTS

         Provisions for restructuring, including ongoing costs of vacant properties, is made when each element of the restructuring is implemented and properties become vacant. Under US GAAP, costs associated with a restructuring, including ongoing costs of vacant properties, would be provided at the time that management approves and commits to the specific restructuring plan.

         TAXATION

         Deferred taxation is provided using the liability method on timing differences between the taxable allowances and related accounting treatments where these are regarded as likely to crystallise in the foreseeable future. Under US GAAP deferred taxation would be recognised on all temporary differences. No adjustments have been made for deferred taxation. The amounts provide under UK GAAP are consistent with the amounts that would be provided under US GAAP and therefore no adjustment has been recognised.

         EFFECT OF DIFFERENCES

         The effect of the significant adjustments to net income and to shareholders' equity in 2000, that would be required if US GAAP were to be applied instead of UK GAAP is summarised as follows:

         NET INCOME

                                                                                                          2000
                                                                                                          L.000

         Loss for the financial year as reported in the consolidated
         profit and loss account                                                                          (12,350)
         Adjustments:
         Amortisation of goodwill                                                                          (1,123)
         Unrecognised forward foreign exchange gains/(losses)                                                 873
         Provision for restructuring                                                                         (170)
         Deferred taxation on US GAAP adjustments                                                              51
                                                                                                       ----------
         Net loss as adjusted to accord with US GAAP                                                      (12,719)
                                                                                                       ----------

         Undiluted earnings per share                                                                       (21.6) p
         Diluted earnings per share                                                                         (21.6) p

         COMPREHENSIVE INCOME

                                                                                                           2000
                                                                                                           L.000

         Net income as adjusted to accord with US GAAP
         Other comprehensive income:                                                                      (12,719)
         Translation differences on foreign currency net investments                                         (808)
                                                                                                       ----------
         Comprehensive income                                                                             (13,527)
                                                                                                       ----------

         SHAREHOLDERS' EQUITY

                                                                                                           2000
                                                                                                           L.000

         Shareholders' funds as reported in the consolidated balance sheet                                 12,738
         Adjustments:
         Goodwill     cost                                                                                  20,790
                      amortisation                                                                         (8,225)
         Proposed final dividend                                                                               --
         Current asset derivatives                                                                            848
         Provision for restructuring                                                                         (170)
         Deferred taxation on US GAAP adjustments                                                              51
                                                                                                       ----------
         Shareholders' equity as adjusted to accord with US GAAP                                           26,032
                                                                                                       ----------

         CONSOLIDATED STATEMENT OF CASHFLOWS

         The US GAAP cash flow statement reports changes in cash and cash equivalents, which includes short term highly liquid investments. Under UK GAAP, cashflows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. US GAAP requires only three categories of cash flow activity to be reported: operating, investing and financing. Cashflows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. The categories of cash flow activity under US GAAP are summarised as follows:

                                                                                            2000
                                                                                           L.000
         Cashflows from operating activities                                                  733
         Cashflows from investing activities                                               (3,144)
         Cashflows from financing activities                                                5,527
                                                                                        ---------
         Increase/(decrease) in cash and cash equivalents                                   3,116
         Exchange adjustments                                                                (823)
         Cash and cash equivalents at beginning of year                                     1,860
                                                                                        ---------
         Cash and cash equivalents at end of year                                           4,153
                                                                                        ---------

THIS AUDITORS' REPORT IS A COPY OF A REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN AND HAS NOT BEEN REISSUED, NOR HAS ARTHUR ANDERSEN PROVIDED A CONSENT TO THE INCLUSION OF ITS REPORT HEREIN.


AUDITORS' REPORT
--------------------------------------------------------------------------------

TO THE SHAREHOLDERS OF ISA INTERNATIONAL PLC:

We have audited the Financial Statements on pages 26 to 46 which have been prepared under the historical cost convention and the accounting policies set out on pages 30 to 31. We have also examined the amounts disclosed relating to the emoluments and pension benefits of the Directors which form part of the remuneration report on pages 22 to 24.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The Directors are responsible for preparing the Annual Report including, as described on page 21, preparing the Financial Statements in accordance with applicable United Kingdom law and accounting standards. Our responsibilities, as independent auditors are established in the United Kingdom by statute, the Auditing Practices Board, the Listing Rules of the Financial Services Authority, and by our profession's ethical guidance.

We report to you our opinion as to whether the Financial Statements give a true and fair view and are properly prepared in accordance with the Companies Act. We also report to you if, in our opinion, the Directors' report is not consistent with the Financial Statements, if the Company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law or the Listing Rules regarding Directors' remuneration and transactions with the Company and the Group is not disclosed.

We review whether the corporate governance statement on page 17 to 21 reflects the Company's compliance with the seven provisions of the Combined Code specified for our review by the Financial Services Authority, and we report if it does not. We are not required to consider whether the Boards's statements on internal control cover all risks and controls or form an opinion on the effectiveness of the Company's corporate governance procedures or its risk and control procedures.

We read the other information contained in the Annual Report, including the corporate governance statement, and consider whether it is consistent with the audited Financial Statements. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the Financial Statements.

BASIS OF AUDIT OPINION

We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the Financial Statements. It also includes as assessment of the significant estimates and judgements made by the Directors in the preparation of the Financial Statements and of whether the accounting policies are appropriate to the circumstances of the Company and of the Group, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the Financial Statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the Financial Statements.

OPINION

In our opinion the Financial Statements give a true and fair view of the state of affairs of the Company and of the Group at 31st December, 2000 and of the Group's loss and cash flows for the year then ended and have been properly prepared in accordance with the Companies Act 1985.

ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS
1 CITY SQUARE
LEEDS
LS1 2AL

22nd MAY, 2001

--------------------------------------------------------------------------------

                              ISA International plc
                      Consolidated Profit and Loss Account

--------------------------------------------------------------------------------

                     for the quarter ended 31st March, 2002

                                                                QTR ENDED
                                                               31ST MARCH
                                                                     2002
                                                                    L.000
                                                                Unaudited
TURNOVER                                                          102,972
                                                               ----------
COST OF SALES                                                     (89,257)
                                                               ----------

                                                               ----------
GROSS PROFIT                                                       13,715
                                                               ----------

OPERATING EXPENSES
                                - normal                          (14,163)
                                - exceptional                         (82)
                                                               ----------
                                                                  (14,245)
                                                               ----------
OPERATING LOSS                                                       (530)
      Share of associates' normal operating profit                   (115)
      Share of associates' exceptional operating items               (501)
      Amortisation of goodwill arising on associates                 (197)
      Loss on disposal of subsidiary                               (3,282)
                                                               ----------
LOSS ON ORDINARY ACTIVITIES BEFORE INTEREST AND TAXATION           (4,625)
      Interest receivable
      Interest payable and similar charges                         (1,136)
                                                               ----------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                        (5,761)
      Tax on loss on ordinary activities                               21
                                                               ----------
LOSS ON ORDINARY ACTIVITIES AFTER TAXATION                         (5,740)
      Dividends - Non-equity
                                                               ----------
TRANSFER FROM RESERVES                                             (5,740)
                                                               ----------
LOSSES PER ORDINARY SHARE
      Basic                                                        (9.8)p
      Diluted                                                      (9.8)p
                                                               ----------

A summary of the significant adjustments to profit for the year that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 2 of Notes to the Financial Statements.

The accompanying notes form an integral part of these Financial Statements

                              ISA INTERNATIONAL PLC
                           Consolidated Balance Sheet

--------------------------------------------------------------------------------

                               at 31st March, 2002


                                                       31st March
                                                             2002
                                                            L.000
                                                        Unaudited

FIXED ASSETS
      Intangible assets - goodwill                         13,768
      Tangible assets                                       4,936
      Investments                                           1,403
                                                     ------------
                                                           20,107
                                                     ------------
CURRENT ASSETS
      Stocks                                               25,603
      Debtors                                              61,621
      Cash at bank and in hand                                  3
                                                     ------------
                                                           87,227
CREDITORS DUE WITHIN ONE YEAR                             (92,699)
                                                     ------------
NET CURRENT LIABILITIES                                    (5,472)
                                                     ------------
TOTAL ASSETS LESS CURRENT LIABILITIES                      14,635
CREDITORS DUE AFTER MORE THAN ONE YEAR                     (4,023)
                                                     ------------
NET ASSETS                                                 10,612
                                                     ------------

CAPITAL AND RESERVES
      Called up share capital                               3,739
      Share premium account                                 7,154
      Merger reserve                                        9,214
      Profit and loss account                              (9,495)
                                                     ------------
                                                           10,612
                                                     ------------
      Equity shareholders' funds                            3,699
      Non-equity shareholders' funds                        6,913
                                                     ------------
TOTAL SHAREHOLDERS' FUNDS                                  10,612
                                                     ------------

A summary of the significant adjustments to equity shareholders' funds that would be required if United States generally accepted accounting principles were to be applied instead of those generally accepted in the United Kingdom is set forth in Note 2 of Notes to the Financial Statements.

The accompanying notes form an integral part of these Financial Statements

                              ISA International plc
                        Consolidated Cash Flow Statement

--------------------------------------------------------------------------------

                     for the quarter ended 31st March, 2002


                                                                             QTR ENDED
                                                                            31ST MARCH
                                                                                  2002
                                                                                 L.000
                                                                             Unaudited
NET CASH (OUTFLOW)/INFLOW FROM OPERATING ACTIVITIES                           (10,348)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                                  (927)
TAXATION                                                                         (295)
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                                     (191)
ACQUISITIONS AND DISPOSALS                                                      1,046
EQUITY DIVIDENDS PAID                                                              --
                                                                         ------------

CASH OUTFLOW BEFORE MANAGEMENT OF LIQUID RESOURCES AND FINANCING              (10,715)
FINANCING                                                                       3,577
                                                                         ------------
DECREASE IN CASH IN THE YEAR                                                   (7,138)
                                                                         ------------

The significant differences between the cash flow statement presented above and that required under United States generally accepted accounting principles are set forth in Note 2 of Notes to the Financial Statements.

                              ISA INTERNATIONAL PLC
                        Notes to the Financial Statements

--------------------------------------------------------------------------------

                     for the quarter ended 31st March, 2002


1        ACCOUNTING POLICIES

         The principal accounting policies are summarised below. They have all been applied consistently throughout the year.

         a)       BASIS OF PREPARATION

                  The Financial Statements are prepared under the historical cost convention and in accordance with applicable United Kingdom accounting standards.

                  The Financial Statements have been prepared on a going concern basis which the Directors believe to be appropriate for the reasons summarised below.

                  On 27 June, 2002 the acquisition by Daisytek of the entire share capital of the Company, was completed.

                  The directors have prepared cash flow forecasts for the period up to 31st December 2003, which show that the Group requires further funding in order to be able to continue as a going concern. Daisytek has agreed to provide the necessary financial support to enable the Group to meet its liabilities as they fall due.

                  In addition, Daisytek has confirmed that it will not require payment of preference dividends until such time as funds are available and that its entitlement to a Special Dividend (as defined in the Company's Articles of Association) has been waived.

         b)       BASIS OF CONSOLIDATION

                  The consolidated financial statements incorporate the financial statements of the Company and all its subsidiary undertakings, all of which are made up to 31st March, 2002.

                  The results of subsidiary undertakings acquired or disposed of during the year are included from, or to, the date that control passes to, or from, the Group.

         c)       GOODWILL

                  Goodwill arising on acquisitions, representing the excess of the purchase consideration, including related costs, over the fair value of the net assets acquired, is capitalised and written off on a straight line basis over its useful economic life.

                  Goodwill that arose from acquisitions prior to 31st December, 1997 was written off to reserves in accordance with the accounting standards then applicable. As permitted by Financial Reporting Standard 10, goodwill previously written off to reserves has not been re-instated in the balance sheet.

                  On the subsequent disposal or termination of a business acquired since 1st January, 1998 the profit or loss on disposal or termination is calculated after charging the unamortised amount of any related goodwill.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the quarter ended 31st March, 2002

1        ACCOUNTING POLICIES (CONTINUED)

         d)       TANGIBLE FIXED ASSETS AND DEPRECIATION

                  Tangible fixed assets are stated at cost less depreciation. Depreciation is provided on all fixed assets at rates calculated to write off the cost, less estimated residual value, of such assets evenly over their expected useful lives. The estimated useful lives used for this purpose are:

                           Freehold buildings                 40 years
                           Leasehold improvements             Shorter of 10 years or remaining life of lease
                           Plant and machinery                2 to 10 years
                           Fixtures and fittings              4 to 7 years

         e)       LEASE AND HIRE PURCHASE COMMITMENTS

                  Assets held under hire purchase or finance lease contracts that transfer substantially all the risks and rewards of ownership to the Group are capitalised and depreciated over their useful lives.

                  The capital element of the related liability is included in creditors. The interest element is charged to the profit and loss account so as to produce a constant periodic rate of charge on the capital outstanding. Rentals in respect of all operating leases are charged to the profit and loss accounts on a straight line basis over the term of the lease.

         f)       INVESTMENTS

                  Fixed asset investments are shown at cost less provision for permanent diminution in value where appropriate.

         g)       ASSOCIATED UNDERTAKINGS

                  The consolidated profit and loss account includes the Group's share of the results of its associated undertakings, where there is substantial holding in the equity and participation in financial and operating policy decisions. Investments in associated undertakings are included in the consolidated balance sheet at cost, less goodwill, plus the Group's share of post-acquisition retained reserves.

         h)       STOCKS

                  Stocks are stated at the lower of cost and net realisable value. Cost is taken as the average purchase price plus carriage and freight costs. Net realisable value is the price at which stocks can be sold in the normal course of business after allowing for costs of realisation. Provision is made for slow moving and defective stocks where appropriate.

         i)       TAXATION

                  Corporation tax is provided at amounts expected to be paid (or recovered) using the tax rates and legislation that has been enacted or substantially enacted by the balance sheet date.

                  Deferred taxation relating to the excess of capital allowances over depreciation and other timing differences is provided in the Financial Statements to the extent that an asset or liability is expected to crystallise.

         j)       FOREIGN CURRENCIES AND RELATED DERIVATIVE FINANCIAL
                  INSTRUMENTS

                  Transactions in foreign currencies are recorded at the rate ruling at the date of the transaction. Assets and liabilities denominated in foreign currencies and the balance sheets of overseas subsidiary undertakings are translated at the rate of exchange ruling at the balance sheet date.

                  Exchange differences arising on the re-translation of the opening net assets of overseas subsidiary undertakings at the closing rate are taken directly to reserves. The profit and loss accounts of overseas subsidiary undertakings are translated using average rates of exchange with the adjustment arising from closing rates taken to reserves.

                  Gains and losses arising on forward exchange contracts are deferred and recognised in the profit and loss account at the same time as the hedged transaction.

                  All other exchange differences are dealt with in the profit and loss account.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the quarter ended 31st March, 2002



1        ACCOUNTING POLICIES (CONTINUED)

         k)       PENSION COSTS

         The assets of the scheme are held separately from those of the Group and are administered independently. The Group's contribution to the scheme is charged to the profit and loss account as it falls due. Any difference between amounts charged to the profit and loss account and amounts payable in respect of the Group's pension schemes are shown as either provisions or prepayments in the balance sheet. There are no Group pension arrangements in respect of overseas operations.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the quarter ended 31st March, 2002

2 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES

         SUMMARY OF DIFFERENCES

         The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United Kingdom ("UK GAAP") which differ in certain respects from United States generally accepted accounting principles ("US GAAP"). Those differences which have a significant effect on the Group's net income and shareholders equity are as follows:

         GOODWILL AND OTHER INTANGIBLE ASSETS

         Prior to 1998 goodwill arising on acquisitions was set off against reserves. On disposal of such businesses, as occurred in the period, goodwill previously set off against reserves is charged to profit or loss on disposal. Since 1998, goodwill and other intangible fixed assets purchase by way of acquisition have been capitalised and written off over a period not exceeding 20 years. Under US GAAP, goodwill and other intangible fixed assets would be capitalised and amortised over their expected useful lives, which typically in the case of goodwill should not exceed 40 years. Goodwill on certain acquisitions may have become impaired between the date of acquisition and the date of the financial statements. In such cases, under US GAAP, the amount of the impairment would be deducted from cost.

         ACCOUNTING FOR INVESTMENTS IN ASSOCIATED UNDERTAKINGS

         Investments in associated undertakings are accounted for using equity method under which the Group's share of their income is included in the Group's income statement on a line by line basis below operating profit. Under US GAAP, investments in associated undertakings would be accounted for using the equity method under which the Group's share of their after tax income is included in the Group's income statement in one line.

         FORWARD FOREIGN EXCHANGE CONTRACTS

         Forward foreign exchange contracts in respect of anticipated future transactions are treated as hedges and gains and losses on valuing such contracts at the forward rates at the balance sheet date are not recognised in income for the year. Under US GAAP, gains and losses at the balance sheet date would be included in net income.

         DIVIDENDS

         Dividends are provided for in the financial statements for the period to which they relate and, in the case of proposed final dividends, on the basis of proposals by the directors. Under US GAAP, dividends would be provided for in the financial statements in the period in which they are declared.

         REDEEMABLE PREFERENCE SHARES

         Redeemable preference shares are recorded in shareholders' equity for UK GAAP. Under US GAAP these would not be treated as shareholders' equity. As explained in note 23, a warrant was issued to Daisytek at the same time as the redeemable preference shares. Under UK GAAP none of the consideration received has been allocated to the warrant but all relates to the issue of redeemable preference shares. Under US GAAP, a value would be attributed to the warrant based upon a calculation as at the date of issue. This value would be treated as shareholders' equity.

         PROVISION FOR RESTRUCTURING COSTS

         Provisions for restructuring, including ongoing costs of vacant properties, is made when each element of the restructuring is implemented and properties become vacant. Under US GAAP, costs associated with a restructuring, including ongoing costs of vacant properties, would be provided at the time that management approves and commits to the specific restructuring plan.

         TAXATION

         Deferred taxation is provided using the liability method on timing differences between the taxable allowances and related accounting treatments where these are regarded as likely to crystallise in the foreseeable future. Under US GAAP deferred taxation would be recognised on all temporary differences. No adjustments have been made for deferred taxation. The amounts provide under UK GAAP are consistent with the amounts that would be provided under US GAAP and therefore no adjustment has been recognised.

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the quarter ended 31st March, 2002

2 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES (CONTINUED)

         EFFECT OF DIFFERENCES

         The effect of the significant adjustments to net income for the period and to shareholders' equity at 31st March, 2002, that would be required if US GAAP were to be applied instead of UK GAAP is summarised as follows:

         NET INCOME

                                                                                         Qtr ended 31st March 2002
                                                                                                   L.000
         Loss for the financial year as reported in the consolidated
         profit and loss account                                                                  (5,740)
         Adjustments:
         Amortisation of goodwill                                                                   (229)
         Loss on disposal of subsidiary                                                            3,282
         Unrecognised forward foreign exchange gains/(losses)                                        (58)
         Provision for restructuring                                                                 501
         Deferred taxation on US GAAP adjustments                                                   (150)
         Earnings in equity investment                                                              (282)
                                                                                                --------
         Net loss as adjusted to accord with US GAAP                                              (2,676)
                                                                                                --------

         Undiluted earnings per share                                                            (4.6) p
         Diluted earnings per share                                                              (4.6) p


         SHAREHOLDERS EQUITY

                                                                                            31st March 2002
                                                                                                   L.000
         Shareholders' funds as reported in the consolidated balance sheet                        10,612
         Adjustments:
         Goodwill        cost                                                                     19,056

                         amortisation                                                             (8,713)
         Proposed final dividend for year ended 31st December 2001                                   208

         Redeemable preference shares and warrants                                                (6,952)
         Provision for restructuring                                                                (936)
         Deferred taxation on US GAAP adjustments                                                    281
         Earnings in equity investment                                                              (282)
                                                                                                --------
         Shareholders' equity as adjusted to accord with US GAAP                                  13,274
                                                                                                --------

                              ISA INTERNATIONAL PLC
                  Notes to the Financial Statements (Continued)

--------------------------------------------------------------------------------

                     for the quarter ended 31st March, 2002

2 DIFFERENCES BETWEEN ACCOUNTING PRINCIPLES GENERALLY ACCEPTED IN THE UNITED KINGDOM AND UNITED STATES (CONTINUED)

         CONSOLIDATED STATEMENT OF CASHFLOWS

         The US GAAP cash flow statement reports changes in cash and cash equivalents, which includes short term highly liquid investments. Under UK GAAP, cashflows are presented separately for operating activities, returns on investments and servicing of finance, taxation, investing activities and financing activities. US GAAP requires only three categories of cash flow activity to be reported: operating, investing and financing. Cashflows from taxation and returns on investments and servicing of finance shown under UK GAAP would be included as operating activities under US GAAP. The categories of cash flow activity under US GAAP are summarised as follows:

                                                                              Qtr ended 31st March 2002
                                                                                     L.000
         Cashflows from operating activities                                        (11,570)
         Cashflows from investing activities                                            855
         Cashflows from financing activities                                          6,579
                                                                                  ---------
         (Decrease) in cash and cash equivalents                                     (4,136)
         Exchange adjustments                                                           (39)
         Cash and cash equivalents at beginning of period                             4,178
                                                                                  ---------
         Cash and cash equivalents at end of period                                       3
                                                                                  ---------

KAYE OFFICE SUPPLIES LIMITED
and subsidiary undertakings


Annual report and financial statements
for the year ended 31 December 2001


Registered number: 1698984

Directors, officers and advisors


DIRECTORS

D C Leonard (Chairman)                              (appointed 20 July 2001)
J K Hewson
I P Williams BSc (Soc. Sci) (Deputy Chairman)
C E Fuller FCA                                      (appointed 7 September 2001)
J D Kearney                                         (appointed 31 October 2001)
M J Murphy                                          (appointed 31 October 2001)
J H K Forster FCA, FCT
A T Hickman BSc (Soc. Sci), FIEBS                   (resigned 31 December 2001)
J P Prentis BA, ACA                                 (resigned 30 April 2001)
D A Heap                                            (resigned 31 October 2001)
A H A Fristedt                                      (resigned 31 October 2001)


SECRETARY

J H K Forster FCA, FCT


REGISTERED OFFICE

Hart House
Hartley Wintney
Hook
Hampshire
RG27 8PE


AUDITORS

Arthur Andersen
1 City Square
Leeds
LS1 2AL


BANKERS

The Royal Bank of Scotland plc
Sheffield Corporate Office
5 Church Street
Sheffield
S1 1HF


SOLICITORS

Gouldens
10 Old Bailey
London
EC4M 7NG

Contents

                                                                  PAGE
Chairman's statement                                                F-95


Directors' report                                                   F-97


Directors' responsibilities                                         F-99


Independent auditors' report                                        F-100


Consolidated profit and loss account                                F-102


Consolidated balance sheet                                          F-103


Company balance sheet                                               F-104


Consolidated cash flow statement                                    F-105


Statement of accounting policies                                    F-106


Notes to the financial statements                                   F-109

Chairman's statement


2001 was a year of considerable challenge for the group involving major changes in management, the restructuring of much of the business operations, a significant fund raising requirement and the commencement of operations at 'Arrow' our new, highly automated, distribution facility. All of these were undertaken against a backdrop of difficult trading conditions which saw the demise of some well known names in our market sector.

Following the merger of Kingfield and John Heath, 2001 was the first full year of trading from a fully integrated catalogue. Whilst the new catalogue was a great success with increasing numbers being sold, the group incurred substantial non-recurring and exceptional costs due to the continuing rationalisation of depots following the merger, the commissioning of Arrow and further planned location rationalisations following the start of operations at Arrow.

FINANCIAL RESULTS

Consolidated sales for the year were L.206.9 million, slightly less than in 2000. The decline in traditional, 'core' business was offset by continuing growth in the Electronic Office Supplies sector, which was particularly strong in the sales of computer consumables.

Profitability was affected by the highly competitive state of the market, the location closure programme, an increase in bad debt costs (as insurers have reduced cover), the commissioning of Arrow and the significant costs of the fund raising exercise undertaken in October. The profit and loss account shows those costs separately as integration costs within operating expenses and as costs of a fundamental restructuring of continuing operations. Before these costs, amortisation of goodwill and financing costs, the group made a trading profit of
L.1.3 million.

Given the market conditions and trading results, the fund raising exercise in October was difficult. However, our bankers, The Royal Bank of Scotland plc., substantially increased our available facilities and our shareholders subscribed an additional L.6.5 million in ordinary shares with the three main shareholders taking up the maximum number of shares available to them. I am pleased to say that since this exercise the group has performed well inside its forecast funding requirement.

REVIEW OF OPERATIONS

The core of our customer base has remained loyal throughout the year and we appreciate their commitment to our business. The start-up of operations at Arrow incurred the seemingly inevitable systems problems, staff familiarity issues and general 'learning curve' difficulties. Although there is still plenty to do, most major problems have been rectified and the facility is now picking and despatching up to 13,000 lines per night.

DIRECTORS AND STAFF

As I reported last year, Jonathan Prentis resigned as Financial Director in April and was replaced by Colin Fuller. Later on, Alan Hickman resigned as Chief Executive in December 2001 terminating over eighteen years' connection with the business. The Board wishes to express its thanks to Alan for all of his work and to wish him well in the future. I am currently fulfilling the role of Chief Executive. With changes at ISA International plc., both David Heap and Hans Fristedt resigned from the Board, their places being taken by Jack Kearney and Mike Murphy.

DIRECTORS AND STAFF (CONTINUED)

Within the operating subsidiary, Kingfield Heath Limited, we have taken the opportunity to simplify the management structure of the business. As a result, a number of senior managers and staff have left and we wish them well in the future. Four executive directors of Kingfield Heath Limited now report directly to me, these being Alan Barclay, Operations; Graeme Chapman, Marketing and Publications; Colin Fuller, Finance and Nigel Mitchell, Merchandising. Alan, Graeme and Nigel all have considerable experience in the industry with either Kingfield or John Heath.

On behalf of the Board I wish to thank all employees, both at locations and at the centre, for their considerable efforts during the year. We are now well placed to take advantage of the present opportunities despite the tough economic climate.

FUTURE DEVELOPMENT

Having reduced the central overhead structure, we are able to vacate one property and will shortly vacate the third floor of Kaye House which we will seek to sub-let. We expect the Arrow facility to be fully running and the location closure programme to be complete by the middle of 2002.

TRADING PROSPECTS

The first quarter of 2002 has continued to be flat with tough trading conditions. We are, however, running within our budgets and our cost reduction programme, which addresses all aspects of the business, will help offset the lower volumes. Results and published information from our competitors and the industry in general show the need for margin improvement. We are currently undertaking a comprehensive review of all our trading terms with the objective of increasing gross margins.



David Leonard
Chairman


17 April 2002

Directors' report
For the year ended 31 December 2001



The directors present their annual report on the affairs of the group, together with the financial statements and auditors' report, for the year ended 31 December 2001.

PRINCIPAL ACTIVITY, BUSINESS REVIEW AND PROPOSED DIVIDENDS

The principal activity of the group continues to be that of a national wholesaler of office products. Group turnover for the year was L.206,904,000 (2000 - L.207,320,000) and loss before taxation was L.6,835,000 (2000 loss -
L.2,165,000).

Further details of the group's performance during the year and expected future developments are contained in the chairman's statement.

The directors do not recommend the payment of a dividend (2000 - L.nil).

DIRECTORS AND THEIR INTERESTS

The directors who served during the year were as follows:


D C Leonard (Chairman)                   (appointed 20 July 2001)
J K Hewson
I P Williams (Deputy Chairman)
C E Fuller                               (appointed 7 September 2001)
J D Kearney                              (appointed 31 October 2001)
M J Murphy                               (appointed 31 October 2001)
J H K Forster
A T Hickman                              (resigned 31 December 2001)
J P Prentis                              (resigned 30 April 2001)
D A Heap                                 (resigned 31 October 2001)
A H A Fristedt                           (resigned 31 October 2001)


Directors' interests in the ordinary share capital of the company are dealt with in note 8.

CHARITABLE AND POLITICAL CONTRIBUTIONS

The group contributed L.4,000 (2000 - L.4,000) to charities. There were no political contributions in either year.

DISABLED EMPLOYEES

Applications for employment by disabled persons are always fully considered, bearing in mind the aptitudes of the applicant concerned. In the event of members of staff becoming disabled every effort is made to ensure that their employment with the group continues and that appropriate training is arranged. It is the policy of the group that the training, career development and promotion of disabled persons should, as far as possible, be identical with that of other employees.

EMPLOYEE CONSULTATION

The group places considerable value on the involvement of its employees and has continued its previous practice of keeping them informed on matters affecting them as employees and on the various factors affecting the performance of the group.

AUDITORS

The directors will place a resolution before the annual general meeting to reappoint Arthur Andersen as auditors for the ensuing year.


Hart House                                       By order of the Board,
Hartley Wintney
Hook
Hampshire
RG27 8PE
                                                 I P Williams
                                                 Deputy Chairman
17 April 2002

Directors' responsibilities



Company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the company and group and of the profit or loss of the group for that period. In preparing those financial statements, the directors are required to:

o   select suitable accounting policies and then apply them consistently;

o   make judgements and estimates that are reasonable and prudent;

o state whether applicable accounting standards have been followed, subject to any material departures disclosed and explained in the financial statements; and

o prepare the financial statements on the going concern basis unless it is inappropriate to presume that the group will continue in business.


The directors are responsible for keeping proper accounting records which disclose with reasonable accuracy at any time the financial position of the company and group and enable them to ensure that the financial statements comply with the Companies Act 1985. They are also responsible for safeguarding the assets of the company and group and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

THIS INDEPENDENT AUDITORS' REPORT IS A COPY OF A REPORT PREVIOUSLY ISSUED BY ARTHUR ANDERSEN AND HAS NOT BEEN REISSUED, NOR HAS ARTHUR ANDERSEN PROVIDED A CONSENT TO THE INCLUSION OF ITS REPORT HEREIN.

Independent auditors' report


TO THE SHAREHOLDERS OF KAYE OFFICE SUPPLIES LIMITED:

We have audited the financial statements of Kaye Office Supplies Limited for the year ended 31 December 2001, which comprise the Consolidated Profit and loss account, the Consolidated and Company balance sheets, the Consolidated Cash flow statement and the related notes numbered 1 to 25. These financial statements have been prepared under the accounting policies set out in the Statement of accounting policies.

RESPECTIVE RESPONSIBILITIES OF DIRECTORS AND AUDITORS

The directors' responsibilities for preparing the annual report and the financial statements in accordance with applicable law and United Kingdom Accounting Standards are set out in the Statement of directors' responsibilities. Our responsibility is to audit the financial statements in accordance with relevant legal and regulatory requirements and United Kingdom Auditing Standards.

We report to you our opinion as to whether the financial statements give a true and fair view and are properly prepared in accordance with the Companies Act 1985. We also report to you if, in our opinion, the Directors' report is not consistent with the financial statements, if the company has not kept proper accounting records, if we have not received all the information and explanations we require for our audit, or if information specified by law regarding directors' remuneration and transactions with the company and other members of the group is not disclosed.

We read other information contained in the annual report and consider whether it is consistent with the audited financial statements. This other information comprises only the Chairman's statement and Directors' report. We consider the implications for our report if we become aware of any apparent misstatements or material inconsistencies with the financial statements. Our responsibilities do not extend to any other information.

BASIS OF OPINION

We conducted our audit in accordance with United Kingdom Auditing Standards issued by the Auditing Practices Board. An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements and of whether the accounting policies are appropriate to the circumstances of the company and of the group, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

OPINION

In our opinion the financial statements give a true and fair view of the state of affairs of the company and of the group at 31 December 2001 and of the group's loss for the year then ended and have been properly prepared in accordance with the Companies Act 1985.



ARTHUR ANDERSEN
CHARTERED ACCOUNTANTS AND REGISTERED AUDITORS


1 City Square
Leeds
LS1 2AL


17 April 2002

Consolidated profit and loss account
For the year ended 31 December 2001

                                                                                Notes             2001             2000
                                                                                                 L.'000           L.'000
TURNOVER                                                                          1               206,904           207,320
Cost of sales                                                                                    (160,466)         (163,326)
                                                                                               ----------        ----------
GROSS PROFIT                                                                                       46,438            43,994
Other operating expenses                                                          2               (45,736)          (43,914)
                                                                                               ----------        ----------
Operating profit before amortisation of goodwill and integration costs            3                 1,371             3,044
Amortisation of goodwill                                                          3                  (308)             (307)
Integration costs                                                                 3                  (361)           (2,657)
                                                                                               ----------        ----------
OPERATING PROFIT                                                                                      702                80
Costs of a fundamental restructuring of continuing operations                     4                (5,248)                -
                                                                                               ----------        ----------
(LOSS)/PROFIT ON ORDINARY ACTIVITIES BEFORE FINANCE CHARGES                                        (4,546)               80
Finance charges (net)                                                             5                (2,289)           (2,245)
                                                                                               ----------        ----------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                                       6                (6,835)           (2,165)
Tax on loss on ordinary activities                                                9                     -               754
                                                                                               ----------        ----------
RETAINED LOSS FOR THE FINANCIAL YEAR                                             19                (6,835)           (1,411)
                                                                                               ==========        ==========

All of the above results arose from continuing operations in both years.

The movement on reserves is shown in note 19.

There are no recognised gains or losses in either year other than the result for that year.

The accompanying notes are an integral part of this consolidated profit and loss account.

Consolidated balance sheet
31 December 2001

                                                                                Notes             2001             2000
                                                                                                 L.'000           L.'000
FIXED ASSETS
Goodwill                                                                         10                 5,455           5,763
Tangible assets                                                                  11                12,083           7,068
Investments                                                                      12                    10              10
                                                                                               ----------      ----------
                                                                                                   17,548          12,841
                                                                                               ----------      ----------
CURRENT ASSETS
Stocks                                                                           13                24,613          26,824
Debtors                                                                          14                41,338          51,979
Cash at bank and in hand                                                                                6               7
                                                                                               ----------      ----------
                                                                                                   65,957          78,810
CREDITORS: Amounts falling due within one year                                   15               (70,492)        (78,395)
                                                                                               ----------      ----------
NET CURRENT (LIABILITIES)/ASSETS                                                                   (4,535)            415
                                                                                               ----------      ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                              13,013          13,256

CREDITORS: Amounts falling due after more than one year                          16                   (38)            (65)

PROVISIONS FOR LIABILITIES AND CHARGES                                           17                (2,631)         (2,547)
                                                                                               ----------      ----------
NET ASSETS                                                                                         10,344          10,644
                                                                                               ==========      ==========

CAPITAL AND RESERVES
Called-up share capital                                                          18                 7,189             654
Share premium account                                                            19                 1,235           1,235
Merger reserve                                                                   19                10,193          10,193
Profit and loss account                                                          19                (8,273)         (1,438)
                                                                                               ----------      ----------
EQUITY SHAREHOLDERS' FUNDS                                                       20                10,344          10,644
                                                                                               ==========      ==========

The accompanying notes are an integral part of this consolidated balance sheet.

Company balance sheet
31 December 2001

                                                                                Notes             2001             2000
                                                                                                 L.'000           L.'000
FIXED ASSETS
Investments                                                                      12                13,393          13,393
                                                                                               ----------      ----------
CURRENT ASSETS
Debtors                                                                          14                 5,273           2,961
CREDITORS: Amounts falling due within one year                                   15                   (49)         (4,272)
                                                                                               ----------      ----------
NET CURRENT ASSETS/(LIABILITIES)                                                                    5,224          (1,311)
                                                                                               ----------      ----------
NET ASSETS                                                                                         18,617          12,082
                                                                                               ==========      ==========

CAPITAL AND RESERVES
Called-up share capital                                                          18                 7,189             654
Share premium account                                                            19                 1,235           1,235
Merger reserve                                                                   19                10,193          10,193
Profit and loss account                                                          19                    --              --
                                                                                               ----------      ----------
EQUITY SHAREHOLDERS' FUNDS                                                                         18,617          12,082
                                                                                               ==========      ==========

The financial statements on pages F-102 to F-123 were approved by the board of directors on 17 April 2002 and signed on its behalf by:


I P Williams                                     Deputy Chairman


C E Fuller                                       Finance Director


The accompanying notes are an integral part of this balance sheet.

Consolidated cash flow statement
For the year ended 31 December 2001

                                                                                Notes             2001             2000
                                                                                                 L.'000           L.'000
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES                              21a                7,221          (6,917)
                                                                                               ----------      ----------
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE
Interest paid                                                                                      (2,281)         (2,241)
Interest element of finance lease rental payments                                                      (8)             (4)
                                                                                               ----------      ----------
NET CASH OUTFLOW FROM RETURNS ON INVESTMENTS AND SERVICING
OF FINANCE                                                                                         (2,289)         (2,245)
                                                                                               ----------      ----------
TAXATION
UK corporation tax received/(paid)                                                                    402            (651)
                                                                                               ----------      ----------
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
Purchase of tangible fixed assets                                                                  (6,714)         (4,590)
Sale of tangible fixed assets                                                                          35             298
                                                                                               ----------      ----------
NET CASH OUTFLOW FROM CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT
                                                                                                   (6,679)         (4,292)
                                                                                               ----------      ----------
CASH OUTFLOW BEFORE FINANCING                                                                      (1,345)        (14,105)
                                                                                               ----------      ----------
FINANCING
Issue of ordinary share capital                                                                     6,535               -
Capital element of finance lease rental payments                                                      (27)              -
New finance leases                                                                                      -              25
                                                                                               ----------      ----------
NET CASH INFLOW FROM FINANCING                                                                      6,508              25
                                                                                               ----------      ----------
INCREASE/(DECREASE) IN CASH IN THE YEAR                                          21b                5,163         (14,080)
                                                                                               ==========      ==========

The accompanying notes are an integral part of this consolidated cash flow statement.

Statement of accounting policies
31 December 2001



The principal accounting policies are summarised below. They have all been applied consistently throughout the year and the preceding year.

BASIS OF ACCOUNTING

The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.

BASIS OF PREPARATION

The group has net current liabilities of L.4,535,000 at 31 December
2001.

The group is undergoing a fundamental reorganisation of its business processes. The directors have reviewed the financial position of the group and its projected cash flows and results and consider that the current financing arrangements are sufficient to allow the group to fulfil its strategies and to fund the cash flow of the business for the forthcoming year.

Accordingly, the directors believe that on this basis it is appropriate to prepare the financial statements on a going concern basis.

BASIS OF CONSOLIDATION

The group financial statements consolidate the financial statements of Kaye Office Supplies Limited and its subsidiary undertakings drawn up to 31 December each year. The results of subsidiaries acquired or sold are consolidated for the periods from or to the date on which control passed. Acquisitions are accounted for under the acquisition method.

No profit and loss account is presented for Kaye Office Supplies Limited as provided by Section 230 of the Companies Act 1985. The company's result for the financial year, determined in accordance with the Act, was L.nil
(2000 - L.nil).

INTANGIBLE ASSETS - GOODWILL

Goodwill arising on the acquisition of subsidiary undertakings and businesses, representing any excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired, is capitalised and written off on a straight line basis over its useful economic life, which is 20 years. Provision is made for any impairment.

Goodwill arising on acquisitions in the year ended 31 December 1997 and earlier periods was written off to reserves in accordance with the accounting standard then in force. As permitted by the current accounting standard the goodwill previously written off to reserves has not been reinstated in the balance sheet. On disposal or closure of a previously acquired business, the attributable amount of goodwill previously written off to reserves is included in determining the profit or loss on disposal.

TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment.


Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost, less estimated residual value, of each asset on a straight line basis over its expected useful life, as follows:


Freehold buildings          3% of cost per annum
Leasehold improvements      over the lease term
Plant and equipment         10% to 33% of cost per annum
Fixtures and fittings       20% of cost per annum
Motor vehicles              25% to 33.33% of cost per annum

Residual value is calculated on prices prevailing at the date of acquisition.

INVESTMENTS

Fixed asset investments are shown at cost less provision for impairment. Current asset investments are stated at the lower of cost and net realisable value.

STOCKS

Stocks are stated at the lower of cost and net realisable value. Goods for resale are valued at purchase cost on an average price basis and include costs incurred in bringing each product to its present location and condition. Net realisable value is based on estimated normal selling price, less further costs expected to be incurred to disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.

TAXATION

Current tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.

Deferred taxation is provided using the liability method on all timing differences only to the extent that they are expected to reverse in the future without being replaced, except that the deferred tax effects of timing differences arising from pensions and other post-retirement benefits are always recognised in full.

PENSION COSTS

The group operates a defined contribution and a defined benefit pension scheme. The assets of the defined contribution scheme are held independently of the group in an independently administered scheme. The amount charged to the profit and loss account represents the company contributions payable in the year.

John Heath (Holdings) Limited and its subsidiaries operate the defined benefit scheme. For the defined benefit scheme the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the estimated regular cost of providing the benefits accrued in the year, adjusted to reflect variations from that cost. The regular cost is calculated so that it represents a substantially level percentage of current and future payroll. Variations from regular cost are charged or credited to the profit and loss account as a constant percentage of payroll over the estimated remaining working life of scheme members. Defined benefit schemes are externally funded, with the assets of the scheme held separately from those of the group in a separate trustee administered fund. Differences between amounts charged to the profit and loss account and amounts funded or paid directly to members of unfunded schemes are shown as either provisions or prepayments in the balance sheet.

TURNOVER

Turnover comprises the value of sales (excluding VAT and similar taxes, trade discounts and intra-group transactions) of goods and services in the normal course of business.

LEASES

The group enters into operating leases and finance leases.

Assets held under finance leases and similar contracts which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the lease to produce a constant rate of charge on the balance of capital repayments outstanding.

Rentals under operating leases are charged on a straight line basis over the lease term, even if the payments are not made on such a basis.

FOREIGN CURRENCY

Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction or, if hedged, at the forward contract rate. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date or, if appropriate, at the forward contract rate.

The results of overseas operations are translated at the average rates of exchange during the period and their balance sheets at the rates ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and on foreign currency borrowings, to the extent that they hedge the group's investment in such operations, are dealt with through reserves. All other exchange differences are included in the profit and loss account.

Notes to the financial statements
31 December 2001


1   SEGMENT INFORMATION

The turnover and pre-tax loss of the group are solely attributable to the group's principal activity, that of the wholesale of office products, and arose wholly within the United Kingdom and Ireland.

2   OTHER OPERATING EXPENSES

                                             2001             2000
                                            L.'000           L.'000
Distribution costs                            24,212          22,479
Administrative expenses                       21,524          21,435
                                          ----------      ----------
                                              45,736          43,914
                                          ==========      ==========

3 OPERATING PROFIT BEFORE AMORTISATION OF GOODWILL AND INTEGRATION COSTS

Amortisation of goodwill and integration costs are as follows:


                                             2001             2000
                                            L.'000           L.'000
Amortisation of goodwill                         308             307
                                          ==========      ==========
Integration costs
Integration costs                                361           1,443
Redundancy                                        --           1,214
                                          ----------      ----------
                                                 361           2,657
                                          ==========      ==========

Integration costs in both years relate to certain non-recurring costs, incurred following the acquisition of John Heath (Holdings) Limited. Redundancy costs in 2000 related to redundancies that followed the merger of the two companies.

Operating profit before amortisation of goodwill and integration costs is stated after charging occupancy costs of the Arrow Distribution Centre of Pound Sterling1,218,000, incurred during the period before it was fully operational.

4 COSTS OF FUNDAMENTAL RESTRUCTURING OF CONTINUING OPERATIONS

These costs relate to the restructuring of the business operations as follows:

                                             2001             2000
                                            L.'000           L.'000
Arrow costs                                    3,162              --
Redundancy                                     1,657              --
Professional fees                                429              --
                                          ----------      ----------
                                               5,248              --
                                          ==========      ==========

Arrow costs relate to certain non-recurring costs incurred during the establishment and set-up of the new Arrow Distribution Centre.

Redundancy costs relate to the closure of depots as part of the transfer of business operations to Arrow.

Professional fees relate to the costs of professional services used in obtaining the necessary finance to fund the restructuring program.

5   FINANCE CHARGES (NET)

                                             2001            2000
                                            L.'000          L.'000
Interest receivable and similar income
Interest receivable                              (24)            (11)

Exchange gains                                   (13)              -

                                          ----------      ----------
                                                 (37)            (11)
                                          ----------      ----------

Interest payable and similar charges
Bank loans and overdrafts                      2,326           2,236
Exchange losses                                    -              20
                                          ----------      ----------
                                               2,326           2,256
                                          ----------      ----------

Finance charges (net)
Interest payable and similar charges           2,326           2,256
Less: Investment income                          (37)            (11)
                                          ----------      ----------
                                               2,289           2,245
                                          ==========      ==========

6   LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION
Loss on ordinary activities before taxation is stated after charging:


                                                                                 2001             2000
                                                                                L.'000           L.'000
Depreciation and amounts written off tangible fixed assets:
- owned                                                                            1,652           1,561
- assets held under finance leases                                                    18               9
Amortisation of goodwill                                                             308             307
Operating lease rentals
- plant and machinery                                                              1,408             440
- other                                                                            3,814           1,500
Auditors' remuneration for audit services                                            109             100
                                                                              ==========      ==========

Amounts payable to Arthur Andersen by the company and its subsidiary undertakings in respect of non-audit services were L.66,000 (2000 - L.63,000).


7   STAFF COSTS

The average monthly number of employees (including executive directors) was as follows:


                                                        2001            2000
                                                       Number          Number
Distribution and warehousing                                998             931
Administration                                              538             580
                                                     ----------      ----------
                                                          1,536           1,511
                                                     ==========      ==========

                                                       2001             2000
                                                       L.'000           L.'000
Their aggregate remuneration comprised:
Wages and salaries                                       24,541          22,675
Social security costs                                     1,868           1,802
Other pension costs (see note 22d)                          898             711
                                                     ----------      ----------
                                                         27,307          25,188
                                                     ==========      ==========

8   DIRECTORS' REMUNERATION AND INTERESTS

Remuneration

Remuneration of the directors was as follows:


                                                                                 2001             2000
                                                                                L.'000           L.'000
Emoluments                                                                           390             397
Company contributions to money purchase pension schemes                               70              42
Compensation for loss of office                                                      137              66
                                                                              ----------      ----------
                                                                                     597             505
                                                                              ==========      ==========

Pensions

Three directors were members of the money purchase pension scheme (2000 - two).


Highest paid director

The above amounts for remuneration include the following in respect of the highest paid director:

                                                                                 2001             2000
                                                                                L.'000           L.'000
Emoluments                                                                           139             170
Company contributions to money purchase pension schemes                               33              27
                                                                              ----------      ----------
                                                                                     172             197
                                                                              ==========      ==========

Directors' share options

Aggregate emoluments disclosed above do not include any amounts for the value of options to subscribe for ordinary shares in the company granted to or held by the directors. Details of the share options granted to directors who held office at 31 December 2001 are as follows:


                                                                                 Exercise     31 December      31 December
                                                                     Date           price            2001             2000
Name of director                                                 of grant              L.          Number           Number
J K Hewson                                              30 September 1999           60.06           3,000            3,000
I P Williams                                            30 September 1999           20.56           2,500            2,500
                                                        30 September 1999           60.06             500              500
A T Hickman                                             30 September 1999            3.36           1,500            1,500
                                                        30 September 1999           20.56           3,500            3,500
                                                        30 September 1999           60.06           1,000            1,000
J H K Forster                                           30 September 1999            3.36           1,500            1,500

All options outstanding at 31 December 2001 must be exercised within seven years of the date of grant.

8   DIRECTORS' REMUNERATION AND INTERESTS (CONTINUED)

The directors who held office at 31 December 2001 had the following interests in the L.1 ordinary shares of the company:


Name of director                                                                                     2001            2000
                                                                                                   Number          Number
J K Hewson                                                                                             --           3,000
I P Williams                                                                                       83,160           7,560
A T Hickman                                                                                         8,073           8,073
                                                                                               ==========      ==========

9   TAX ON LOSS ON ORDINARY ACTIVITIES

The tax credit comprises:


                                                                                 2001             2000
                                                                                L.'000           L.'000
UK corporation tax                                                                    --             178

Adjustments in respect of prior years:
UK corporation tax                                                                    --            (552)
Deferred tax                                                                          --            (380)
                                                                              ----------      ----------
                                                                                      --            (932)
                                                                              ----------      ----------
Tax credit                                                                            --            (754)
                                                                              ==========      ==========

There is no unprovided deferred tax at either year end.

10  INTANGIBLE FIXED ASSETS - GOODWILL

                                                                                                                    Group
                                                                                                                   L.'000
COST
At 1 January 2001 and 31 December 2001                                                                              6,147
                                                                                                               ----------
AMORTISATION
At 1 January 2001                                                                                                     384
Charge for the year                                                                                                   308
                                                                                                               ----------
At 31 December 2001                                                                                                   692
                                                                                                               ----------
NET BOOK VALUE
At 31 December 2000                                                                                                 5,763
                                                                                                               ==========
At 31 December 2001                                                                                                 5,455
                                                                                                               ==========

11  TANGIBLE FIXED ASSETS

GROUP
                            Freehold      Leasehold                                                     Assets in
                            land and       improve-      Plant and    Fixtures and           Motor       course of
                           buildings          ments      equipment        fittings        vehicles    construction         Total
                              L.'000         L.'000         L.'000          L.'000          L.'000          L.'000        L.'000
COST
At 1 January 2001                500          2,423          8,952             923             233           1,740        14,771
Additions                         --            368          6,827           1,252               7          (1,740)        6,714
Disposals                         --             --            (39)             --             (61)             --          (100)
Transfers                         --          1,020             --          (1,020)             --              --            --
                           ---------      ---------      ---------    ------------       ---------    ------------     ---------
At 31 December 2001
                                 500          3,811         15,740           1,155             179              --        21,385
                           ---------      ---------      ---------    ------------       ---------    ------------     ---------
DEPRECIATION
At 1 January 2001                  6          1,520          5,407             679              91              --         7,703
Charge for the year
                                  10            194          1,242             188              36              --         1,670
Disposals                         --             --            (19)             --             (52)             --           (71)
Transfers                         --             51             --             (51)             --              --            --
                           ---------      ---------      ---------    ------------       ---------    ------------     ---------
At 31 December
2001                                          1,765          6,630             816              75              --         9,302
                           ---------      ---------      ---------    ------------       ---------    ------------     ---------
NET BOOK VALUE
At 31 December 2000
                                 494            903          3,545             244             142           1,740         7,068
                           =========      =========      =========    ============       =========    ============     =========
At 31 December 2001
                                 484          2,097          9,110             288             104              --        12,083
                           =========      =========      =========    ============       =========    ============     =========

Included in plant and equipment are assets capitalised under finance leases, with a net book value at 31 December 2001 of L.80,000 (2000 - L.100,000).

Included in freehold land and buildings is freehold land of L.167,000, which is not depreciated.


COMPANY

The company held no tangible fixed assets in either year.

12  FIXED ASSET INVESTMENTS

                                                                         Group                           Company
                                                              --------------------------       --------------------------
                                                                    2001            2000             2001            2000
                                                                  L.'000          L.'000           L.'000          L.'000
Subsidiary undertakings                                               --              --           13,392          13,392
Other investments                                                     10              10                1               1
                                                              ----------      ----------       ----------      ----------
                                                                      10              10           13,393          13,393
                                                              ==========      ==========       ==========      ==========

Subsidiary undertakings

                                                                                                                   L.'000
Cost and net book value
At 1 January 2001 and 31 December 2001                                                                             13,392
                                                                                                               ==========

The parent company has investments in the following principal subsidiary undertakings, registered in England and Wales, which carried on the business of the wholesale of office supplies and equipment (unless otherwise indicated).


                                                                                                 Proportion of ordinary
                                                                                                 shares held
Kingfield Heath Limited                                                                          100%
John Heath (Holdings) Limited (Dormant)                                                          100%
John Heath & Co Limited (Dormant)                                                                100%
John Heath (Ireland) Limited (Dormant and registered in Ireland)                                 100%

Kingfield Heath Limited and John Heath (Holdings) Limited have a number of dormant wholly owned subsidiary undertakings, all of whom are registered in England and Wales, Scotland or Ireland.


Additional consideration

Following the acquisition of John Heath (Holdings) Limited on 30 September 1999 additional consideration may be payable to ISA International plc., in the event of subsequent Share Sale, Asset Sale or Flotation of the company ("Exit"). In the event of an Exit, formulae operate to transfer to the vendor a proportion of the exit consideration to ensure that the dilution effect of long standing options held by employees of Kingfield Heath Limited at option prices below
L.60.06 per share established for new options, is borne by shareholders other than ISA International plc.


Other investments

Other investments relate to an investment in Interaction, a European Buying
Group.

13  STOCKS

                                                                                                         Group
                                                                                               --------------------------
                                                                                                     2001            2000
                                                                                                   L.'000          L.'000
Goods held for resale                                                                              24,613          26,824
                                                                                               ==========       =========


There is no material difference between the balance sheet value of stocks and their replacement cost.

The company held no stocks for resale.


14  DEBTORS

                                                                         Group                           Company
                                                              --------------------------       --------------------------
                                                                    2001            2000             2001            2000
                                                                  L.'000          L.'000           L.'000          L.'000
Amounts falling due within one year:

Trade debtors                                                     36,011          46,647               --              --
Amounts owed by group undertakings                                    --              --            5,234           2,922
UK corporation tax                                                   170             572               16              16
Other debtors                                                      2,164           3,267               23              23
Prepayments and accrued income                                     2,993           1,493               --              --
                                                              ----------      ----------       ----------      ----------
                                                                  41,338          51,979            5,273           2,961
                                                              ==========      ==========       ==========      ==========

15  CREDITORS: AMOUNTS FALLING DUE WITHIN ONE YEAR


                                                                         Group                           Company
                                                              --------------------------       --------------------------
                                                                    2001            2000             2001            2000
                                                                  L.'000          L.'000           L.'000          L.'000
Obligations under finance leases                                      26              26               --              --
Bank loans and overdrafts                                         31,913          37,077               --              --
Trade creditors                                                   26,272          31,834               --              --
Amounts owed to group undertakings                                    --              --               --           4,260
UK corporation tax                                                    --              --               --              --
Other taxation and social security                                   668             677               --              --
Other creditors                                                    4,311           3,408               --              --
Accruals and deferred income                                       7,302           5,373               49              12
                                                              ----------      ----------       ----------      ----------
                                                                  70,492          78,395               49           4,272
                                                              ==========      ==========       ==========      ==========

The bank borrowings of the group are secured by fixed and floating charges over the group's assets.

16  CREDITORS: AMOUNTS FALLING DUE AFTER MORE THAN ONE YEAR

                                                                                                         Group
                                                                                               --------------------------
                                                                                                     2001            2000
                                                                                                   L.'000          L.'000
OBLIGATIONS UNDER FINANCE LEASES
Between one and two years                                                                              26              26
Between two and five years                                                                             12              39
                                                                                               ----------      ----------
                                                                                                       38              65
                                                                                               ==========      ==========

The company held no assets under finance leases in either year.


17  PROVISIONS FOR LIABILITIES AND CHARGES

                                                                                                            Dilapidations
GROUP                                                                                                              L.'000
At 1 January 2001                                                                                                   2,547
Increase in provision                                                                                                  84
                                                                                                            -------------
At 31 December 2001                                                                                                 2,631
                                                                                                            =============

The provision for dilapidations was made following a review of the group's leasehold property portfolio.


There is no unprovided deferred tax liability at either year end.

18  CALLED-UP SHARE CAPITAL

                                                                                                     2001            2000
                                                                                                   L.'000          L.'000
Authorised
8,145,175 (2000 - 810,095) ordinary shares of L.1 each                                              8,145             810
                                                                                               ==========      ==========

Allotted, called-up and fully paid
7,188,918 (2000 - 653,538) ordinary shares of L.1 each                                              7,189             654
                                                                                               ==========      ==========

Share capital was increased during the year, as a result of the Rights Issue, when 6,535,380 shares were issued, at par, for cash.

18  CALLED-UP SHARE CAPITAL (CONTINUED)

For each of the financial years from and including the financial year ending 31 December 2001, the ordinary shares carry an entitlement to a dividend equal to 40% of the profits after taxation for that financial year, as adjusted by adding back the amount of goodwill amortised in that year and adding back, or as the case may be, deducting any extraordinary items.


On a return of assets on liquidation or capital reduction or otherwise, the assets of the company remaining after the payment of its liabilities shall be distributed amongst the holders of the ordinary shares pari passu in proportion to the amounts paid up or credited as paid up on the ordinary shares held by them respectively.


19  RESERVES

                                                                   Share                       Profit and
                                                                 premium          Merger             Loss
                                                                 account         reserve          Account           Total
GROUP                                                             L.'000          L.'000           L.'000          L.'000
Beginning of year                                                  1,235          10,193           (1,438)          9,990
Movement in the year                                                  --              --           (6,835)         (6,835)
                                                              ----------      ----------       ----------      ----------
End of year                                                        1,235          10,193           (8,273)          3,155
                                                              ==========      ==========       ==========      ==========

The cumulative amount of goodwill written off against the group's reserves is L.822,000 (2000 - L.822,000).


                                                                   Share                       Profit and
                                                                 premium          Merger             Loss
                                                                 account         reserve          Account           Total
COMPANY                                                           L.'000          L.'000           L.'000          L.'000

Beginning and end of year                                          1,235          10,193                -          11,428
                                                              ==========      ==========       ==========      ==========

Of total reserves shown in the balance sheet, the following amounts are regarded as distributable or otherwise:


                                                                         Group                           Company
                                                              --------------------------       --------------------------
                                                                    2001            2000             2001            2000
                                                                  L.'000          L.'000           L.'000          L.'000
Distributable
- Profit and loss account                                         (8,273)         (1,438)              --              --
Non-distributable
- Share premium account                                            1,235           1,235            1,235           1,235
- Merger reserve                                                  10,193          10,193           10,193          10,193
                                                              ----------      ----------       ----------      ----------
Total reserves                                                     3,155           9,990           11,428          11,428
                                                              ==========      ==========       ==========      ==========

20  RECONCILIATION OF MOVEMENTS IN GROUP SHAREHOLDERS' FUNDS

                                                                                                         Group
                                                                                               --------------------------
                                                                                                     2001            2000
                                                                                                   L.'000          L.'000
Loss for the financial year                                                                        (6,835)         (1,411)
New share capital subscribed                                                                        6,535              --
                                                                                               ----------      ----------
Net reduction in shareholders' funds                                                                 (300)         (1,411)
Opening shareholders' funds                                                                        10,644          12,055
                                                                                               ----------      ----------
Closing shareholders' funds                                                                        10,344          10,644
                                                                                               ==========      ==========

21  CASH FLOW INFORMATION

a)  Reconciliation of operating profit to operating cash flows

                                                                                                     2001            2000
                                                                                                   L.'000          L.'000
Operating profit                                                                                      702              80
Amortisation of goodwill                                                                              308             307
Depreciation charges                                                                                1,670           1,570
Profit on sale of tangible fixed assets                                                                (6)            (62)
Decrease/(increase) in stocks                                                                       2,211          (3,547)
Decrease/(increase) in debtors                                                                     10,239          (1,191)
Decrease in creditors                                                                              (2,655)         (4,074)
Cash impact of fundamental restructuring                                                           (5,248)             --
                                                                                               ----------      ----------
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES                                                 7,221          (6,917)
                                                                                               ==========      ==========

b)  Analysis and reconciliation of net debt

                                                                               1 January                      31 December
                                                                                    2001        Cash flow            2001
                                                                                  L.'000           L.'000          L.'000
Cash in hand, at bank                                                                  7               (1)              6
Overdrafts                                                                       (37,077)           5,164         (31,913)
                                                                              ----------       ----------      ----------
                                                                                 (37,070)           5,163         (31,907)
Finance leases                                                                       (91)              27             (64)
                                                                              ----------       ----------      ----------
Net debt                                                                         (37,161)           5,190         (31,971)
                                                                              ==========       ==========      ==========

21  CASH FLOW INFORMATION (CONTINUED)

c)  Reconciliation of net debt

                                                                                                     2001            2000
                                                                                                   L.'000          L.'000
Increase/(decrease) in cash in year                                                                 5,163         (14,080)
Cash inflow from increase in lease financing                                                           --             (25)
Cash outflow from finance lease payments                                                               27              --
                                                                                               ----------      ----------
Movement in net debt in year                                                                        5,190         (14,105)
Net debt at 1 January 2001                                                                        (37,161)        (23,056)
                                                                                               ----------      ----------
Net debt at 31 December 2001                                                                      (31,971)        (37,161)
                                                                                               ==========      ==========

22  GUARANTEES AND OTHER FINANCIAL COMMITMENTS

a)  Lease commitments

The minimum annual rentals under non-cancellable operating leases are as follows:


                                                                        2001                             2000
                                                                  Group and company                Group and company
                                                              --------------------------       --------------------------
                                                                               Plant and                        Plant and
                                                                Property       equipment         Property       equipment
                                                                  L.'000          L.'000           L.'000          L.'000
Operating leases which expire:
- within one year                                                      -              83               25              27
- between two and five years                                       1,119             280              721             372
- after five years                                                 2,073               -            2,413               -
                                                              ----------      ----------       ----------      ----------
                                                                   3,192             363            3,159             399
                                                              ==========      ==========       ==========      ==========

b)  Guarantees

At 31 December 2001, the company has entered into a guarantee in respect of the bank borrowings of Kingfield Heath Limited and John Heath (Holdings) Limited, both subsidiary undertakings, which totalled L.31,913,000 (2000 -
L.37,077,000).


c)  Capital commitments

Capital commitments are as follows:

                                                                                                     2001            2000
                                                                                                   L.'000          L.'000
Contracted for but not provided for                                                                   582           4,481
                                                                                               ==========       =========

22  GUARANTEES AND OTHER FINANCIAL COMMITMENTS (CONTINUED)

d)  Pension commitments

The group's principal pension scheme is a defined contribution plan covering 445 employees. In addition, John Heath (Holdings) Limited operates a defined benefit pension scheme, the John Heath (Holdings) Limited Pension Fund which is funded by the payment of contributions to a separately administered trust fund. Contributions to the scheme are determined with the advice of an independent qualified actuary using the Projected Unit Method. The results of the most recent actuarial valuation, which was conducted as at 31 March 1999, and the main assumptions were as follows:


Investment returns                        7.3% per annum
Pensionable salary increases              3.75% per annum
Pension increases                         2.75% per annum on post GMPs
                                          3% per annum on non-GMPs
Dividend growth                           5.0% per annum


The market value of the scheme's assets at the date of the actuarial review was L.9,458,000. This represents a funding ratio on the new Minimum Funding Requirements of 94% and an ongoing funding ratio of 93% as at 31 March 1999. The company has increased its contribution levels by L.10,000 per month for five years from January 2000 plus additional half yearly contributions of L.150,000 for two years from 1 August 2000. ISA International plc contributes L.108,000 to the company in respect of each of the additional, half yearly, L.150,000 contributions. The pension costs shown in note 7 have been reduced accordingly.

The pension cost charge for the John Heath (Holdings) scheme for the year was L.121,000 (2000 - L.372,000). The pension cost charge for the group's defined contribution plan for the year was L.777,000 (2000 - L.339,000).

In November 2000 the Accounting Standards Board issued FRS 17 'Retirement Benefits' replacing SSAP 24 'Accounting for Pension Costs'. FRS 17 is fully effective for periods ending on or after 22 June 2003, though certain disclosures are required in the transitional period regarding the group's defined benefit pension scheme, for periods ending on or after 22 June 2001. These further disclosures as at 31 December 2001 are set out below.

d)  Pension commitments (continued)

The principal actuarial assumptions used as at 31 December 2001 for the purposes of FRS 17 are shown below:


                                                                         %
Rate of increase in salaries                                           N/A
Rate of increase of pensions in payment                                  2.5
Discount rate                                                            5.8
Inflation assumption                                                     2.5

The value of assets and liabilities of the John Heath (Holdings) Limited Pension Fund at 31 December 2001, along with the weighted average expected rates of return of the scheme's assets are shown below:


                                                                                              Long-term
                                                                                                rate of
                                                                                                 return           Value
                                                                                           expected (%)          L.'000
Equities                                                                                            7.9           5,507
Gilts                                                                                               4.9           4,620
Other                                                                                               4.0             364
                                                                                           ------------        --------
Fair value of assets held                                                                                        10,491
Present value of liabilities                                                                                    (11,685)
                                                                                                               --------
Pension scheme deficit                                                                                           (1,194)
                                                                                                               ========

23  SHARE OPTIONS

Options were granted under an employee share option scheme (the Kaye Office Supplies Limited 1996 Executive Share Options Scheme) to subscribe for ordinary shares. On 30 September 1999, this scheme was replaced by the Kaye Office Supplies Limited 1999 Executive Share Options Scheme. The holders of the options in the old scheme agreed to receive options in the new scheme at the same exercise price.

No new options were issued or exercised during the year ended 31 December 2001.

23  SHARE OPTIONS (CONTINUED)

Share options outstanding at 31 December 2001 totalled 81,600 (2000: 86,000), as detailed below:


Exercise period                                                        Exercise      Number of                          Number of
                                                                      price per   shares under                       shares under
                                                                         option         option                             option
                                                                             L.           2000           Lapsed              2001
September 1999 - September 2006                                        3.36             12,000             (500)           11,500
September 1999 - September 2006                                        4.19              1,500                -             1,500
September 1999 - September 2006                                        4.40              1,500             (500)            1,000
September 1999 - September 2006                                        4.54              1,500                -             1,500
September 1999 - September 2006                                        4.61                500                -               500
September 1999 - September 2006                                        5.07              1,500                -             1,500
September 1999 - September 2006                                        5.41                900                -               900
September 1999 - September 2006                                        9.04              1,600                -             1,600
September 1999 - September 2006                                       20.56             14,500                -            14,500
September 1999 - September 2006                                       23.01             10,000                -            10,000
September 1999 - September 2006                                       26.07              6,000           (2,000)            4,000
September 1999 - September 2006                                       60.06             34,500           (1,400)           33,100
                                                                                     ---------        ---------         ---------
                                                                                        86,000           (4,400)           81,600
                                                                                     =========        =========         =========

24  SUBSEQUENT EVENTS

On 16 April 2002, the company made a capital contribution of L.5,000,000 to the main trading subsidiary, Kingfield Heath Limited. This capital contribution was in the form of the capitalisation of intercompany debt.

25  RELATED PARTY TRANSACTIONS

Related party transactions with wholly owned group members are not disclosed as permitted by FRS8, Related Party Disclosures.

ISA International plc., a major shareholder and former owner of John Heath (Holdings) Limited paid the group L.216,000 (2000 - L.216,000) in the year to cover some of the costs of the John Heath (Holdings) pension scheme.

                          KAYE OFFICE SUPPLIES LIMITED
                      CONSOLIDATED PROFIT AND LOSS ACCOUNT

                     FOR THE QUARTER ENDED 31ST MARCH, 2002
                                  (Unaudited)

                                                                                   L.'000
TURNOVER                                                                             55,615
Cost of sales                                                                       (43,483)
                                                                                 ----------
GROSS PROFIT                                                                         12,132
Other operating expenses                                                            (12,961)
                                                                                 ----------
Operating loss before amortisation of goodwill and exceptional items                   (829)
Amortisation of goodwill                                                                (77)
Exceptional                                                                          (1,065)
                                                                                 ----------
LOSS ON ORDINARY ACTIVITIES BEFORE FINANCE CHARGES                                   (1,971)
Finance charges (net)                                                                  (608)
                                                                                 ----------
LOSS ON ORDINARY ACTIVITIES BEFORE TAXATION                                          (2,579)
Tax on loss on ordinary activities                                                       --
                                                                                 ----------
LOSS AFTER TAX                                                                       (2,579)
                                                                                 ==========

The accompanying notes are an integral part of this consolidated profit and loss account.

                          Kaye Office Supplies Limited
                           Consolidated Balance Sheet
                               At 31st March, 2002

                                  (Unaudited)

                                                                                   L.'000
FIXED ASSETS
Goodwill                                                                              5,379
Tangible assets                                                                      11,737
Investments                                                                              10
                                                                                 ----------
                                                                                     17,126
                                                                                 ----------
CURRENT ASSETS
Stocks                                                                               24,513
Debtors                                                                              44,278
Cash at bank and in hand                                                                  5
                                                                                 ----------
                                                                                     68,796
CREDITORS: Amounts falling due within one year                                      (75,063)
                                                                                 ----------
NET CURRENT (LIABILITIES)/ASSETS                                                     (6,267)
                                                                                 ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                                10,859

CREDITORS: Amounts falling due after more than one year                                 (31)

PROVISIONS FOR LIABILITIES AND CHARGES                                               (2,541)
                                                                                 ----------
NET ASSETS                                                                            8,287
                                                                                 ==========

CAPITAL AND RESERVES
Called-up share capital                                                               7,189
Share premium account                                                                 1,235
Merger reserve                                                                       10,193
Profit and loss account                                                             (10,330)
                                                                                 ----------
EQUITY SHAREHOLDERS' FUNDS                                                            8,287
                                                                                 ==========

The accompanying notes are an integral part of this consolidated balance sheet.

                          Kaye Office Supplies Limited
                        Consolidated Cash Flow Statement

                     for the quarter ended 31st March, 2002

                                  (Unaudited)

                                                                                   L.'000
NET CASH INFLOW/(OUTFLOW) FROM OPERATING ACTIVITIES                                  (1,746)
RETURNS ON INVESTMENTS AND SERVICING OF FINANCE                                        (608)
TAXATION                                                                                  2
CAPITAL EXPENDITURE AND FINANCIAL INVESTMENT                                           (237)
                                                                                 ----------
CASH INFLOW/(OUTFLOW) BEFORE FINANCING                                               (2,589)
                                                                                 ----------
FINANCING                                                                                --
                                                                                 ----------
INCREASE/(DECREASE) IN CASH IN THE PERIOD                                            (2,589)
                                                                                 ==========


The accompanying notes are an integral part of this consolidated cash flow statement.

                          Kaye Office Supplies Limited
                        Statement of Accounting Policies

                     for the quarter ended 31st March, 2002

The principal accounting policies are summarised below. They have all been applied consistently throughout the period.


BASIS OF ACCOUNTING

The financial statements have been prepared under the historical cost convention and in accordance with applicable accounting standards.


BASIS OF PREPARATION

The group has net current liabilities of Pound Sterling 6,267,000 at 31 March 2002.


The group is undergoing a fundamental reorganisation of its business processes. The directors have reviewed the financial position of the group and its projected cash flows and results and consider that the current financing arrangements are sufficient to allow the group to fulfil its strategies and to fund the cash flow of the business for the forthcoming year.


Accordingly, the directors believe that on this basis it is appropriate to prepare the financial statements on a going concern basis.


BASIS OF CONSOLIDATION

The group financial statements consolidate the financial statements of Kaye Office Supplies Limited and its subsidiary undertakings drawn up to 31 March 2002. The results of subsidiaries acquired or sold are consolidated for the periods from or to the date on which control passed. Acquisitions are accounted for under the acquisition method.


No profit and loss account is presented for Kaye Office Supplies Limited as provided by Section 230 of the Companies Act 1985. The company's result for the financial period, determined in accordance with the Act, was Pound Sterlingnil.


INTANGIBLE ASSETS - GOODWILL

Goodwill arising on the acquisition of subsidiary undertakings and businesses, representing any excess of the fair value of the consideration given over the fair value of the identifiable assets and liabilities acquired, is capitalised and written off on a straight line basis over its useful economic life, which is 20 years. Provision is made for any impairment.


Goodwill arising on acquisitions in the year ended 31 December 1997 and earlier periods was written off to reserves in accordance with the accounting standard then in force. As permitted by the current accounting standard the goodwill previously written off to reserves has not been reinstated in the balance sheet. On disposal or closure of a previously acquired business, the attributable amount of goodwill previously written off to reserves is included in determining the profit or loss on disposal.

TANGIBLE FIXED ASSETS

Tangible fixed assets are stated at cost, net of depreciation and any provision for impairment.


Depreciation is provided on all tangible fixed assets, other than freehold land, at rates calculated to write off the cost, less estimated residual value, of each asset on a straight line basis over its expected useful life, as follows:


Freehold buildings                      3% of cost per annum
Leasehold improvements                  over the lease term
Plant and equipment                     10% to 33% of cost per annum
Fixtures and fittings                   20% of cost per annum
Motor vehicles                          25% to 33.33% of cost per annum


Residual value is calculated on prices prevailing at the date of acquisition.


INVESTMENTS

Fixed asset investments are shown at cost less provision for impairment. Current asset investments are stated at the lower of cost and net realisable value.


STOCKS

Stocks are stated at the lower of cost and net realisable value. Goods for resale are valued at purchase cost on an average price basis and include costs incurred in bringing each product to its present location and condition. Net realisable value is based on estimated normal selling price, less further costs expected to be incurred to disposal. Provision is made for obsolete, slow-moving or defective items where appropriate.


TAXATION

Current tax is provided at amounts expected to be paid (or recovered) using the tax rates and laws that have been enacted or substantially enacted by the balance sheet date.


Deferred taxation is provided using the liability method on all timing differences only to the extent that they are expected to reverse in the future without being replaced, except that the deferred tax effects of timing differences arising from pensions and other post-retirement benefits are always recognised in full.

PENSION COSTS

The group operates a defined contribution and a defined benefit pension scheme. The assets of the defined contribution scheme are held independently of the group in an independently administered scheme. The amount charged to the profit and loss account represents the company contributions payable in the year.


John Heath (Holdings) Limited and its subsidiaries operate the defined benefit scheme. For the defined benefit scheme the amount charged to the profit and loss account in respect of pension costs and other post-retirement benefits is the estimated regular cost of providing the benefits accrued in the year, adjusted to reflect variations from that cost. The regular cost is calculated so that it represents a substantially level percentage of current and future payroll. Variations from regular cost are charged or credited to the profit and loss account as a constant percentage of payroll over the estimated remaining working life of scheme members. Defined benefit schemes are externally funded, with the assets of the scheme held separately from those of the group in a separate trustee administered fund. Differences between amounts charged to the profit and loss account and amounts funded or paid directly to members of unfunded schemes are shown as either provisions or prepayments in the balance sheet.


TURNOVER

Turnover comprises the value of sales (excluding VAT and similar taxes, trade discounts and intra-group transactions) of goods and services in the normal course of business.


LEASES

The group enters into operating leases and finance leases.


Assets held under finance leases and similar contracts which confer rights and obligations similar to those attached to owned assets, are capitalised as tangible fixed assets and depreciated over the shorter of the lease terms and their useful lives. The capital elements of future lease obligations are recorded as liabilities, while the interest elements are charged to the profit and loss account over the period of the lease to produce a constant rate of charge on the balance of capital repayments outstanding.


Rentals under operating leases are charged on a straight line basis over the lease term, even if the payments are not made on such a basis.


FOREIGN CURRENCY

Transactions in foreign currencies are recorded at the rate of exchange at the date of the transaction or, if hedged, at the forward contract rate. Monetary assets and liabilities denominated in foreign currencies at the balance sheet date are reported at the rates of exchange prevailing at that date or, if appropriate, at the forward contract rate.


The results of overseas operations are translated at the average rates of exchange during the period and their balance sheets at the rates ruling at the balance sheet date. Exchange differences arising on translation of the opening net assets and on foreign currency borrowings, to the extent that they hedge the group's investment in such operations, are dealt with through reserves. All other exchange differences are included in the profit and loss account.

                                Index to Exhibits

Exhibit
Number       Description
-------      -----------
23.1         Consent of Ernst & Young LLP.

             The consents of Arthur Andersen to the inclusion of its auditors' reports on the financial statements of ISA International plc as of and for the two years ended December 31, 2000 and the financial statements of Kaye Office Supplies Limited for the year ended
             December 31, 2001 are omitted pursuant to rules promulgated by the United States Securities and Exchange Commission. The Company has not been able to obtain, after reasonable efforts, the written consent to the reissuance of the Arthur Andersen audit opinions for these previously issued reports. Accordingly, investors in the Company will not have legal recourse against Arthur Andersen and, therefore, an investor's right of recovery, including under Section
             11(a)(4) of the Securities Act of 1933, as amended, with respect to any Securities Act registration statements of the Company, may be limited as a result of the lack of consent to the reissuance of Arthur Andersen's audit opinions.


99.1         Recommended Offer by Robert W. Baird Limited on behalf of Daisytek
             UK Limited, a wholly-owned subsidiary of Daisytek International
             Corporation, for ISA International plc (incorporated by reference from Current Report on Form 8-K dated May 24, 2002 (File No.
             000-25400)).